UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Prologis, Inc.
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2016 Proxy Statement

Notice of Annual Meeting of Stockholders

Wednesday, May 4, 2016

1:30 p.m., Pacific time

Pier 1, Bay 1

San Francisco, California

The date of this proxy statement is March 23, 2016.

2016 Proxy Statement

Pier 1, Bay 1
San Francisco, California 94111

March 23, 2016

Dear Stockholder,

You are invited to attend our Annual Meeting of Stockholders on May 4, 2016, at our corporate headquarters in San Francisco, California. This proxy statement contains information about our company and our 2016 annual meeting proposals and process. Your vote is important to us, and we ask that you vote in accordance with our board’s recommendations.

Over the past year, we have made tremendous progress with our strategic priorities. We saw 19 percent growth year-over-year in core funds from operations per diluted share, and ended 2015 with a record-breaking occupancy level of 96.9 percent. In addition, we increased rents by an average of 13 percent.

I am proud of what our experienced and dedicated teams across the globe have accomplished and look forward to the year ahead. Thank you for your continued support and interest.

Sincerely,

HAMID R. MOGHADAM

Chairman and Chief Executive Officer

2016 Proxy Statement

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

March 23, 2016

To our Stockholders:

I invite you to attend the 2016 annual meeting of stockholders of Prologis, Inc.:

1:30 p.m., May 4, 2016

Prologis Corporate Headquarters

Pier 1, Bay 1

San Francisco, California 94111

Items of business. The following items of business will be conducted at our 2016 annual meeting of stockholders:

1.	To elect ten directors to our board of directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	Advisory vote to approve the company’s executive compensation for 2015;

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year 2016; and

4.	To consider any other matters that may properly come before the meeting and at any adjournments or postponements of the meeting.

Record Date. If you are a holder of shares of our common stock at the close of business on March 9, 2016, you are entitled to receive this notice and to vote at the annual meeting and any adjournment(s) or postponement(s) of the annual meeting.

How to Vote. You can vote your shares by proxy through the Internet, by telephone, or by mail using the instructions on the proxy card. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time prior to its exercise at the annual meeting.

Meeting Attendance. If you plan to attend the meeting in person, you must bring proof of current ownership of our common stock to be admitted to and to attend the 2016 annual meeting.

Proxy Materials. On or about March 24, 2016, we intend to distribute to our stockholders:

(i)	either in printed form by mail or electronically by e-mail, a Notice of Annual Meeting and Internet Availability of Proxy Materials containing instructions on: (a) how to electronically access our 2016 Proxy Statement and 2015 Annual Report to Stockholders, which includes our 2015 Annual Report on Form 10-K; (b) how to vote; and (c) how to request printed proxy materials (if desired) and

(ii)	if requested or required, printed proxy materials, which will include our 2016 Proxy Statement, our 2015 Annual Report on Form 10-K, and a proxy card.

Proxy materials, including the 2016 Proxy Statement and the 2015 Annual Report to Stockholders, are available at www.proxyvote.com.

On behalf of the Board of Directors,

EDWARD S. NEKRITZ

Chief Legal Officer, General Counsel, and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 4, 2016. This proxy statement and accompanying form of proxy are first being made available to you on or about March 23, 2016.

2016 Proxy Statement

PROXY STATEMENT: TABLE OF CONTENTS

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2016 Proxy Statement

PROXY SUMMARY

2015 BUSINESS HIGHLIGHTS

Our business is unique to our industry and presents a key strategic advantage. Our global operations span 20 countries on four continents, and we have a $23.1 billion strategic capital business and a development platform with $3.8 billion of construction in progress. These highly integrated components of our business give us the ability to provide our customers with modern, high-quality logistics facilities in the most vibrant centers of trade around the world.

Our global operations and our strategic capital and development businesses function in tandem to provide unparalleled customer service. We are a global company with a strong local presence and specialized teams on the ground in all of the markets in which we do business. Our exemplary customer service differentiates us from our competitors. Our commitment to excellence in customer service is a strategic advantage. We are global because our customers are global. To operate on a global level, we need a strategic capital business that gives us access to third party capital in global regions, which allows us to grow and enhance our returns while mitigating currency risk. Our development business provides the modern logistics space that our customers need in strategic global locations.

Prologis Business Model(1)

OPERATIONS Generate annual NOI by maintaining high occupancy rates and increasing rents	STRATEGIC CAPITAL Access third-party capital to grow our business and earn recurring fees and promotes	DEVELOPMENT Create value from development starts annually

We have an irreplaceable portfolio of high-quality logistics facilities that serves premier brands across the globe. In 2015, we:	Durable fee stream with more than 90% from perpetual or long-life co-investment ventures.(2) In 2015, we:	Development contributes to significant earnings growth as projects lease up and generate NOI. In 2015, we:
▶ Delivered $2.9 billion of annualized net operating income (“NOI”) reflecting a year-over-year increase of 15% ▶ Ended the fourth quarter with record occupancy of 96.9%	▶ Grew our third-party assets under management by 19% to $23.1 billion(3) ▶ Increased our fee and promote revenue from our eleven co-investment ventures by 16% to approximately $150 million

▶  Started $2.2 billion of development projects with an estimated value creation of $466.3 million

▶  Stabilized a total estimated investment of $1.8 billion of development projects with an estimated gross margin(4) of 31.8%, creating $586 million in value

(1)	Information in this table relates to our owned and managed portfolio of real estate.

(2)	Strategic capital ventures (also referred to as co-investment ventures) are real estate ventures in which we co-invest with third party partners. We manage nine private funds and two non-U.S. publicly traded vehicles, of which we own 15%-66%.

(3)	Includes fair market value of strategic capital ventures and estimated investment capacity.

(4)	Margins on completed developments shows generally how much value is created by the development of properties (net of expenses) in relation to estimated costs to buy land and develop and lease the properties. Stabilized developments are generally properties that are completed or substantially leased. Please see Appendix A for further detail.

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2016 Proxy Statement

Our business plan is working. Some highlights of our strong operational performance and dividend growth are shown in the graphs below.

(1)	Rent Change on Rollover is generally the change in rent upon lease renewal.

(2)	Same store NOI is a non-GAAP financial measure based on a population of properties consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio. Same store NOI is defined in Appendix A.

(1)	Core Funds from Operation (“Core FFO”) is a non-GAAP financial measure. Core FFO is defined in Appendix A. A compound annual growth rate, or CAGR, is a measure of the annual growth rate of an investment over a specified period of time.

We have delivered long-term growth both on a relative and absolute basis. Our weighted annualized FFO and dividend growth from 2012 to 2015 was 2.1 percentage points and 5.2 percentage points, respectively, higher than that of the U.S. public industrial real estate investment trust (“REIT”) index we use in determining our long-term annual equity awards (East Group Properties, First Industrial, DCT Industrial and Duke Realty). Our Core FFO has grown by 28% and our common stock dividends by 36% since 2012, while we were substantially deleveraging our balance sheet. For further detail, please see “Compensation Discussion and Analysis—Prologis Business Model and Strategic Priorities.”

2015 COMPENSATION HIGHLIGHTS

Our compensation program supports our business model and provides incentives to achieve strong TSR performance. Our annual bonus program rewards successful execution of our strategic priorities. Long-term incentive (“LTI”) equity awards represent a significant component of annual compensation and are completely formulaic based on relative 3-year TSR. Our outperformance compensation plans complete the total pay opportunity for our NEOs but only when exceptional levels of performance are reached.

Our compensation program is working. Compensation is heavily aligned with relative TSR performance. Our operational performance in 2015 was strong, so our bonuses (measured by operational metrics) were above target. However, our 3-year TSR underperformed, so our NEOs received only 50% of target value for their annual LTI equity awards in accordance with the established formula. Also, there was no payout under our outperformance compensation plans in 2015. Our core compensation program (annual base salary, annual bonus and annual long-term incentives) is heavily weighted to align with relative TSR performance, which resulted in a decrease in overall compensation from 2014 despite our strong operational performance.

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2016 Proxy Statement

CEO target core compensation vs. core compensation paid for 2015 performance year

CEO core compensation was 30% less than target. As our core compensation program is heavily weighted to align with relative TSR performance, total core compensation paid to our chief executive officer (“CEO”) for the 2015 performance year was 30% less than target.

2015 CEO Target Total Core Compensation vs. 2015 Actual Core Compensation Paid*

*	Base salary is prorated reflecting salary increases effective June 2015. Actual Compensation Paid includes annual base salary, annual bonus, and annual LTI equity awards for the 2015 performance year and does not include “Other Compensation,” bonus exchange premium amounts, and POP participation point amounts (not yet earned) from the Summary Compensation Table. No awards were paid under our outperformance compensation plans in 2015.

CEO core compensation alignment with TSR

CEO core compensation correlates with relative 3-year TSR. The following graph illustrates the directional relationship between CEO core compensation and company TSR. As a result of lower relative annualized 3-year TSR, our CEO’s core compensation decreased by 25% from the 2014 performance year to the 2015 performance year.

Correlation of CEO Core Compensation and 3-year TSR

For further detail, please see “Compensation Discussion and Analysis—2015 Compensation Highlights.”

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2016 Proxy Statement

2015 CORPORATE RESPONSIBILITY AND GOVERNANCE HIGHLIGHTS

We continue to take a leadership role in corporate responsibility and governance. We have been named the top REIT in corporate governance by Green Street Advisors for thirteen consecutive years and one of the Global 100 Most Sustainable Corporations in the World by Corporate Knights for eight consecutive years. We were also awarded GRESB’s green star, their highest designation, for outstanding performance in environmental stewardship, social responsibility, and governance.

The following are some key highlights of our corporate responsibility and governance programs:

Director Independence	▶ 90% of our Board of Directors (“Board”) is independent: All directors, other than our chairman, are independent ▶ No related-party transactions

Director Qualifications

▶ Annual Board evaluation process involving Board, Board committee and individual director assessments: Administered by the chair of our Board Governance and Nomination Committee (the “Governance Committee”) and our lead independent director, with a third party evaluation every other year

▶ Age/tenure policy: 72 years maximum age limit. Impact of tenure on director independence is evaluated through our extensive annual Board evaluation process

▶ Directors have diverse skills and broad relevant experience

Board Leadership	▶ Lead independent director role with significant authority and responsibilities ▶ Chairman and CEO policy gives Board flexibility to determine best candidate for position

Strong Stockholder Rights

▶ Irrevocably opted out of Maryland staggered board provisions: All directors elected annually

▶ Majority vote is the standard in uncontested director elections

▶ No stockholder rights plan (“Poison Pill”)

Corporate responsibility and sustainability

▶ Listed in CR Magazine’s Top 10 Industry Sector Best Corporate Citizens for the Financial/Insurance/Real Estate sector

▶ Received sustainable building certifications (including LEED, BREEAM, CASBEE, DGNB and HQE certifications) for buildings totalling 67 million square feet across 171 projects in 14 countries

▶ Over 141 megawatts in solar energy capacity over global portfolio

▶ Released corporate responsibility report using GRI G4-CRESS framework

▶ Donated $1.5 million to non-profit organizations and interim use of approximately 900,000 square feet of distribution space and sponsored over 9,000 hours of employee volunteer time to various organizations

Stockholder Outreach

During 2015, we conducted significant stockholder outreach to the owners of over 65% of our common stock. During this outreach, our lead independent director and the Chair of the Compensation Committee (the “Compensation Committee”) of the Board met with our stockholders to discuss our unique business plan and our compensation and governance programs.

Our stockholders appreciated hearing about our business and how our compensation program supports our business plan. They also appreciated the changes we made to our annual LTI equity awards to make the process 100% formulaic and transparent.

Our stockholders suggested that we include discussions in CD&A regarding our business, how our compensation program is working and how our compensation correlates with our performance. They also suggested that we make CD&A more reader-friendly. As a result, we have enhanced disclosure in CD&A in response to these suggestions.

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2016 Proxy Statement

PROPOSALS SUBMITTED TO VOTE AT THE 2016 ANNUAL MEETING

We are asking our stockholders of record on March 9, 2016 to vote on the following matters at our 2016 annual meeting of stockholders to be held on May 4, 2016. Please see the section entitled “Additional Information” for details on how to vote.

Proposal	Board Recommendation

Proposal 1: Election of Directors

▶ At the annual meeting you will be asked to elect to the board the ten persons nominated by the Board. The directors will be elected to one-year terms and will hold office until the 2017 annual meeting and until their successors are duly elected and qualified.

▶ Vote Required: You may vote for, vote against, or abstain from voting for any of the director nominees. Assuming a quorum is present, to elect a particular director nominee, the number of votes cast “For” a director nominee must exceed the number of such votes cast “Against” the director nominee. Abstentions and broker non-votes, if any, will have no effect on the outcome of the election. A more detailed description of these majority voting procedures is provided below under “Majority Voting.”

For

Proposal 2: Advisory Vote to Approve the Company’s Executive Compensation for 2015

▶ At the annual meeting you will be asked to approve a resolution on the company’s executive compensation for 2015 as reported in this proxy statement.

▶ Vote Required: You may vote for, vote against, or abstain from voting to approve the resolution on the company’s executive compensation for 2015. Assuming a quorum is present, to be approved by the stockholders, the proposal must receive the affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting. Abstentions and broker non-votes, if any, are considered shares present in person or by proxy and thus will have the same effect as votes cast “Against” the proposal.

For

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

▶ At the annual meeting you will be asked to ratify the appointment of KPMG LLP by the Audit Committee (the “Audit Committee”) of the Board as the company’s independent registered public accounting firm for the year 2016.

▶ Vote Required: You may vote for, vote against, or abstain from voting on ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the year 2016. Assuming a quorum is present, to be approved by the stockholders, the proposal must receive the affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting. Abstentions and broker non-votes, if any, are considered shares present in person or by proxy and thus will have the same effect as votes cast “Against” the proposal.

For

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is reached.

References in this proxy statement to “we,” “us,” “our,” the “company,” and “Prologis” refer to Prologis, Inc. and its subsidiaries, unless the context otherwise requires.

This summary highlights information contained in this proxy statement. This summary does not contain all the information you should consider and you should read the entire proxy statement before voting. For more complete information regarding our 2015 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2015. All company operational information in this proxy statement is as of December 31, 2015, unless otherwise noted. See Appendix A for definitions and discussion of non-GAAP measures and reconciliations to GAAP measures and for additional detail regarding definitions of terms as generally explained in the proxy statement.

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2016 Proxy Statement

BOARD OF DIRECTORS, BOARD COMMITTEES AND CORPORATE  GOVERNANCE

ELECTION OF DIRECTORS (PROPOSAL 1)

The Board currently consists of ten directors, all of whom are standing to be elected to the Board at the 2016 annual meeting of stockholders to hold office until the 2017 annual meeting and until their successors are duly elected and qualified.

The Board has affirmatively determined that all of the director nominees, other than Hamid Moghadam, are independent directors in accordance with New York Stock Exchange (“NYSE”) rules, our governance guidelines, and our bylaws.

Our bylaws provide for a majority voting standard for the election of directors. See “Additional Information—Majority Voting” below for further detail.

We do not know of any reason why any nominee would be unable or unwilling to serve as a director, if elected. However, if a nominee becomes unable to serve or will not serve, proxies may be voted for the election of such other person nominated by the Board as a substitute or the Board may reduce the number of directors. Each of the director nominees has consented to be named in this proxy statement and to serve as a director if elected. Information about each director nominee’s share ownership is presented below under “Security Ownership.” Certain of the director nominees previously served on the board of ProLogis (the “Trust”). In June 2011, AMB Property Corporation (“AMB”) and the Trust completed a merger transaction (the “Merger”) and, effective with the Merger, our name was changed from AMB to Prologis, Inc.

The shares represented by the proxies received will be voted for the election of each of the ten nominees named below, unless you indicate in the proxy that your vote should be cast against any or all of the director nominees or that you abstain from voting. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until the earliest of his or her resignation, retirement, or death. The ten nominees for election to the Board at the 2016 annual meeting, all proposed by the Board, are listed below with brief biographies.

The Board unanimously recommends that the stockholders vote FOR the election of each nominee.

Director Qualifications, Skills, and Experience

Each of the director nominees was chosen to serve on the Board based on his or her qualifications, skills, and experience, as discussed in their biographies, and how those characteristics supplement the resources and talent on the Board and serve the current needs of the Board and the company. For information regarding our business, its strategy and goals, please see “Compensation Discussion and Analysis.”

In making its nominations, the Governance Committee also assessed each director nominee along a number of key characteristics, including integrity, experience, accountability, judgment, courage to voice opinions, supportiveness in working with others and willingness to commit the time needed to satisfy the requirements of Board and committee membership. While the Governance Committee does not have a formal policy regarding diversity, the committee considers diversity in gender, ethnic background, geographic origin, and professional experience in assessing director nominees.

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2016 Proxy Statement

Board Qualifications

In addition to other attributes, the slate of director nominees possess qualifications in the following areas:

	H. Moghadam	G. Fotiades	C. Garvey	L. Kennard	J.M. Losh	I. Lyons III	D. O’Connor	J. Skelton	C. Webb	W. Zollars
Real estate/logistics (development, investment and/or management)	✓		✓	✓		✓	✓			✓
CEO/executive management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Strategic planning	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Finance/accounting	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Global operations	✓	✓	✓		✓	✓				✓
Risk management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Board Evaluations and Process for Selecting Directors

In the annual Board evaluation process, the Governance Committee evaluates current members of the Board in light of needs of the Board and the company. In addition, during the course of the year, the committee discusses Board succession and reviews potential candidates. The committee may also retain a third party to assist in identifying potential nominees, although it has not done so in the past.

Our annual Board evaluation process involves assessments at the Board, Board committee and individual director levels. These annual evaluations are conducted by the chair of the Governance Committee and our lead independent director and, every other year, by an independent third party. Through this process, the Board determines the best candidates for the chairs of the Board and Board committees and Board and committee membership based on current company and Board needs.

Our governance guidelines provide that directors will not be nominated or appointed to the Board if they are, or would be, 72 years or older at the time of the election or appointment. Term limits on directors’ service have not been instituted.

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2016 Proxy Statement

Director Nominees

Hamid R. Moghadam

Chairman of the Board since January 2000; Director since November 1997

▶     Board Committees: Executive

▶     Other public directorships: None

Mr. Moghadam, 59, has been our chief executive officer since the end of December 2012 and was our co-chief executive officer from June 2011 to December 2012. He is the co-founder of AMB Property Corporation and was AMB’s chief executive officer from November 1997 (from the time of AMB’s initial public offering) to June 2011 when AMB merged with the Trust.

Other relevant qualifications. Mr. Moghadam is a Trustee of Stanford University and served on the Executive Committee of the Board of Directors of the Urban Land Institute. Mr. Moghadam holds Bachelor’s and Master’s degrees in engineering from the Massachusetts Institute of Technology and a Master of Business Administration from the Graduate School of Business at Stanford University.

Irving F. Lyons III

Lead Independent Director since June 2011 (prior to the Merger served as a trustee of the Trust from September 2009 to June 2011 and from March 1996 to May 2006)

▶     Board Committees: Executive

▶     Other public directorships: Equinix, Inc. and Essex Property Trust, Inc.

Mr. Lyons, 66, has been a principal with Lyons Asset Management, a private equity firm, since January 2005. In 2004, Mr. Lyons retired from the Trust where he had served as chief investment officer from 1997 until his retirement. He joined the Trust in 1993 and served as president from 1999 to 2001 and vice chairman from 2001 to 2004. Mr. Lyons is a member of the boards of Equinix, Inc., a global data center operator, and Essex Property Trust, Inc., a real estate investment trust investing in apartment communities. Mr. Lyons previously served as chairman of the board of BRE Properties, Inc.

Other relevant qualifications. Mr. Lyons joined the Trust when King & Lyons, an industrial real estate management and development company, was acquired by the Trust in 1993. Mr. Lyons had been the managing general partner in that firm since its inception in 1979 and was one of its principals at the time of the acquisition. Mr. Lyons holds a Master in Business Administration from Stanford University and a Bachelor of Science in industrial engineering and operations research from the University of California at Berkeley.

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2016 Proxy Statement

George L. Fotiades

Director since June 2011 (prior to the Merger served as a trustee of the Trust from December 2001 to June 2011)

▶     Board Committees: Compensation (Chair)

▶     Other public directorships: AptarGroup, Inc. and Cantel Medical Corp.

Mr. Fotiades, 62, has been a partner at Diamond Castle Holdings, a private equity investment firm, since April 2007. Mr. Fotiades was chairman of Catalent Pharma Solutions, Inc., a provider of advanced technologies for pharmaceutical, biotechnology, and consumer health companies, from June 2007 to February 2010. Mr. Fotiades is a member of the board of AptarGroup, Inc., a global dispensing systems company, and is vice chairman of the board of Cantel Medical Corp., a provider of infection prevention and control products. He previously served on the board of Alberto-Culver Company, a consumer products company specializing in hair and skin care products.

Other relevant qualifications. Mr. Fotiades was previously the president and chief operating officer of Cardinal Health, Inc. and also served as president and chief executive officer of Cardinal’s Pharmaceutical Technologies and Services segment. Mr. Fotiades also served as president of Warner-Lambert’s consumer healthcare business, as well as in other senior positions at Bristol-Myers Squibb, Wyeth, and Procter & Gamble. Mr. Fotiades holds a Master of Management from The Kellogg School of Management at Northwestern University and a Bachelor of Arts from Amherst College.

Christine N. Garvey

Director since June 2011 (prior to the Merger served as a trustee of the Trust from September 2005 to June 2011)

▶     Board Committees: Audit, Governance

▶     Other public directorships: HCP, Inc., Toll Brothers, Inc., and MUFG Americas Holding Corporation

Ms. Garvey, 70, retired from Deutsche Bank AG, a global investment bank, in May 2004, where she served as global head of corporate real estate services at Deutsche Bank AG London from May 2001 until her retirement. She was a consultant to Deutsche Bank AG from 2004 to 2006. Ms. Garvey is a member of the boards of HCP, Inc., a real estate investment trust investing in health care real estate, Toll Brothers, Inc., a luxury home builder, and MUFG Americas Holding Corporation, whose principal subsidiary is MUFG Union Bank, N.A. Ms. Garvey was previously a member of the board of MPG Office Trust, Inc., a real estate investment trust investing in office properties.

Other relevant qualifications. Ms. Garvey was previously vice president, worldwide real estate and workplace resources for Cisco Systems, Inc. and also held several positions with Bank of America, including group executive vice president and head of national commercial real estate services. Ms. Garvey was a member of the board of Catellus Development Corporation prior to its merger with the Trust in 2005 and was also on the board of Hilton Hotels Corporation, a global hospitality company. Ms. Garvey holds a Juris Doctor degree from Suffolk University Law School and a Bachelor of Arts, magna cum laude, from Immaculate Heart College in Los Angeles.

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2016 Proxy Statement

Lydia H. Kennard

Director since August 2004

▶     Board Committees: Governance (Chair)

▶     Other public directorships: Freeport-McMoRan Copper & Gold Inc.

Ms. Kennard, 61, is the founder and chief executive officer of KDG Construction Consulting, a provider of project and construction management services, a principal of Airport Property Ventures, LLC, an aviation focused real estate operating and development company, and a principal with 3801-3825 N. Mission Rd, LA, LLC, a single-purpose real estate entity. Ms. Kennard is a member of the board of Freeport-McMoRan Copper & Gold Inc., a natural resource company. Ms. Kennard was previously a member of the board of URS Corporation, a provider of engineering, construction, and technical services, and Intermec, Inc., an automated identification and data collection company.

Other relevant qualifications. Ms. Kennard served as executive director of Los Angeles World Airports, a system of airports comprising Los Angeles International, Palmdale Regional, and Van Nuys General Aviation Airports from 1999 to 2003 and again from 2005 to 2007. From 1994 to 1999, she served as the system’s deputy executive for design and construction. She has also previously served on the board of Indymac Bancorp, Inc., a thrift/mortgage bank holding company. Ms. Kennard holds a Juris Doctor degree from Harvard University, a Master’s degree in city planning from Massachusetts Institute of Technology, and a Bachelor of Science in urban planning and management from Stanford University.

J. Michael Losh

Director since January 2003

▶     Board Committees: Audit (Chair)

▶     Other public directorships: AON Corporation, Masco Corporation, and H.B. Fuller Company

Mr. Losh, 69, was interim chief financial officer of Cardinal Health, Inc., a health care products and services company, from July 2004 to May 2005 and served on its board from 1996 until September 2009. Mr. Losh is a member of the boards of AON Corporation, a global provider of risk management services, insurance and re-insurance, and human resource consulting and outsourcing, Masco Corporation, a home improvement and building products company, and H.B. Fuller Company, a global formulator, manufacturer, and marketer of chemical products. Mr. Losh previously served on the boards of TRW Automotive Holdings Inc., a global automotive supply company and CareFusion Corporation, a global medical technology company.

Other relevant qualifications. Mr. Losh spent 36 years with General Motors Corporation, an automobile manufacturer, most recently as executive vice president and chief financial officer from July 1994 to August 2000 and as chairman of GMAC, General Motors’ financial services group, from July 1994 to April 1999. Mr. Losh holds a Master in Business Administration from Harvard University and a Bachelor of Science in mechanical engineering from Kettering University.

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2016 Proxy Statement

David P. O’Connor

Director since January 2015

▶     Board Committees: Compensation

▶     Other public directorships: Regency Centers, Inc. and Paramount Group, Inc.

Mr. O’Connor, 51, is a private investor and managing partner of High Rise Capital Partners, LLC, a real estate investment firm. He was the co-founder and senior managing partner of High Rise Capital Management LP, a real estate securities hedge fund manager that operated from 2001 to 2011. Mr. O’Connor is a member of the boards of Regency Centers, Inc., a publicly traded real estate investment trust specializing in shopping centers, and Paramount Group, Inc., a publicly traded real estate investment and management company specializing in office buildings. He previously served on the board of Songbird Estates plc, the former majority owner of Canary Wharf in London, UK.

Other relevant qualifications. Mr. O’Connor was previously a principal, co-portfolio manager, and investment committee member of European Investors, Inc., a large dedicated real estate investment trust investor, from 1994 to 2000. Mr. O’Connor received a Master of Science in real estate from New York University and holds a Bachelor of Science degree from the Carroll School of Management at Boston College.

Jeffrey L. Skelton

Director since November 1997

▶     Board Committees: Governance, Executive (Chair)

▶     Other public directorships: None

Mr. Skelton, 66, retired in 2009 as president and chief executive officer of Symphony Asset Management, a subsidiary of Nuveen Investments, Inc., an investment management firm. After his retirement in 2009 and until 2013, Mr. Skelton was a co-founder and managing partner of Resultant Capital Partners, an investment management firm.

Other relevant qualifications. Prior to founding Symphony Asset Management in 1994, Mr. Skelton was with Wells Fargo Nikko Investment Advisors from 1984 to 1993, where he served in a variety of capacities, including chief research officer, vice chairman, co-chief investment officer, and chief executive officer of Wells Fargo Nikko Investment Advisors Limited in London. Previously, Mr. Skelton was also an assistant professor of finance at the University of California at Berkeley, Walter A. Haas School of Business. Mr. Skelton holds a Ph.D. in mathematical economics and finance and a Master of Business Administration from the University of Chicago.

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2016 Proxy Statement

Carl B. Webb

Director since August 2007

▶     Board Committees: Audit

▶     Other public directorships: Hilltop Holdings Inc.

Mr. Webb, 66, is currently the co-managing member of Ford Financial Fund II, L.P. a private equity firm focusing on equity investments in financial services, a position he has held since February 2012. In April 2015, Ford Financial Fund II, L.P. purchased a controlling interest in Mechanics Bank, a California-based banking institution, and Mr. Webb has served as chairman of the Mechanics Bank board since that time. From June 2008 until December 2012, Mr. Webb was a senior partner of Ford Management, L.P., a private equity firm that owned substantially all of Pacific Capital Bancorp. Mr. Webb was the chief executive officer and a board member of Pacific Capital Bancorp and chairman and chief executive officer of Pacific Capital Bank, N.A. from August 2010 until December 2012 when these companies were merged with UnionBanCal Corporation. Mr. Webb has also served as a consultant to Hunter’s Glen/Ford, Ltd., a private investment partnership, since November 2002. Additionally, Mr. Webb is a member of the board of Hilltop Holdings Inc., a publicly traded financial services holding company.

Other relevant qualifications. Mr. Webb previously served on the boards of Plum Creek Timber Company, M & F Worldwide Corp., and Triad Financial SM LLC, where he was co-chairman from July 2007 to October 2009 and served as interim president and chief executive officer from August 2005 to June 2007. Since 1983, Mr. Webb held executive positions at banking institutions, including Golden State Bancorp, Inc. and its subsidiary, California Federal Bank, FSB, First Madison Bank, FSB, First Gibraltar Bank, FSB, and First National Bank at Lubbock. Mr. Webb holds a Bachelor of Business Administration from West Texas A&M University and a graduate banking degree from Southwestern Graduate School of Banking at Southern Methodist University.

William D. Zollars

Director since June 2011 (prior to the Merger served as a trustee of the Trust from December 2001 to May 2010)

▶     Board Committees: Governance, Compensation

▶     Other public directorships: Cerner Corporation and CIGNA Corporation

Mr. Zollars, 68, retired from YRC Worldwide, Inc., a global transportation service provider, in July 2011 where he served as chairman, president, and chief executive officer from 1999 until his retirement. He was president of Yellow Transportation, Inc. from 1996 to 1999. Mr. Zollars is a member of the boards of Cerner Corporation, a supplier of healthcare information technology solutions, healthcare devices, and related services, and CIGNA Corporation, a global health service organization.

Other relevant qualifications. Mr. Zollars was previously a senior vice president of Ryder Integrated Logistics, a division of Ryder System, Inc. and he spent 24 years in various executive positions, including eight years in international locations, at Eastman Kodak. Mr. Zollars holds a Bachelor of Arts in economics from the University of Minnesota.

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Director Independence

We require that a majority of the Board be independent in accordance with NYSE rules. To determine whether a director is independent, the Board must affirmatively determine that there is no direct or indirect material relationship between the company and the director.

90% of the Board is independent. The Board has determined that all of our directors, other than our chairman, Mr. Moghadam, are independent. The Board reached this determination after considering all relevant facts and circumstances, reviewing director questionnaires and considering transactions and relationships, if any, between us, our affiliates, our executive officers and their affiliates, and each of the directors, members of each director’s immediate family, and each director’s affiliates.

Audit, Compensation, and Governance Committees are 100% independent. The Board has also determined that all members of the Audit, Compensation, and Governance Committees of the Board are independent in accordance with NYSE and Securities and Exchange Commission (“SEC”) rules.

Board Leadership Structure

Our governance guidelines do not specify a leadership structure for the Board, allowing the Board the flexibility to choose the best option for the company as circumstances warrant. The Board believes that strong independent leadership ensures effective oversight over the company. Such independent oversight is maintained through:

▶	our lead independent director;

▶	our independent directors (90% are independent under NYSE rules);

▶	the Audit, Compensation, and Governance Committees, which are all comprised entirely of independent directors;

▶	annual review of the Board leadership structure and effectiveness of oversight through the Board evaluation process; and

▶	strong adherence to our governance guidelines.

All of our independent directors have the ability to provide input for meeting agendas and are encouraged to raise topics for discussion by the Board. In addition, the Board and each Board committee has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board also holds regularly scheduled executive sessions of only independent directors in order to promote free and open discussion among the independent directors.

Chairman and CEO assessment

Our chairman and CEO and our lead independent director act together in a system of checks and balances, providing both strong oversight and operational insight. Our CEO, Mr. Moghadam, serves as chairman of the Board. The lead independent director role is focused on ensuring independent oversight of the company. Mr. Moghadam’s roles as both CEO and chairman enable him to act as a bridge between management and the Board, ensuring that the Board understands the business when making its decisions.

Mr. Moghadam has the breadth of experience to execute our unique business plan and provide special insight to the Board. Very few have experience running a public company with extensive global operations and substantial strategic capital and development businesses. Mr. Moghadam co-founded the company and has served on the Board since the company’s initial public offering in November 1997. As one of our founders, Mr. Moghadam has extensive knowledge and expertise in the real estate and REIT industries, as well as history and knowledge of our company.

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Considering all of these factors, the Board believes that a structure that combines the roles of CEO and chairman, along with an independent lead director, independent chairs for each of the Board committees, and independent non-employee directors, provides the best leadership for the company at this time and places the company in a competitive position to provide long-term value to our stockholders.

Lead independent director

If the offices of chairman and CEO are held by the same person, the independent members of the Board will annually elect an independent director to serve in a lead capacity. The lead independent director is generally expected to serve for more than one year. Mr. Lyons has been selected as the lead independent director by our Governance Committee and the independent members of our Board and has served in that capacity for 5 years.

The lead independent director coordinates the activities of the other independent directors, and performs such other duties and responsibilities as the Board may determine.

The specific responsibilities of the lead independent director are currently as follows:

Executive Sessions/Committee Meetings

▶ Presides at all meetings of the Board at which the chairman is not present, including executive sessions of the independent directors (generally held at every regular board meeting)

▶ Attends meetings of the various Board committees regularly

Meetings of Independent Directors	▶ Has the authority to call meetings of the independent directors

Board Evaluations

▶ Oversees, with the chair of the Governance Committee, annual evaluations of the Board, Board committees, and individual directors, including an evaluation of the chairman’s effectiveness as both chairman and CEO

Liaison with Chairman and CEO	▶ Serves as liaison between the independent directors and the chairman ▶ Meets regularly between Board meetings with the chairman and CEO

Board Processes and Information

▶ Ensures the quality, quantity, appropriateness and timeliness of information provided to the Board and provides input to create meeting agendas

▶ Ensures that feedback is properly communicated to Board and chairman

▶ Ensures the institution of proper Board processes, including the number, frequency, and scheduling of Board meetings and sufficient time for discussion of all agenda items

Retention of Outside Advisors and Consultants	▶ Has authority to retain outside advisors and consultants who report directly to the Board

Communications with Stockholders

▶ Responds to stockholder inquiries when appropriate, following consultation with the chairman and CEO

▶ Communicates with stockholders when appropriate, following consultation with the chairman and CEO

Board Committees

Pursuant to the Maryland General Corporation Law and our bylaws, our business, property, and affairs are managed under the direction of the Board. Members of the Board are kept informed of our business through our executive management team.

The four standing committees of the Board are: Audit, Governance, Compensation, and Executive Committee (the “Executive Committee”). The Board has determined that each member of the Audit, Governance, and Compensation Committees is an independent director in accordance with NYSE rules.

Membership information for our Board committees is presented below. The current membership has been in effect since April 2015, at which time Mr. O’Connor replaced Mr. Webb on the Compensation Committee.

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Each committee has a charter which generally states the purpose of the committee and outlines the committee’s structure and responsibilities. The committees, other than the Executive Committee, must review the adequacy of their charter on an annual basis.

Board Committees

Audit Committee

Members: J. Michael Losh* (Chair), Christine Garvey*, and Carl Webb*

Number of Meetings in 2015: 8

▶ Oversees the financial accounting and reporting processes of the company

▶ Responsible for the appointment, compensation, and oversight of our public accountants

▶ Monitors: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our public accountant’s qualifications and independence; and (iv) the performance of our internal audit function and public accountants

▶ Oversees financial and cybersecurity risks relating to the company

*   Designated by the Board as an “audit committee financial expert” in accordance with SEC regulations. Meets the independence, experience, and financial literacy requirements of the NYSE and Section 10A of the Securities Exchange Act of 1934, as amended.

Compensation Committee

Members: George Fotiades (Chair), David O’Connor, and William Zollars

Number of Meetings in 2015: 4

▶ Discharges the Board’s responsibilities relating to compensation of directors and executives and to produce an annual report on executive compensation for inclusion in the proxy statement

▶ Approves and evaluates our director and officer compensation plans, policies, and programs

▶ Reviews and recommends to the Board corporate goals and objectives relative to the compensation of our CEO

▶ Evaluates our CEO’s performance in light of corporate goals and objectives, and setting the CEO’s compensation level based on this evaluation, including incentive and equity-based compensation plans

▶ Sets the amount and form of compensation for the executive officers who report to the CEO

▶ Makes recommendations to the Board (including recommendations for non-employee directors) on general compensation practices, including incentive and equity-based compensation plans, and adopting, administering, and making awards under annual and long-term incentive compensation and equity-based compensation plans, including any amendments to the awards under any such plans, and reviewing and monitoring awards under such plans

▶ Reviews and approves any new employment agreements, change in control agreements, and severance or similar termination payments proposed to be made to the CEO or any other executive officer of the company

▶ Confirms that relevant reports are made to the Board or in periodic filings as required by governing rules and regulations of the SEC and NYSE

▶ Reviews and discusses with management CD&A and determines whether to recommend its inclusion in the proxy statement to the Board

▶ Participates in succession planning for key executives

▶ Focuses on risks relating to remuneration of our officers and employees and administers our equity compensation plans, our nonqualified deferred compensation arrangements, and our 401(k) plan

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Board Governance and Nomination Committee

Members: Lydia Kennard (Chair), Christine Garvey, Jeffrey Skelton, and William Zollars

Number of Meetings in 2015: 2

▶ Reviews and makes recommendations to the Board on Board organization and succession matters

▶ Assists the full Board in evaluating the effectiveness of the Board and its committees

▶ Reviews and makes recommendations for committee appointments to the Board

▶ Identifies individuals qualified to become Board members consistent with any criteria approved by the Board and proposes to the Board a slate of nominees for election to the Board

▶ Assesses and makes recommendations to the Board on corporate governance matters

▶ Develops and recommends to the Board a set of corporate governance principles applicable to the company

▶ Assists the Board in reviewing and approving the company’s activities, goals, and policies concerning environmental stewardship and social responsibility matters

▶ Reviews the adequacy of our governance guidelines on an annual basis and focuses on reputational and corporate governance risks

Executive Committee

Members: Jeffrey Skelton (Chair), Irving Lyons III, and Hamid Moghadam

Number of Meetings in 2015: 0

▶ Acts only if action by the Board is required, the Board is unavailable, and the matter to be acted on is time-sensitive

▶ Has all of the powers and authority of the Board, subject to such limitations as the Board, the committee’s charter, and/or applicable law, rules, and regulations may from time to time impose

Other Governance Matters

Board’s role in risk oversight

The Board has the primary responsibility for overseeing risk management of the company, and our management team provides the Board with a regular report highlighting their risk assessments and recommendations. Oversight for certain specific risks falls under the responsibilities of our Board committees.

▶	The Audit Committee focuses on financial and cybersecurity risks relating to the company.

▶	The Compensation Committee focuses on risks relating to remuneration of our officers and employees.

▶	The Governance Committee focuses on reputational and corporate governance risks relating to the company.

These committees regularly advise the full Board of their risk oversight activities. In addition, the Audit Committee and our full Board regularly hold discussions with our risk management group and other members of management regarding the risks that may affect the company, including those risks identified by an internal risk measurement tool that management uses to monitor risks associated with our real estate assets, such as levels of occupancy, non-income producing assets, leverage levels, foreign currency exposure, and other factors.

CEO and management succession planning

The Board is responsible for ensuring that we have a high-performing management team in place. The Board, with the assistance of the Compensation Committee, regularly conducts a detailed review of management development and succession planning activities to ensure that top management positions, including the CEO position, can be filled without undue interruption.

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Communications with directors

We appreciate your input. You can communicate with any of the directors, individually or as a group, by writing to them in care of Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111. Such communications will be reviewed and forwarded to the appropriate director. Each communication intended for the Board and received by the secretary that is related to the operation of the company and is not otherwise commercial in nature will be forwarded to the specified party following its clearance through normal security procedures. The directors will be advised of any communications that were excluded through normal security procedures and they will be made available to any director who wishes to review them.

Director attendance

The Board held seven meetings in 2015, including telephonic meetings, and all of the directors attended 75% or more of the aggregate number of Board and applicable committee meetings on which he or she served during 2015 (held during the periods they served). Each director standing for election in 2016 is expected to attend the annual meeting of stockholders, either in person or telephonically, absent cause, and eight directors attended the annual meeting last year, in person or telephonically.

Director compensation

Please see “Director Compensation Matters” and the table entitled “Directors Compensation for Fiscal Year 2015.”

Stock ownership guidelines and prohibition on hedging/pledging

Our directors must comply with our stock ownership guidelines which require the director to maintain an ownership level in our common stock equal to five times the annual cash retainer ($500,000 as of December 31, 2015). Shares included as owned by directors for purposes of the guidelines include common stock owned, vested or unvested equity awards (restricted stock, restricted stock units, shares, and share units deferred under the terms of the Director Deferred Fee Plan or the applicable non-qualified deferred compensation plan, deferred share units, and dividend equivalent units) and operating partnership or other partnership units exchangeable or redeemable for common stock. Until such time as the guidelines are met, we will require directors to retain and hold 50% of any net shares of our common stock issued to our directors under our equity compensation plans.

Additionally, our insider trading policy prohibits our directors and employees from hedging the economic risk of ownership of our common stock and from pledging shares of our common stock.

All of our directors are currently in compliance with the stock ownership guidelines and the prohibition on hedging and pledging our common stock.

Independent compensation consultant

The Compensation Committee directly engages an outside compensation consulting firm, Frederic W. Cook & Co., Inc. (“FW Cook”) to assist the committee in assessing our compensation programs for our Board, our CEO and other members of executive management. FW Cook, has been engaged by the committee since June 2011 and reports directly to the Compensation Committee. FW Cook receives no compensation from the company other than for its work in advising the Compensation Committee and maintains no other economic relationships with the company. FW Cook interacts directly with members of our management only on matters under the Compensation Committee’s oversight.

FW Cook conducted a comprehensive competitive review of the compensation program for our executive officers and our non-employee directors in 2015, which was used by the Compensation Committee to assist it in making compensation recommendations to the Board. Our CEO makes separate recommendations to the Compensation Committee concerning the form and amount of the compensation of our executive officers (excluding his own compensation). FW Cook has also assisted the Compensation Committee in evaluating the design of certain outperformance compensation plans implemented in 2012.

During its December 2015 meeting, the Compensation Committee considered the independence of FW Cook in light of the rules regarding compensation committee advisor independence mandated under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). The Compensation Committee reviewed factors, facts, and circumstances

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regarding compensation consultant independence, including a letter from FW Cook addressing FW Cook’s and their consulting team’s independent status with respect to the following factors: (i) other services provided to us by FW Cook; (ii) fees we pay to FW Cook as a percentage of their total revenues; (iii) FW Cook’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship between FW Cook or members of their consulting team that serves the Compensation Committee and a member of the Compensation Committee; (v) any shares of our stock owned by FW Cook or members of their consulting team that serves the Compensation Committee; and (vi) any business or personal relationships between our executive officers and FW Cook or members of their consulting team that serves the Compensation Committee. After discussing these factors, facts, and circumstances, the Compensation Committee affirmed the independent status of FW Cook and concluded that there are no conflicts of interest with respect to FW Cook.

Compensation Committee interlocks and insider participation

No member of the Compensation Committee: (i) was, during the year ended December 31, 2015, or had previously been, an officer or employee of the company or (ii) had any material interest in a transaction with the company or a business relationship with, or any indebtedness to, the company. No interlocking relationships existed during the year ended December 31, 2015, between any member of the Board or the Compensation Committee and an executive officer of the company.

Code of Ethics and Business Conduct and Governance Guidelines

The Board has adopted a code of ethics and business conduct that applies to all employees and directors. The Board has formalized policies, procedures, and standards of corporate governance that are reflected in our Governance Guidelines.

Our Code of Ethics and Business Conduct outlines in great detail the key principles of ethical conduct expected of our employees, officers, and directors, including matters related to conflicts of interest, use of company resources, fair dealing, and financial reporting and disclosure. The code establishes formal procedures for reporting illegal or unethical behavior to the company’s internal ethics committee. These procedures permit employees to report any concerns, including concerns about the company’s accounting, internal accounting controls, or auditing matters, on a confidential or anonymous basis if desired. Employees may contact the ethics committee by e-mail, in writing, by web-based report, or by calling a toll-free telephone number. Any significant concerns are reported to the Audit Committee in accordance with the code.

Simultaneous Board service

Our governance guidelines require that, if a director serves on three or more public company boards simultaneously, including our Board, a determination is made by our Board as to whether such simultaneous service impairs the ability of such member to effectively serve the company. Messrs. Fotiades, Losh, Lyons, O’Connor and Zollars and Ms. Garvey currently serve on at least three public company boards, including our Board. In each case, our Board has determined that such simultaneous board service does not impair the Board member’s ability to be an effective member of our Board. None of our directors currently serve on more than four public company boards (including our Board).

Certain relationships and related party transactions

We do not have any related party transactions to report under relevant SEC rules and regulations. According to our Articles of Incorporation, the Board may authorize any agreement or other transaction with any party even though one or more of our directors or officers may be a party to such an agreement or is an officer, director, stockholder, member, or partner of the other party if: (i) the existence of the relationship is disclosed or known to the Board, and the contract or transaction is authorized, approved, or ratified by the affirmative vote of not less than a majority of the disinterested directors, even if they constitute less than a quorum of the Board; (ii) the existence is disclosed to the stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote (excluding shares owned by any interested director or officer or the organization in which such person is a director or has a material financial interest); or (iii) the contract or transaction is fair and reasonable to the company.

We recognize that transactions between us and related parties can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the company’s best interests and the best interests of our stockholders. Related parties may include our directors, executives, significant stockholders, and immediate family members and affiliates of such persons. Accordingly, several provisions of our code of ethics and business conduct are

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intended to help us avoid the conflicts and other issues that may arise in transactions between us and related parties, prescribing that:

▶	employees will not engage in conduct or activity that may raise questions as to the company’s honesty, impartiality, or reputation or otherwise cause embarrassment to the company;

▶	employees shall not hold financial interests that conflict with, or leave the appearance of conflicting with, the performance of their assigned duties;

▶	employees shall act impartially and not give undue preferential treatment to any private organization or individual; and

▶	employees should avoid actual conflicts or the appearance of conflicts of interest.

These provisions of our code of ethics and business conduct may be amended, modified, or waived by the Board or the Governance Committee, subject to the disclosure requirements and other provisions of the rules and regulations of the SEC and the NYSE.

No waivers of our code of ethics and business conduct were granted in 2015.

Although we do not have detailed written procedures concerning the waiver of the application of our code of ethics and business conduct or the review and approval of transactions with directors or their affiliates, our directors would consider all relevant facts and circumstances in considering any such waiver or review and approval.

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CERTAIN INFORMATION WITH RESPECT TO OUR EXECUTIVE OFFICERS

Biographical summaries of the experience of our executive officers as of December 31, 2015, other than Mr. Moghadam, are presented below. Information for Mr. Moghadam is included above under “Board of Directors, Board Committees and Corporate Governance—Election of Directors (Proposal 1).”

Thomas S. Olinger: Chief Financial Officer

Mr. Olinger, 49, has been our chief financial officer since May 2012 and was our chief integration officer from June 2011 to May 2012. Mr. Olinger was the chief financial officer of AMB from March 2007 to June 2011. Prior to joining AMB in February 2007, Mr. Olinger was the vice president and corporate controller at Oracle Corporation, an enterprise software company and provider of computer hardware products and services. Prior to his employment with Oracle, Mr. Olinger was an accountant and partner at Arthur Andersen LLP, where he served as the lead partner on our account from 1999 to 2002. Since January 2011, Mr. Olinger has served as a director of American Assets Trust, a real estate investment trust investing in retail, office, and residential properties. Mr. Olinger holds a Bachelor of Science degree in finance from the Kelley School of Business at Indiana University.

Eugene F. Reilly: CEO, The Americas

Mr. Reilly, 54, has been CEO, the Americas, since the Merger in June 2011 and he served as president, the Americas, as well as a number of other executive positions, at AMB from October 2003 until the Merger in June 2011. Mr. Reilly serves on the technical committee of FIBRA Prologis, a publicly traded Mexican REIT that is sponsored and managed by the company. Prior to joining AMB in October 2003, Mr. Reilly was chief investment officer of Cabot Properties, Inc., a private equity industrial real estate firm of which he was also a founding partner. From August 2009 until December 2015, Mr. Reilly served as a director of Strategic Hotels and Resorts, an owner and asset manager of high-end hotels and resorts. Mr. Reilly holds an A.B. degree in economics from Harvard College.

Edward S. Nekritz: Chief Legal Officer, General Counsel, and Secretary

Mr. Nekritz, 50, has been our chief legal officer, general counsel, and secretary since the Merger in June 2011. Mr. Nekritz was general counsel of the Trust from December 1998 to June 2011, secretary of the Trust from March 1999 to June 2011, and the Trust’s head of global strategic risk management from March 2009 to June 2011. Mr. Nekritz serves on the technical committee of FIBRA Prologis. Prior to joining the Trust in September 1995, Mr. Nekritz was an attorney with Mayer, Brown & Platt (now Mayer Brown LLP). Mr. Nekritz holds a Juris Doctor degree from the University of Chicago Law School and an A.B. degree in government from Harvard College.

Gary E. Anderson: CEO, Europe and Asia

Mr. Anderson, 50 has been our CEO, Europe and Asia, since the Merger in June 2011. Mr. Anderson held various positions with the Trust from August 1994 to June 2011, including head of the Trust’s global operations and fund business from March 2009 to June 2011 and president, Europe and Asia, from November 2006 to March 2009. Prior to joining the Trust, Mr. Anderson held various positions with Security Capital Group Incorporated, a diversified real estate investment company. Mr. Anderson holds a Master of Business Administration in finance and real estate from the Anderson Graduate School of Management at the University of California at Los Angeles and a Bachelor of Arts in marketing from Washington State University.

Michael S. Curless: Chief Investment Officer

Mr. Curless, 52, has been our chief investment officer since the Merger in June 2011. Mr. Curless was chief investment officer of the Trust from September 2010 to June 2011, and he was with the Trust in various capacities from August 1995 through February 2000. Mr. Curless was president and a principal at Lauth, a privately held national construction and development firm, from March 2000 until rejoining the Trust in September 2010. Prior thereto, he was a marketing director with the Trammell Crow Company. Mr. Curless holds a Master of Business Administration in finance and marketing and a Bachelor of Science in finance from the Kelley School of Business at Indiana University.

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EXECUTIVE COMPENSATION MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Summary of Compensation Discussion and Analysis

The Compensation Committee is committed to provide compensation opportunities that drive our business plan to create long-term value for our stockholders. It is of fundamental importance to us that our compensation program aligns the interests of our named executive officers (the “NEOs”) with the interests of our stockholders.

Prologis NEOs

Hamid Moghadam, Chief Executive Officer

Thomas Olinger, Chief Financial Officer

Eugene Reilly, CEO, the Americas

Edward Nekritz, Chief Legal Officer and General Counsel

Gary Anderson, CEO, Europe and Asia

Michael Curless, Chief Investment Officer

Key points of Compensation Discussion and Analysis

1.	Our business model is unique among REITs. As our customers become more and more global, we fill a niche as a logistics real estate company that meets the distribution center needs of our customers on four continents. The combination of our global reach, significant development platform (with $3.8 billion of construction in progress) and size and scope of our strategic capital business (accounting for 39.5% of our total assets under management) put us in a unique category among REITs. Our business model provides us with the capital and scale in global regions to meet our customers’ evolving logistics real estate requirements.

2.	Our business model is creating long-term value. We are delivering on our strategic priorities and had record-breaking operational performance in 2015. Achievement of our strategic priorities positions us to take advantage of opportunities through the entire economic cycle.

3.	Our compensation program supports our business model and provides incentives to achieve strong TSR performance. Our annual bonus program rewards successful execution of our strategic priorities. Long-term incentive equity awards represent a significant component of annual compensation and are completely formulaic based on relative 3-year TSR. Our outperformance compensation plans complete the total pay opportunity for our NEOs but only when exceptional levels of performance are reached.

4.	Our compensation program is working. Compensation is heavily aligned with relative TSR performance. Our operational performance in 2015 was strong, so our NEOs’ bonuses (measured by operational metrics) were above target. However, our 3-year TSR underperformed, so our NEOs received only 50% of target value for their annual LTI equity awards in accordance with the established formula. Also, there was no payout under our outperformance compensation plans in 2015. Our core compensation program (annual base salary, annual bonus, and annual long-term incentives) is heavily weighted to align with relative TSR performance, which resulted in a decrease in overall compensation from 2014 despite our strong operational performance.

All company operational information in CD&A is as of December 31, 2015, unless otherwise noted. See Appendix A for definitions and discussion of non-GAAP measurements and reconciliations to GAAP measures and for additional detail regarding definitions of terms as generally explained in CD&A.

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Prologis Business Model and Strategic Priorities

Our business is unique in the REIT industry

Our global operations and strategic capital and development businesses make us unique. The formidable combination of our global reach, strategic capital business and development platform places us in a unique category that sets us apart from other REITs. Our global operations in 20 countries, our $23.1 billion strategic capital business and our $3.8 billion development program are essential to our business model. These highly integrated components of our business give us the ability to provide high-quality logistics facilities in strategic locations that our customers need globally.

Our global operations and our strategic capital and development businesses function in tandem to provide unparalleled customer service. We provide a level of customer service to our global customers that differentiates us from our competitors. Our focus on customer service as a strategic advantage shapes our business model. We are global because our customers are global. To operate on a global level, we need a strategic capital business that gives us access to third party capital in global regions, which allows us to grow and enhance our returns while mitigating currency risk. Our development business provides the modern logistics space that our customers need in strategic global locations.

Prologis Business Model(1)

OPERATIONS Generate annual NOI by maintaining high occupancy rates and increasing rents	STRATEGIC CAPITAL Access third-party capital to grow our business and earn recurring fees and promotes	DEVELOPMENT Create value from development starts annually

We have an irreplaceable portfolio of high-quality logistics facilities that serves premier brands across the globe. In 2015, we:	Durable fee stream with more than 90% from perpetual or long-life co-investment ventures.(2) In 2015, we:	Development contributes to significant earnings growth as projects lease up and generate NOI. In 2015, we:
▶ Delivered $2.9 billion of annualized net operating income (“NOI”) reflecting a year-over-year increase of 15% ▶ Ended the fourth quarter with record occupancy of 96.9%	▶ Grew our third-party assets under management by 19% to $23.1 billion(3) ▶ Increased our fee and promote revenue from our eleven co-investment ventures by 16% to approximately $150 million

▶  Started $2.2 billion of development projects with an estimated value creation of $466.3 million

▶  Stabilized a total estimated investment of $1.8 billion of development projects with an estimated gross margin(4) of 31.8%, creating $586 million in value

(1)	Information in this table relates to our owned and managed portfolio of real estate.

(2)	Strategic capital ventures (also referred to as co-investment ventures) are real estate ventures in which we co-invest with third party partners. We manage nine private funds and two non-U.S. publicly traded vehicles, of which we own 15%-66%.

(3)	Includes fair market value of strategic capital ventures and estimated investment capacity.

(4)	Margins on completed developments shows generally how much value is created by the development of properties (net of expenses) in relation to estimated costs to buy land and develop and lease the properties. Stabilized developments are generally properties that are completed or substantially leased. Please see Appendix A for further detail.

Our global portfolio serves the needs of our customers around the world

We are the world leader in logistics real estate, with approximately 669 million square feet in assets under management across 20 countries. Logistics real estate fulfills a specific role in the ever-evolving global supply chain. We provide high-quality logistics real estate that facilitates the seamless flow of goods across a variety of sectors and interests.

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Logistics real estate is much more than industrial buildings—it is a crucial component of our customers’ individual business strategies. We strive to give our valued customers unparalleled service and uncompromised quality. We work closely with our customers to provide them with the best space for their specific logistics needs so they, in turn, can realize the efficiencies of moving products in a timely manner.

We are global because our customers are global. Our customers, such as FedEx, DHL, and Amazon, are multinational companies with logistics needs that span four continents. 18 out of our top 20 customers lease from us in multiple countries. Our customers need to move products efficiently to serve their customers’ needs. Our strategy is to locate our high-quality logistics facilities in and near global metropolitan areas through which companies can move goods faster.

Our scale and reach allow us to provide consistent quality and customer service globally. Real estate companies tend to be focused on one market. Prologis is different. We fill a niche as a real estate company that truly understands how to do business on a global level. Our understanding of our customers’ global strategies and logistics requirements allow us to anticipate our customers’ distribution center needs. We provide unparalleled customer service that we believe sets us apart from the typical real estate company. We employ a combination of local teams with regional expertise and global customer service teams specifically devoted to meeting our customers’ needs for logistics properties across international regions.

Our strategic capital business helps us serve our global customers while giving us access to third party capital

Our strategic capital business gives us scale in global metropolitan areas where our customers need space. Our strategic capital business comprises 39.5% of our assets under management (“AUM”), and 62.4% of the AUM of our strategic capital business is located outside of the U.S.

Our strategic capital business gives us access to third party capital. Our strategic capital business allows us to diversify our sources of capital so we have a broader range of choices to fund our operations. We do not have to rely only on the public markets or debt financing.

Our strategic capital business generates a higher return on equity and mitigates currency risk. Recurring management fees and incentive fees from strategic capital ventures give our stockholders a higher return on equity than assets held directly on our balance sheet. Placing assets in ventures that function in the local currency enables us to manage our foreign currency exposure largely using a natural hedging approach. These vehicles source their capital primarily in the local currency and borrow in the local currency, which mitigates our foreign currency exposure.

Our development business creates significant value while meeting the evolving needs of our customers

Our development business creates significant value while serving our customers. We use our bank of land located in strategic global locations to build the logistics facilities that our global customers need. Our development strategy monetizes land through sales to our customers and contributions to our strategic capital ventures. In 2015, we completed development projects totaling $1.8 billion, creating approximately $586 million in value over our total expected investment in the properties.

Our development business capitalizes on the changing needs of our customers and refreshes our portfolio. The growth of e-commerce makes the right facility in the right location even more critical to many of our customers. We are seeing our customers consolidate from older buildings into larger, modern facilities in more strategic locations. Through our development platform, we provide the modern facilities our customers need while refreshing our portfolio and keeping us at the forefront of the supply chain modernization trend.

In response to increased customer demand, we build many of our properties to sustainable certification standards such as LEED, BREEAM, and CASBEE. We have installed solar panels generating rooftop rental income with an aggregate of over 141 MW of solar capacity and energy efficient lighting in approximately 71% of our buildings across our global portfolio.

We are proud of our innovations in sustainable building and have been recognized for our cutting-edge approach. Recently, we were named one of the Global 100 Most Sustainable Corporations in the World by Corporate Knights for the eighth consecutive year.

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2016 Proxy Statement

Our development innovations have value across global markets to our customers. In space-constrained, earthquake-prone areas of Japan, for example, we pioneered the development of multi-story logistics facilities equipped with seismic resistance technology. Our customers have shown interest in replicating this innovation in other global markets with similar characteristics.

Achieving our strategic priorities drives long-term value

Our business plan is working

Our 2011 merger made us the logistics REIT of choice. The 2011 merger between AMB and the Trust brought together two complementary businesses with high-quality assets; the result was a strengthening of our presence in all major global markets allowing us to scale our business in an increasingly cost effective manner.

We have strengthened our foundation to create long-term value for our stockholders. We are positioning ourselves to be ready for opportunities throughout the economic cycle. Since the 2011 merger, we have improved our credit ratings by one to two levels and have significantly improved the strength of our balance sheet positioning the company for an “A” credit rating. We have also created a currency risk management program that has significantly lowered the level of our foreign currency exposure across our portfolio.

Over the last four years, we have accomplished our strategic priorities. Our growth is driving long-term value to our stockholders by creating a high-quality and sustainable investment, as shown in the graphs below.

Strategic priorities and long-term performance

The Compensation Committee reviews management’s performance against key company performance measures, such as Core FFO, average occupancy, rent change on rollover, same-store NOI growth, development stabilizations and margins, our debt to adjusted EBITDA ratio and G&A/AUM as discussed below. Some of these performance measures are non-GAAP measures and are further described in Appendix A. See “Annual Bonus for the 2015 Performance Year” below for more information about our key performance measures and targets.

We are capitalizing on the global rent recovery

(1)	Rent Change on Rollover is generally the change in rent upon lease renewal.

(2)	Same store NOI is based on a population of properties consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio.

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2016 Proxy Statement

We are utilizing our land bank and development expertise to drive value creation

(1)	Development stabilizations are generally the completion or substantial lease-up of developed properties.

(2)	Value creation is generally the amount by which the estimated value of a development exceeds the total expected investment in the property.

We are targeting an “A” credit rating

(1)	A decrease in loan-to-value ratios demonstrates decreased leverage risk. A loan-to-value ratio is generally the ratio of debt to the estimated fair value of our assets.

(2)	A decrease in net debt/adjusted EBITDA ratios shows a decrease in overall leverage levels.

(3)	An increase in U.S. dollar net equity shows a decrease in exposure to currency fluctuations. U.S. dollar net equity represents the amount of our assets that are not exposed to foreign currency fluctuations (after netting out offsetting liabilities denominated in the applicable foreign currency mitigating currency exposure).

We use our existing scale to drive bottom-line growth

(1)	A decrease in G&A/Assets Under Management demonstrates that less general and administrative expenses (“G&A”) are required to manage the aggregate amount of assets in our portfolio. AUM is calculated using asset book value. We use a 6/30/2011 starting point as we closed our Merger in June 2011.

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2016 Proxy Statement

Achievement of our strategic priorities is driving long-term growth

(1)	We have delivered long-term growth both on a relative and absolute basis. Our weighted annualized FFO and dividend growth from 2012 to 2015 was 2.1 percentage points and 5.2 percentage points, respectively, higher than that of the U.S. public industrial REIT index we use in determining our LTI annual equity awards (East Group Properties, First Industrial, DCT Industrial, and Duke Realty). Our Core FFO has grown by 28% and our dividends by 36% since 2012, while we were substantially deleveraging our balance sheet. A compound annual growth rate, or CAGR, is a measure of the annual growth rate of an investment over a specified period of time.

2015 Compensation Highlights

Our 2015 compensation demonstrates that our compensation program works. The annual compensation for the 2015 performance year appropriately reflected our operational performance for 2015, as well as our relative TSR.

▶	Our operational performance in 2015 was strong, as illustrated by record 96.9% fourth quarter 2015 period-end occupancy and a 19% year-over-year increase in Core FFO. As a result, our NEOs earned bonuses ranging from 155.5% to 172.5% of target.

▶	However, our relative 3-year TSR at the end of 2015 underperformed. Key insights from our stockholders tell us that one principal reason for our relative TSR underperformance is that current macroeconomic concerns, particularly with Europe and the emerging markets, place undue pressure on companies like ours with a substantial global presence whether warranted or not. As a result of our TSR underperformance, our NEOs earned only 50% of the target value of the annual LTI component of our program. Annual LTI equity awards represent the largest portion of total target core compensation (annual base salary, annual bonus, and annual LTI equity awards) (approximately 59% to 78% of annual target core compensation) and are directly aligned with TSR performance.

We changed our LTI equity awards to be 100% formulaic—resulting in a payout of 50% of target. For the performance year 2015, our LTI equity awards were determined completely by formula. While there was no formula in place in prior years, prior awards were similar to what they would have been had they been calculated using the 2015 formula. As discussed above, in accordance with the formula for the LTI equity awards, our NEOs earned only 50% of target for their LTI equity awards for the 2015 performance year.

Our long-term incentives as a whole are working. Our annual LTI equity awards and outperformance compensation plans work together as long-term incentives. Target annual LTI equity awards are generally set at levels such that total core compensation is in the median range of our comparison group. Our outperformance compensation plans pay out only when high reach formulaic performance hurdles are achieved. While our operational performance was strong, our 3-year TSR performance resulted in an overall long-term incentive payout of 50% of target of our annual LTI equity awards and no payout under our outperformance plans.

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2016 Proxy Statement

Summary of Compensation Awards for 2015 Performance Year

	Annual Base Salary	Annual Bonus	Annual LTI Equity Award	Awards under Outperformance Compensation Plans	Aggregate Compensation for 2015 Performance Year*
	On a prorated basis reflecting increases effective June 2015	For 2015 performance paid in 2016 Minimum-Target-Maximum Mr. Moghadam: 0%-150%-300% Other NEOs: 0%-125%-250%	For 2015 performance year granted in 2016	Prologis Outperformance Plan (“POP”) awards granted for performance period ended 2015 and Prologis Promote Plan (“PPP”) awards paid in 2015
Hamid Moghadam	$950,000	162.5% of target ($2,315,625)	50% of target ($4,125,000)	$0	$7,390,625
Thomas Olinger	$575,000	157.6% of target ($1,133,000)	50% of target ($1,050,000)	$0	$2,758,000
Eugene Reilly	$575,000	172.5% of target ($1,240,000)	50% of target ($1,300,000)	$0	$3,115,000
Edward Nekritz	$575,000	162.5% of target ($1,168,000)	50% of target ($1,050,000)	$0	$2,793,000
Gary Anderson	$575,000	155.5% of target ($1,118,000)	50% of target ($1,050,000)	$0	$2,743,000
Michael Curless	$575,000	162.5% of target ($1,168,000)	50% of target ($950,000)	$0	$2,693,000

*	Aggregate compensation amounts include annual base salary, annual bonus, annual LTI equity awards for the 2015 performance year and, if earned, POP awards for the performance period ended 2015, and PPP awards paid in 2015, but does not include “Other Compensation”, bonus exchange premium amounts, and POP participation point amounts (not yet earned) from the Summary Compensation Table. For 2015 compensation, the Summary Compensation Table includes annual LTI awards granted in 2015 for the 2014 performance year.

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2016 Proxy Statement

Target Core Compensation Opportunities vs. Core Compensation Paid for 2015 Performance Year

	Annual Base Salary*	Target Annual Bonus**	Target LTI Equity Awards**	Total Target Core Compensation for 2015 Performance Year*	Core Compensation Paid for 2015 Performance Year***	Percentage Difference between Target and Core Compensation Paid
Hamid Moghadam	$950,000	$1,425,000	$8,250,000	$10,625,000	$7,390,625	Paid 30% less than target
Thomas Olinger	$575,000	$ 718,750	$2,100,000	$ 3,393,750	$2,758,000	Paid 19% less than target
Eugene Reilly	$575,000	$ 718,750	$2,600,000	$ 3,893,750	$3,115,000	Paid 20% less than target
Edward Nekritz	$575,000	$ 718,750	$2,100,000	$ 3,393,750	$2,793,000	Paid 18% less than target
Gary Anderson	$575,000	$ 718,750	$2,100,000	$ 3,393,750	$2,743,000	Paid 19% less than target
Michael Curless	$575,000	$ 718,750	$1,900,000	$ 3,193,750	$2,693,000	Paid 16% less than target

*	Base salary is prorated reflecting salary increases effective June 2015.
**	Paid in 2016 for 2015 performance year.
***	Base salary is prorated reflecting salary increases effective June 2015. Core Compensation Paid includes annual base salary, bonus, and LTI equity awards for performance year 2015 and does not include “Other Compensation,” bonus exchange premium amounts, and POP participation point amounts (not yet earned) from the Summary Compensation Table. No awards were paid under our outperformance compensation plans in 2015.

Core Compensation Paid for the 2014 Performance Year vs. 2015 Performance Year

	Core Compensation Paid for the 2014 Performance Year*	Core Compensation Paid for the 2015 Performance Year*	Percentage Change in Core Compensation Paid
Hamid Moghadam	$9,827,500	$7,390,625	Decreased by 25%
Thomas Olinger	$3,032,000	$2,758,000	Decreased by 9%
Eugene Reilly	$3,548,000	$3,115,000	Decreased by 12%
Edward Nekritz	$3,072,000	$2,793,000	Decreased by 9%
Gary Anderson	$3,019,000	$2,743,000	Decreased by 9%
Michael Curless	$2,879,000	$2,693,000	Decreased by 6%

*	Base salary is prorated reflecting salary increases effective June 2015. Core Compensation Paid includes annual base salary, bonus, and LTI equity awards for performance year 2014 or 2015, as the case may be, and does not include “Other Compensation,” bonus exchange premium amounts, and POP participation point amounts (not yet earned) from the Summary Compensation Table. No awards were paid under our outperformance compensation plans in 2015.

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2016 Proxy Statement

Analysis of CEO compensation

CEO target core compensation vs. core compensation paid for 2015 performance year

CEO core compensation was 30% less than target. As our core compensation program is heavily weighted to align with relative TSR performance, total core compensation paid to our CEO for the 2015 performance year was 30% less than target.

2015 CEO Target Total Core Compensation vs. 2015 Actual Core Compensation Paid*

*	Base salary is prorated reflecting salary increases in June 2015. Actual Compensation Paid includes annual base salary, annual bonus, and annual LTI equity awards for the 2015 performance year and does not include “Other Compensation,” bonus exchange premium amounts, and POP participation point amounts (not yet earned) from the Summary Compensation Table. No awards were paid under our outperformance compensation plans in 2015.

CEO core compensation alignment with TSR

CEO compensation correlates with relative 3-year TSR. The following graph illustrates the directional relationship between CEO core compensation and company TSR. As a result of lower relative annualized 3-year TSR, our CEO’s core compensation decreased by 25% from the 2014 performance year to the 2015 performance year.

Correlation of CEO Core Compensation and 3-year TSR

CEO Summary Compensation Table reported vs. paid compensation

Our Summary Compensation Table includes significant compensation amounts that were never paid. Summary Compensation Table rules require POP awards to be reported in the table at their grant date fair value whether or not these awards are ever earned. As we discuss later, POP awards are extremely difficult to earn as the hurdles are set at high reach levels. POP has not paid out in its first two performance cycles and is tracking at a zero payout for the next two cycles.

If the POP awards are not earned, they are forfeited and not paid. However, equity awards are required to be reported in the Summary Compensation Table even if they are subsequently forfeited. For example, POP awards for the 2013-2015 performance period were not earned and were forfeited in their entirety but the Summary Compensation Table must still include the $3.6 million forfeited award as 2013 compensation for our CEO.

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2016 Proxy Statement

The following graphic illustrates the impact of POP awards (that were not earned, or are not yet earned) on the total compensation of our CEO in the Summary Compensation Table for the past three years:

CEO Summary Compensation Table Reported vs. Paid Compensation ($M)(1)

(1)	POP awards were not earned for the 2012-2014 and 2013-2015 performance periods and are tracking at a zero payout for the 2014-2016 and 2015-2017 performance periods. In aggregate, POP awards for the 2013-2015, 2014-2016 and 2015-2017 performance periods represent approximately $11 million in compensation reported in the Summary Compensation Table that was not earned or is currently tracking at a zero payout. Reported Compensation is the total compensation reported in the Summary Compensation Table for the relevant years. Paid Compensation reflects Reported Compensation in aggregate less the value of the POP participation point amounts allocated to our CEO in each year. POP participation point amounts are Reported Compensation that was not earned or has not yet been earned. Note that Summary Compensation Table amounts are calculated differently than core compensation for a performance year. The Summary Compensation Table presentation requires disclosure of LTI equity awards in the year such awards are granted, not in the relevant performance year. For example, the $15.0 million Reported Compensation in 2015 includes LTI equity awards granted in 2015 for the 2014 performance year.

Impact of Non-binding Advisory Say-on-Pay Vote related to Executive Compensation for 2014 and Stockholder Outreach

At our 2015 annual meeting, our stockholders approved our 2014 executive compensation, with 78.5% of the voting interests present in favor of our proposal. Although we received majority support, we were disappointed that the support level was not higher and, therefore, expanded our normal stockholder outreach process to better understand our stockholders’ concerns.

Outreach by our directors to 65% of our stockholder base. In fall 2015, we launched an extensive outreach program covering over 25 of our top stockholders, or approximately 65% of our stockholder base by ownership percentage. During this outreach process, the chair of the Compensation Committee and our lead independent director met with our stockholders to discuss our compensation and corporate governance philosophies.

Our stockholders appreciated hearing about the uniqueness of our business and how our compensation program supports our business plan. They also appreciated the changes we made to our annual LTI equity awards to make the process 100% formulaic and transparent.

Our stockholders suggested that we make CD&A more reader-friendly and include further discussion of the company’s business and the Compensation Committee’s thought process in designing the program. They also suggested including further analysis of whether the program is working as intended. In response, we revamped CD&A and enhanced disclosure to address these requests.

We also discussed how compensation should correlate with stockholder value. In analyzing our program, we believe our 2015 compensation aligns with our 2015 performance. Our overall core compensation for the 2015 performance year was below target and lower than core compensation for the 2014 performance year, reflecting lower relative TSR performance in 2015. Although our operational performance was strong, our program is heavily weighted to align with relative TSR performance, which resulted in a decrease in compensation from 2014 despite our exceptional operating performance.

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Discussion of Compensation Comparison Group

The Compensation Committee believes we should compensate our NEOs competitively but reasonably. The Compensation Committee sets a competitive reference point for the elements of target total core compensation (annual base salary, annual bonus and annual LTI equity awards) at the market median of a comparison group of large-cap REITs. Target compensation is positioned within a reasonable range of the competitive reference point based on the NEO’s level of experience, past performance, and anticipated future contribution.

In April 2015, FW Cook, our independent compensation consultant, conducted its annual competitive analysis of target compensation levels for our NEOs on behalf of the Compensation Committee. The comparison group used by FW Cook comprised 10 large-cap REITs that are generally the largest internally-managed U.S. publicly traded equity REITs by market capitalization.

No REITs represent a true comparison to Prologis. FW Cook used size, scope, and breadth of operations to determine which companies would accurately gauge competitive pay. Although the following REITs were among the closest in comparison to us, the combination of our global reach, significant development platform, and size and scope of our strategic capital business put us in a unique category. Such companies may individually demonstrate strength in one or two of these categories, but not in all. The comparison group did not include any industrial REITs because they were too small relative to us.

Compensation Comparison Group	Size(1)	Developer(2)	Global(3)	Strategic Capital(4)
Prologis	✓	✓	✓	✓
American Tower Corporation	✓		✓
AvalonBay Communities, Inc.		✓
Boston Properties, Inc.		✓
Equity Residential	✓	✓
General Growth Properties, Inc.	✓	✓
HCP, Inc.			✓
Public Storage, Inc.	✓		✓
Simon Property Group, Inc.	✓	✓	✓
Ventas, Inc.			✓
Vornado Realty Trust		✓

(1)	Size threshold is at least $40.0 billion of assets under management (the median of our comparison group).

(2)	Total development portfolio is at least 5% of assets.

(3)	Operations outside of U.S. and Canada.

(4)	Based on management of a business including closed and open-ended funds and publicly-traded vehicles. Most comparison companies have joint ventures with one other partner. However, these joint ventures are structured and managed differently from our open-ended perpetual life funds and publicly traded vehicles with multiple investors that obtain liquidity by redemption or sale of their equity in the vehicles.

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2016 Proxy Statement

Assets Under Management of our Compensation Comparison Group

AUM is the most appropriate measure for assessing size and scope of comparison group REITs. Our consolidated revenue understates the revenue that we generate from all assets we manage by 45%. Assets under management captures an additional $27.1 billion in assets that we manage but which are not included in our consolidated balance sheet. The scale below shows that our AUM is at the 90th percentile of the AUM of companies in our compensation comparison group.

Assets Under Management of our Compensation Comparison Group*

Prologis 90th Percentile

*	AUM of comparison group companies is derived from publicly available data. Prologis AUM is calculated using fair market value of our strategic capital ventures and includes estimated investment capacity.

Compensation Elements and Decisions

Compensation components achieve long-term value through incentives to achieve strong TSR and operating performance. Our core compensation program is structured into three main components: annual base salary, annual bonus, and LTI awards (annual LTI equity awards and outperformance incentives). Each component plays a specific role in supporting our business model and strategic priorities to achieve long-term value creation.

Even if no other REITs directly compare to us, target core compensation is aimed at market median of our comparison group. Target compensation from core compensation elements (annual base salary, annual bonus, and annual LTI equity awards) is targeted at a reasonable range of the market median.

Together, annual LTI equity and outperformance opportunities result in aggregate long-term compensation that is aligned with company performance levels. The annual LTI equity formula was set at market levels to ensure that market levels of overall target core compensation are paid. Outperformance opportunities are set at high reach hurdles to drive exceptional performance beyond market levels. If we perform at market levels, our NEOs will receive market levels of LTI compensation. However, if we outperform, then they will receive total LTI compensation that reflects the level of outperformance.

The outperformance compensation plans only pay out in the case of extraordinary performance. The outperformance compensation plans are additional long-term incentive opportunities commensurate with the size and scope of our business, but they only go into effect when outperformance levels are reached. For further detail, please see “Outperformance compensation plans.”

Our NEOs are especially qualified to execute our unique business plan. Relatively few individuals have extensive experience with managing a publicly-traded REIT that involves a substantial scope of global operations, as well as development and strategic capital businesses. Our NEOs have honed their expertise at our company. Our CEO’s tenure is 33 years and the NEO average tenure is 18 years. To put it into perspective, each of our regional NEOs manages an average of $25.8 billion in assets, more than three times larger than the entire platform of the next largest U.S. industrial public REIT in AUM.

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2016 Proxy Statement

Components of Compensation Program

Annual Base Salary	Annual Bonus Opportunity	Long-term Incentive Awards
		Annual LTI Equity Awards	Outperformance Compensation Plan Awards

Competitive to attract and retain talent capable of executing unique business	Incentive to achieve annual operating goals Bonus metrics are performance measures of strategic priorities	Incentive to achieve long-term, relative stock performance Based on 3-year TSR relative to performance against indices of large-cap REITs and industrial REITs.	POP: incentive to achieve long-term, high reach relative stock performance Payable only when performance exceeds stretch hurdles (as measured by 3-year TSR)

PPP: incentive to achieve long-term, high reach absolute operating performance

Payable only when performance exceeds stretch hurdles (as measured by internal rate of return hurdles for our strategic capital ventures)

Total Core Compensation Targeted at Median			Outperformance Compensation at High Reach Performance Hurdles

Annual base salary for 2015 performance year

Based on FW Cook’s competitive analysis discussed above, the Compensation Committee adjusted annual base salaries of the NEOs in 2015 to fall within a reasonable range of market median based on the NEO’s level of experience, past performance and anticipated future contribution. See above “Discussion of Compensation Comparison Group” and “2015 Compensation Highlights.”

Annual bonus for 2015 performance year

The annual bonus rewards successful execution of our strategic priorities. The Compensation Committee establishes annual bonus metrics based on a scorecard of our performance against our strategic priorities, which are weighted according to their significance. This practice aligns bonuses with the successful execution of our business plan.

Annual targets are rigorous and they support strategic priorities designed to create long-term value. Annual objectives are set to support our business plan, which is to create long-term value versus short-term growth. In some years, certain bonus metrics will demonstrate growth year-over-year. In other years, they will not, reflecting deliberate decisions.

To illustrate, the opportunity to acquire assets from KTR Capital Partners (“KTR”) required us to deliberately delay our goal of obtaining an “A” credit rating. The strength of our balance sheet gave us the ability to purchase a large portfolio of high-quality assets from KTR in 2015. We decided to fund this acquisition with the proceeds from the sale of non-strategic assets. As we were executing these sales, we incurred short-term debt to fund the acquisition, which temporarily increased our debt profile and delayed our efforts to obtain an “A” rating.

Intentionally delaying our goal of becoming an “A” credit-rated company in 2015 and establishing the same goal in 2016 does not mean we did not set a rigorous target for 2016. Rather, it shows that our priorities changed in the context of our overall business plan, which has positioned us to seize opportunities like the KTR acquisition when they arise.

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2016 Proxy Statement

Annual Bonus Opportunity Scorecard

Annual Bonus Scorecard (with 2015 Weightings)		2015		Score
		Target	Actual
Portfolio Operations:	(40%)
Core FFO per share(a)		$2.05	$2.23	Above target
Average Occupancy		95.0%	95.7%	Above target
Same Store NOI Growth(a)		3.8%	4.3%	Above target
Rent Change on Rollover		9.5%	11.0%	Above target
Land & Construction in Progress:	(10%)
Total Land Bank at End of Year		$1.7 billion	$1.565 billion	Above target
Land Sales		$225 million	$252 million	Above target
Development: Development Stabilizations Development Stabilizations-Margin	(10%)	$2.05 billion 20.0%	$1.847 billion 31.8%

-   The “Development Stabilizations-Margin” goal was 59% above target.

-   The “Development Stabilizations” goal was below target due to a decision to delay timing to continue contract negotiations to maximize returns. Relevant stabilizations were completed in early 2016.

Strategic Capital:	(15%)

-   The “Private Fund Raising” goal was 142% above target.

-   The “Public Fund Raising” goal was below target largely due to our decision to delay the timing of an equity raise by our Japanese publicly traded REIT, Nippon Prologis REIT (“NPR”), to optimize offering size. NPR’s equity raise of $215 million closed in early 2016.

Private Fund Raising		$1.3 billion	$3.15 billion
Public Fund Raising		$425 million	$0
Balance Sheet and Risk Reduction: Net Debt/EBITDA(a) Credit Rating(b) Loan-to-value(a)	(15%)	6.2x BBB+, Positive Outlook 34.0%	6.9x BBB+, Stable 38.4%

-   The “Net Debt/EBITDA”, “Credit Rating” and “Loan-to-value” goals were each below target. However, these goals were impacted by a change in strategic course.

-   In 2015, we completed a landmark acquisition of a $5.8 billion portfolio of real estate from KTR through our co-investment venture with our global partner, Norges Bank.

-   This accretive transaction advanced our strategy of using our scale to grow without significant incremental overhead.

-   We elected not to access the equity markets and funded our share of the acquisition through a combination of an issuance of common limited partnership units and long and short-term financing.

-   We are retiring the short-term financing through the disposition of non-strategic assets and contributions to our strategic capital ventures. We retired 70% of this short-term financing at year-end 2015.

Back Office/Organization:	(10%)
Gross G&A/AUM		55 basis points	53 basis points	Above target
Systems & Process Effectiveness(c)		As planned	As planned	Met target
Overall Corporate Score				Above target - Far exceeded our portfolio operational goals, which are weighted at 40%. - Met or exceeded all other goals except goals that were impacted by strategic decisions to benefit the company.

(a)	See Appendix A for definitions and discussion of non-GAAP measurements and reconciliations to GAAP measures.

(b)	A securities rating is not a recommendation to buy, sell, or hold securities and is subject to revision or withdrawal at any time by the rating organization.

(c)	This non-financial goal was established based on improving efficiency and automation of business-critical processes, including budgeting and valuation, financial reporting, and data analysis.

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2016 Proxy Statement

Annual Bonus determinations for 2015 performance year

Annual bonuses are based on corporate and individual scores tied to bonus metrics. The Compensation Committee determined the corporate score based on an assessment of corporate and individual performance against the bonus metrics tied to our strategic priorities as outlined in the scorecard above. Corporate performance determines 80% of our CEO’s bonus and 60% of the bonus for our other NEOs. To assess performance against a dynamic operating environment, the Compensation Committee considered the many factors that played a role in the performance of the NEOs and, as such, exercised its judgment to determine the level of overall corporate performance against the bonus metrics and where an individual’s performance stood in relation to corporate performance.

Individual NEO performance scores

Individual performance determines 20% of the bonus for our CEO and 40% of the bonus for each other NEO. All NEOs received an “above target” individual score for the 2015 performance year. All NEOs were assessed, to the extent applicable, with respect to their individual contributions to the completion of our large strategic transactions, such as the highly accretive KTR acquisition and our $809 million acquisition of assets from Morris Realty Associates LLC. Other key highlights of each NEO’s individual performance for 2015 considered by the Compensation Committee were as follows:

Key Highlights from Annual Bonus Assessments for 2015 Performance Year
Hamid Moghadam

- Delivered 19% Core FFO growth year-over-year, record breaking 96.9% occupancy at the end of 2015, increased rents during 2015 with an average growth of 13% and other results that exceeded the top end of guidance on most key performance metrics

- Led the company in delivery of our strategic priorities

Thomas Olinger

- Completed $5.4 billion of financing activity at optimal rates and terms

- Further minimized impact of currency rates on net asset value and earnings and managed significant tax structuring efforts related to disposition and hedging activity

Eugene Reilly

- Delivered outstanding operational results for the Americas, finishing 2015 with unprecedented occupancy, rent change on rollover, and same-store NOI growth, exceeding all targets

- Led the KTR and Morris acquisitions, while disposing of $433 million non-strategic assets acquired through those transactions

Edward Nekritz

- Led team in negotiations and execution of over 2,000 lease transactions and over $10 billion in other real estate transactions

- Oversaw over $1.2 billion in strategic capital equity raises and partnered with finance team on over $4.3 billion in equity/debt transactions

Gary Anderson

- Delivered at or above target performance in occupancy, rent change, and development start activity in Europe

- Delivered above target performance in occupancy and same store NOI growth in Japan and in rent change, development starts, stabilizations, and land acquisitions in China.

Michael Curless

- Executed 36 land sales which substantially reduced the land bank, profitably completed over 43 dispositions globally and led our build-to-suit program resulting in 29 development starts

- Chaired investment committee, which evaluated over $14 billion in investments

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2016 Proxy Statement

2015 Annual Bonus Decisions

	2015 Bonus Opportunity (% of Salary)			2015 Corporate/ Individual Score Weightings	2015 Bonus Calculation Inputs		2015 Actual Bonus*
NEO	Min	Target	Max		% of target based on 2015 corporate score	% of target based on 2015 individual performance rating	% Target	Amount
Hamid Moghadam	0%	150%	300%	80% corporate/ 20% individual	162.5%	162.5%	162.5%	$2,315,625
Thomas Olinger	0%	125%	250%	60% corporate/ 40% individual	162.5%	150.0%	157.6%	$1,133,000
Eugene Reilly	0%	125%	250%	60% corporate/ 40% individual	162.5%	187.5%	172.5%	$1,240,000
Edward Nekritz	0%	125%	250%	60% corporate/ 40% individual	162.5%	162.5%	162.5%	$1,168,000
Gary Anderson	0%	125%	250%	60% corporate/ 40% individual	162.5%	145.0%	155.5%	$1,118,000
Michael Curless	0%	125%	250%	60% corporate/ 40% individual	162.5%	162.5%	162.5%	$1,168,000

*	Target bonus levels are based on salary for the year, prorated for increases in salary in June 2015.

Our bonus exchange program—further aligns NEOs with stockholders

Under our bonus exchange program, certain executives, including all NEOs, may elect to receive all or a portion of their cash bonus in the form of restricted stock units (the “RSUs”) of the company or LTIP units of Prologis, L.P. (the “LTIP Units”). Equity awards granted as a result of the bonus exchange are valued at 125% of cash bonus exchanged. Bonus exchange awards have a 3-year vesting period (40% after first year, 40% after second year, and 20% after third year). Our NEOs elected to receive all of their 2015 cash bonus in LTIP Units. For further detail regarding LTIP Units, please see the section below entitled “LTIP Units.”

Annual Bonus Exchange Equity Value for 2015 Performance Year

	Bonus Earned for 2015 Performance Year	Value of Equity Received in Bonus Exchange
Hamid Moghadam	$2,315,625	$2,894,531
Thomas Olinger	$1,133,000	$1,416,250
Eugene Reilly	$1,240,000	$1,550,000
Edward Nekritz	$1,168,000	$1,460,000
Gary Anderson	$1,118,000	$1,397,500
Michael Curless	$1,168,000	$1,460,000

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LTI equity awards for 2015 performance year (granted in 2016)

LTI equity awards are 100% formulaic. As we discussed earlier, we heard from our stockholders that a formulaic process for determining LTI equity awards was optimal for transparency. In 2015, we restructured our LTI equity awards to be 100% formulaic and eliminated discretion from the process.

Multiple benchmarks required for more comprehensive assessment of company performance given our unique business model. We use two industrial REIT indices (one domestic and one global) to compare against companies operating in our same asset class. However, the companies in these indices are much smaller than we are. Therefore, we also use a large-cap REIT index, to compare our performance against similarly-sized companies. The Compensation Committee selected these indices because they are a balanced representation of investment alternatives for our stockholders (i.e., other industrial REITs and other large-cap REITs.) As previously discussed, even among the large-cap REITs, none has the same overall global reach, substantial development business and size and scope of strategic capital business.

Very few industrial REITs and even fewer global industrial REITs exist. Our industrial REIT indices include only seven companies in total. Weightings between the domestic and global industrial REIT indices generally reflect the relative breakdown between our global and domestic assets under management.

Cohen & Steers index as an additional benchmark mitigates volatility of small index of industrial REITs. The Cohen & Steers index includes approximately 30 strongly-managed and well-capitalized REITs, mitigating volatility of our smaller industrial REIT indices. The Compensation Committee believed it was important to our stockholders to use a measure of our performance against other REITs in our general REIT category. To compensate for the limitations of the industrial REIT index and stabilize the overall benchmark, the Compensation Committee included the Cohen & Steers index and weighted it at 50%. The larger Cohen & Steers index mitigates any aberrations and wide variances and is a better reflection of the steady performance of large-cap companies.

LTI Equity Award Indices

Benchmark Index	Composition	Volatility
Domestic Public Industrial REITs	East Group Properties (EGP) First Industrial (FR) DCT Industrial (DCT) Duke Realty (DRE)	High
Global Public Industrial REITs	Global Logistics Properties (MC0.SI) Goodman Group (GMG: AX) Segro plc (SGRO: LSE)	High
Cohen & Steers Realty Major Index	Approximately 30 strongly-managed and well-capitalized REITs, which are among the largest REITs in their respective property sectors.	Low

Formula payout scale aligned with market practices. Prior to 2015, the Compensation Committee used the same indices to evaluate our performance and determine annual LTI equity award grants. However, no formula applied. Beginning with the 2015 performance year, the Compensation Committee used a formula to determine annual LTI equity awards, as outlined below. The Compensation Committee intended for 50% of the LTI equity awards to be tied directly to performance and the other 50% to promote retention and alignment with our stockholders. This mix between performance and service vesting LTI awards is consistent with the average mix of our comparison group.

This formula substantiates the Compensation Committee’s previous approach to LTI equity awards. The Compensation Committee “back-tested” this formula against prior performance years’ results and compared the result to actual LTI equity grant values each year. This analysis confirmed that prior years’ grant values were generally consistent with what the formula would have generated.

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Long-Term Equity Incentives=100% Formulaic Approach

50% of target annual equity grant value is based on the linear payout scale set forth below (with interpolation between levels). The other 50% of annual LTI equity grant value comprises service vesting equity. TSR assessed in payout scale is 3-year annualized TSR.

Other 50% of LTI grant is service vesting equity

2015 Company Performance against Industrial REIT and Cohen & Steers Indices

Company 3-year annualized TSR at December 31, 2015 was 0.5% below the floor of equity payout formula.

	Overall Weighting	Annualized 3-year TSR Performance for Three Years Ended December 31, 2015
Prologis, Inc.		9.1%
Industrial U.S. Domestic REIT Index	40%	18.7%
Industrial Global REIT Index	10%	10.3%
Cohen & Steers Realty Majors Index	50%	12.2%
Total Weighted Index TSR	100%	14.6%
Outperformance (Underperformance) Relative to Weighted 3-year Annualized TSR		-5.5%

The global industrial REIT index has limitations as a performance measure due to differences in currency rates. While the 3-year TSR of the global industrial REIT index was greater than ours, these measurements are calculated without the impact of changes in foreign exchange rates. From the perspective of a US dollar functional investor making an investment decision between us and the non-US dollar functional companies in our global industrial REIT index, the 3-year TSR of the global industrial REITs should be discounted for the strengthening of the US dollar over the last three years (as a US dollar investment in such non-USD functional companies would be discounted).

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2016 Proxy Statement

LTI Equity Awards Granted in 2016 for 2015 Performance Year

Awarded at 50% of target: NEOs only received their 50% service vesting equity grants and received zero payout under the payout scale above.

Demonstrates that compensation program is working: Bulk of target core compensation, represented by the LTI equity awards, appropriately aligns with TSR performance.

NEO	2015 Target Award Value	2015 Actual Award Value (Granted in 2016)
		$	% Target
Hamid Moghadam	$8,250,000	$4,125,000	50%
Thomas Olinger	$2,100,000	$1,050,000	50%
Eugene Reilly	$2,600,000	$1,300,000	50%
Edward Nekritz	$2,100,000	$1,050,000	50%
Gary Anderson	$2,100,000	$1,050,000	50%
Michael Curless	$1,900,000	$ 950,000	50%

LTI equity awards for the 2014 performance year (granted in 2015)

LTI equity awards granted in 2015 are part of compensation for performance year 2014. Although the Summary Compensation Table presentation requires disclosure of LTI equity awards granted in 2015 to be included in aggregate compensation for 2015, the Compensation Committee considers these awards to be compensation for the 2014 performance year. As such, LTI equity awards granted in 2015 are part of the Compensation Committee’s assessment of compensation for the 2014 performance year, not the 2015 performance year.

2014 LTI equity awards are based on a look-back of the 3-year TSR relative to industrial and general REIT indices. The Compensation Committee used the same indices as discussed above to evaluate our 3-year TSR performance: the Cohen & Steers Realty Majors Index and domestic/international industrial REIT group indices.

We awarded LTI equity at 90% of target—this reduced award reflects underperformance when measured against industrial REIT indices. For our 3-year TSR as of December 31, 2014, we performed better than the Cohen & Steers index but below the industrial REIT indices. Based on this relative performance, the Compensation Committee awarded each NEO 90% of their LTI target. Although no formula applied, the result would have been similar had the formula applied to the 2015 performance year awards been in effect for the 2014 performance year awards.

2014 Company 3-year TSR Performance against Industrial REIT and Cohen & Steers Indices

	Annualized 3-year TSR Performance*	Company Performance against Index
Prologis, Inc.	18.3%
Industrial REIT Indices ▶ Global ▶ Domestic	23.2% 23.9%	Below (-4.9 percentage points) Below (-5.6 percentage points)
Cohen & Steers Realty Majors Index	15.3%	Above (+3.0 percentage points)

* Annualized 3-year TSR performance for three years ended December 31, 2014

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LTI Equity Awards Granted in 2015 for 2014 Performance Year

NEO	2014 Target Award Value	2014 Actual Award Value (Granted in 2015)
		$	% Target
Hamid Moghadam	$7,850,000	$7,065,000	90%
Thomas Olinger	$1,750,000	$1,575,000	90%
Eugene Reilly	$2,250,000	$2,025,000	90%
Edward Nekritz	$1,750,000	$1,575,000	90%
Gary Anderson	$1,750,000	$1,575,000	90%
Michael Curless	$1,550,000	$1,395,000	90%

Outperformance compensation plans

The outperformance compensation plans are working: no awards were issued under the plans in 2015.

Outperformance compensation opportunities complete our pay package. Outperformance compensation and annual LTI awards are long-term incentives that play specific roles in our program. Annual LTI equity is part of core compensation that is aimed at the market median to ensure competitive compensation opportunities. Outperformance compensation plans complete the total pay opportunity for our NEOs when exceptional levels of performance are reached.

Our outperformance compensation plans provide incentives to teams beyond our NEOs. The Compensation Committee reviewed similar REIT outperformance compensation plans at the inception of the plans. They found that our plans include more participants (more than 100 participants in each plan on average) and allocated a smaller portion of the aggregate award pool to the NEOs than in similar plans of the other REITs.

Our POP hurdles are more challenging than in outperformance plans of other REITs: FW Cook analyzed the outperformance plans of other REITs using relative TSR. FW Cook determined that most plans they reviewed paid out starting at index performance or the median return of the applicable peer group, compared to our hurdle of 100 basis points above the index.

POP

POP uses appropriate performance measures to deliver long-term value. We measure our performance using metrics that demonstrate the company’s delivery of long-term value. As such, we created POP to drive long-term relative TSR outperformance.

POP plan hurdles are high reach and formulaic. The Compensation Committee intended that the performance hurdles under POP would be so difficult to exceed that it is unlikely to pay out regularly. The POP compensation pool only funds if and to the extent our 3-year, compound annualized TSR exceeds the MSCI US REIT Index TSR by 100 basis points. Monte Carlo simulations show no payout in 65% of the scenarios modeled. In fact, POP awards have not been paid out for the first two performance cycles and is tracking at a zero payout for the next two cycles.

Our POP plan award payouts are a fraction of the value created for our investors. POP awards are a small percentage of the overall value to stockholders. If we simply achieve the threshold, no POP compensation pool will fund. If we exceed the threshold, only 3% of our outperformance (subject to a cap) funds the POP compensation pool.

Additional absolute TSR performance hurdle and award cap are safety measures. POP is designed such that the awards can be earned but cannot be paid at a time when our absolute TSR is negative. If a pool funds because our relative TSR outperforms the index and exceeds the hurdle, but our absolute 3-year TSR is not positive, then the awards will be earned but not paid unless and until absolute TSR becomes positive. The earned award will expire seven years after the end of the performance period, if absolute TSR does not become positive within that period.

The POP compensation pool is capped at the maximum of the greater of $75 million and 0.5% of our equity market capitalization at the start of a performance period.

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PPP

PPP uses appropriate performance measures to deliver long-term value. We measure our performance against our business plan using operational metrics that demonstrate the company’s delivery of long-term value. As such, we created PPP to drive long-term absolute operational outperformance.

PPP plan hurdles are high reach and formulaic. Strategic capital incentive fees (or promotes) are earned when returns on investment in our strategic capital ventures exceed pre-negotiated preferred returns to investors. These incentive fees are third-party validated measures of operational success. As 39.5% of our AUM is held in our strategic capital business, achievement of the incentive fee hurdles is a good indication of performance across our global portfolio. Promotes are negotiated at arms’ length with third-party investors whose interest is to set the hurdles at superior levels to warrant a payout of incentive fees.

To meet or surpass the PPP hurdles, we must make smart capital allocation decisions and manage the operations of our assets to produce outstanding returns over an extended period of time. Operational success not only translates into greater net asset value, it also bolsters the quality and sustainability of our enterprise, which translates into greater long-term value for our stockholders.

PPP awards are subject to a cap. Individual awards under PPP are capped at the participants’ compensation (excluding awards under the two outperformance compensation plans) for the two most recently completed years.

Our PPP plan award payouts are a fraction of the value created for our investors. If we continue our strong operating performance, we anticipate that we will earn incentive fees and create value that will result in awards under PPP. For a number of our ventures, meeting an incentive fee threshold means we have met an internal rate of return in excess of an 8% to 10% compound annualized return. Incentive fees are often structured such that the company receives 15% to 20% of returns above the hurdle.

PPP awards are a small percentage of returns in excess of the superior value created by hitting the hurdles. To illustrate, the PPP compensation pool is funded by 40% of the incentive fees we earn as manager of a venture, net of our ownership position in the venture. Our ownership percentage of our strategic capital ventures is 39.3% on a weighted average basis across all ventures. If a promote is 15% of returns above a 9% hurdle, the PPP compensation pool would be only 3.6% of returns in excess of the 9% hurdle.

LTIP units

LTIP Units are profits interests in Prologis, L.P., our operating partnership. Certain executives, including NEOs, may elect to receive LTIP Units in lieu of RSUs. NEOs elected to receive all of their equity awards granted in 2015 in LTIP Units. LTIP Units were structured to be generally economically equivalent to RSUs. LTIP Units generally have the same 3-year vesting terms as RSUs.

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Other Compensation Elements and Considerations

In addition to benefits provided to essentially all other employees, such as our 401(k) plan, health and welfare insurance coverage, paid time-off, life and accident insurance, and short and long-term disability programs, we offer our NEOs senior level and change in control benefits.

Senior level benefits

▶	Additional compensation elements provided to certain employees to allow us to be competitive in attracting, retaining, and motivating high-quality employees, including:

-	Deferred compensation plans

-	Retiree medical benefits—upon retirement after age 40 and having served as a member of the management executive committee (our CEO and certain direct reports) for five consecutive years, executives may continue health insurance under our plans at their own expense

-	Financial planning services

-	Company-paid parking

-	Personal use of leased corporate aircraft by our CEO if reimbursed by executive

Change in control benefits

▶	Fair and reasonable severance in connection with change in control to serve the best interests of stockholders during threatened or actual change in control by:

-	Providing for continuity of management team’s services, as well as providing for their best efforts over any transition period

-	Increasing objectivity of management team in analyzing a proposed change in control and advising the Board if such proposal is in the best interests of stockholders

▶	Benefits apply on a double-trigger basis (change in control has occurred and NEO’s employment status is impacted) and consist of:

-	Cash severance payments which are a multiple of salary and/or cash bonus opportunity levels (two times salary and bonus for NEOs)

-	Accelerated vesting of unvested equity awards, available through change in control agreements or long-term equity incentive plans

Other considerations

Compensation Governance Policies

Pay aligns with performance

Most pay is at-risk and not guaranteed

Robust stock ownership requirements: CEO: 10x salary Other NEOs: 3x salary

Clawback policy for NEOs

Double-trigger change in control provisions

Independent compensation consultant

Annual compensation risk-related review

Minimal perquisites

No guaranteed salary / bonus increases

No employment agreements for NEOs

No repricing or buyouts of stock options without stockholder approval

No excise tax gross-ups

No tax gross-ups for personal benefits

No hedging or pledging of our common stock

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2016 Proxy Statement

Risk mitigation

-	Compensation Committee conducts annual risk assessment of compensation programs: The Compensation Committee monitors the risk profile with respect to compensation policies and practice. No material risks found

-	Quarterly reports to Board on company performance against business plan and strategic objectives: Oversight to ensure that compensation structure is not driving company to take excessive operational risks

-	Internal management controls: Ensures operations are completed in line with governance standards to ensure that excessive risks are not taken, including series of checks and balances with respect to commitment of capital

-	Real estate risk analysis platform: Real estate risk measurement tool created by company to monitor key measurement of risks associated with our real estate assets, such as levels of occupancy, non-income producing assets, leverage, foreign currency exposure, and other factors

-	Recoupment policy: Mechanism to claw back compensation if wrongdoing is discovered

-	Stock ownership guidelines: Aligns management interests with stockholders

Stock ownership guidelines

-	All NEOs and directors are in compliance

-	Multiple of annual base salary for officers (10x base salary for CEO; 3x base salary for other NEOs). Includes common stock, vested, unvested and deferred equity awards (except stock options), associated dividend equivalents, earned LTIP Units, and partnership units exchangeable into our common stock. Requires retention of 50% of net shares received under our equity plans upon certain events until guidelines are met

Hedging and pledging policies

All hedging and pledging of common stock is prohibited: Our insider trading policy prohibits all NEOs, employees, and directors from hedging or pledging shares of our common stock. All of our NEOs are currently in compliance with this prohibition.

Compensation recoupment (“Clawback”) policy

The Board has adopted a compensation clawback policy, which provides that in the event of a substantial restatement of our previously issued financial statements, a review will be undertaken by the Board of performance-based compensation awarded to certain officers that was attributable to our financial performance during the time periods restated. If the Board determines that an officer was improperly compensated and that it is in our best interests to recover or cancel such compensation, the Board will pursue all reasonable legal remedies to recover or cancel such performance-based compensation. The policy further provides that if the Board learns of any misconduct by certain officers that caused the restatement, the Board shall take such action as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate, based on all relevant facts and circumstances, punish the wrongdoer. Such punishment by the Board could include dismissal, legal action for breach of fiduciary duty, or such other action to enforce the officer’s obligations to us as may fit the facts surrounding the particular case. In determining the appropriate punishment, the Board may take into account punishments imposed by third parties and the Board’s power to determine the appropriate punishment for the wrongdoer is in addition to, and not in replacement of, remedies imposed by such third parties.

Equity grant policy and program administration

Awards are administered by our human resources and stock plan administration departments. Grants are made generally in first quarter of year, after promotion or at time of new hire. Equity grant dates are not scheduled based on the timing of the release of material non-public information.

Stock option awards were discontinued after February 2011.

Impact of accounting and tax treatment

To the extent reasonable, all executive compensation will be deductible by the company for federal income tax purposes. However, the Compensation Committee may design compensation program components that are not deductible. Because we intend to qualify as a REIT under the Internal Revenue Code, we generally distribute 100% of our net taxable income each

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year, and therefore, do not pay U.S. federal income tax. As a result, the possible loss of a federal tax deduction would not be expected to have a material impact on us. We intend that executive compensation comply with 409A of the Internal Revenue Code, which may impose additional taxes on our NEOs for arrangements that provide for the payment of deferred compensation that is not exempt or in compliance with Section 409A. In addition, we expense base salaries paid in the year they are earned and annual bonus awarded in cash in the year they are earned. In accordance with ASC Topic 718, we expense the value of equity awards granted, including those granted as part of annual bonus exchange, over the vesting period of such grants.

COMPENSATION COMMITTEE REPORT

We, the members of the Compensation Committee, have reviewed and discussed CD&A set forth above with the management of the company and, based on such review and discussion, have recommended to the Board that CD&A be included in this proxy statement and, through incorporation by reference from this proxy statement, the company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Compensation Committee:

George L. Fotiades (Chair)

David P. O’Connor

William D. Zollars

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2016 Proxy Statement

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2015*

Name and Principal Position (a)	Year (b)	Salary(1) ($) (c)	Bonus(1)(2)(3) ($) (d)	Stock Awards(3)(4)(5) ($) (e)	Non-Equity Incentive Plan Compensation(5) ($) (g)	All Other Compensation(6) ($) (i)	Total ($) (j)
Hamid Moghadam Chief Executive Officer	2015	$950,000	$2,315,625	$11,618,871	$—	$97,229	$14,981,725
	2014	$850,000	$1,912,500	$13,671,081	$—	$81,140	$16,514,721
	2013	$800,000	$1,650,000	$12,250,957	$403,500	$85,572	$15,190,029

Thomas Olinger Chief Financial Officer	2015	$575,000	$1,133,000	$3,448,224	$—	$38,977	$5,195,201
	2014	$525,000	$932,000	$3,357,222	$262,920	$61,296	$5,138,438
	2013	$500,000	$890,625	$2,770,341	$161,400	$25,279	$4,347,645

Eugene Reilly CEO, The Americas	2015	$575,000	$1,240,000	$3,924,986	$—	$36,757	$5,776,743
	2014	$525,000	$998,000	$3,836,301	$262,920	$37,468	$5,659,689
	2013	$500,000	$859,375	$3,220,349	$161,400	$37,130	$4,778,254

Edward Nekritz Chief Legal Officer and General Counsel	2015	$575,000	$1,168,000	$3,456,974	$—	$40,166	$5,240,140
	2014	$525,000	$972,000	$3,367,222	$262,920	$28,144	$5,155,286
	2013	$500,000	$859,375	$2,827,774	$161,400	$17,493	$4,366,042

Gary Anderson** CEO, Europe and Asia	2015	$575,000	$1,118,000	$3,444,474	$—	$27,158	$5,164,632
	2014	$525,000	$919,000	$3,353,972	$262,920	$23,175	$5,084,067
	2013	$500,000	$859,375	$2,720,353	$161,400	$13,830	$4,254,958

Michael Curless** Chief Investment Officer	2015	$575,000	$1,168,000	$3,276,960	$—	$38,727	$5,058,687
	2014	$525,000	$959,000	$2,984,174	$262,920	$31,635	$4,762,729
	2013	$500,000	$859,375	$2,520,363	$161,400	$27,599	$4,068,737

*	Columns (f) and (h) have been omitted from this table because they are not applicable.
**	Mr. Anderson and Mr. Curless became executive officers of the company in July 2013. Information presented for 2013 is for the entire year.

(1)	No salary or bonus amounts were deferred under our nonqualified deferred compensation plans in any year (see the narrative discussion that follows the Nonqualified Deferred Compensation in Fiscal Year 2015 table below). Amounts deferred under the Prologis 401(k) Savings Plan (“401(k) Plan”) at the election of the NEO, from salary and/or bonus payments are included in the amounts presented in columns (c) or (d) and are as follows:

▶	Mr. Moghadam and Mr. Reilly: $24,000 in 2015 and $23,000 in 2014 and 2013

▶	Mr. Olinger: $18,000 in 2015 and $17,500 in 2014 and 2013

▶	Mr. Nekritz: $24,000 in 2015 and $17,500 in 2014 and 2013

▶	Mr. Anderson: $24,000 in 2015 and $17,500 in 2014 and 2013

▶	Mr. Curless: $24,000 in 2015, $23,000 in 2014 and $17,500 in 2013

(2)	Bonuses earned for a fiscal year are paid in the subsequent fiscal year (e.g., the bonuses in column (d) earned for performance in 2015 were paid in the first quarter of 2016).

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(3)	Under the bonus exchange, the NEO may elect to receive all or a portion of his cash bonus in equity awards (RSUs or LTIP Units (discussed below in the narrative discussion that follows the Grants of Plan-Based Awards in Fiscal Year 2015 table). The value of equity awards received is equal to 125% of the cash bonus exchanged. Equity awards granted as part of the bonus exchange have a vesting period of three years (40% in the first year, 40% in the second year, and 20% in the third year). The amount in column (d) includes the actual bonus awarded to the NEO participating in the bonus exchange regardless of whether cash or stock awards were received. The value of the stock awards in excess of the bonus award (the 25% premium) is included in the column (e).

Name	Year (i)	Annual Cash Bonus Award (ii)	Amount Exchanged (iii)	25% Premium on Exchange (iv)	Exchanged Equity Value (v)	# of Shares or Units (vi)
Mr. Moghadam	2015	$2,315,625	$2,315,625	$578,906	$2,894,531	77,601
	2014	$1,912,500	$1,912,500	$478,125	$2,390,625	53,267
	2013	$1,650,000	$1,650,000	$412,500	$2,062,500	50,514
Mr. Olinger	2015	$1,133,000	$1,133,000	$283,250	$1,416,250	37,969
	2014	$ 932,000	$ 932,000	$233,000	$1,165,000	29,958
Mr. Reilly	2015	$1,240,000	$1,240,000	$310,000	$1,550,000	41,554
	2014	$ 998,000	$ 848,300	$212,075	$1,060,375	23,626
Mr. Nekritz	2015	$1,168,000	$1,168,000	$292,000	$1,460,000	39,142
	2014	$ 972,000	$ 972,000	$243,000	$1,215,000	27,072
	2013	$ 859,375	$ 429,688	$107,421	$ 537,109	13,154
Mr. Anderson	2015	$1,118,000	$1,118,000	$279,500	$1,397,500	37,466
	2014	$ 919,000	$ 919,000	$229,750	$1,148,750	25,596
Mr. Curless	2015	$1,168,000	$1,168,000	$292,000	$1,460,000	39,142
	2014	$ 959,000	$ 239,750	$ 59,938	$ 299,688	6,677

(i)	This is the year that the bonus is presented in the Summary Compensation Table. Bonuses for each year were awarded in the first quarter of the following year.

(ii)	Represents the bonus awarded to the NEO before the bonus exchange election.

(iii)	This column reflects the value of the bonus award that the NEO has elected to exchange. All of the NEOs elected to exchange 100% of their bonuses for 2015. Mr. Moghadam elected to exchange 100% of his bonus for 2014 and 2013; Mr. Olinger elected to exchange 100% of his bonus for 2014 and none of his bonus for 2013; Mr. Reilly elected to exchange 85% of his bonus for 2014 and none of his bonus for 2013; Mr. Nekritz elected to exchange 100% of his bonus for 2014 and 50% of his bonus for 2013; Mr. Anderson elected to exchange 100% of his bonus for 2014 and none of his bonus for 2013; and Mr. Curless elected to exchange 25% of his bonus for 2014 and none of his bonus for 2013. Accordingly, the NEOs exchanged the bonus amounts reflected in column (iii) for equity, and received the remainder of their bonus amounts in cash. As such, Mr. Reilly received $149,700 of his 2014 bonus in cash; Mr. Nekritz received $429,687 of his 2013 bonus in cash; and Mr. Curless received $719,250 of his 2014 bonus in cash.

(iv)	A premium of 25% of the portion of the bonus that is subject to the exchange is granted.

(v)	Represents the sum of the exchanged portion of the bonus and the 25% premium. This value is granted to the NEO in the form of equity with vesting over a three-year period (40% in the first year, 40% in the second year, and 20% in the third year).

(vi)	Represents the total equity award granted to the NEO under the bonus exchange calculated based on the closing price of our common stock on the date the bonus is awarded. For 2015 and 2014, each NEO elected to receive the equity award in the form of LTIP Units. For 2013, awards were granted in RSUs.

Information on how we value equity awards is included in the narrative discussion that follows the Grants of Plan-Based Awards in Fiscal Year 2015 table below.

(4)	Amounts represent the value of equity awards granted in each year including awards granted under our annual LTI equity award program, awards granted under PPP in 2014 and 2013 (discussed below), and the allocation of participation points under POP in each year. Column (e) also includes the value of the premium awarded resulting from the election of the bonus exchange in a particular year (discussed above).

Annual LTI Equity Incentive Awards:

Under our annual LTI equity award program, we generally grant equity awards in the first quarter for the performance period ended in the previous year. For example, the annual awards in column (e) for 2015 were granted in February 2015 but were based on a performance period that ended in 2014. The amount of each NEO’s annual award is based on performance criteria and the award is also subject to continued employment.

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▶	2015: LTIP Units issued on March 13, 2015 (approved by the Compensation Committee on February 10, 2015) were:

-	Mr. Moghadam — 157,419 LTIP Units valued at $7,064,965

-	Mr. Olinger — 35,093 LTIP Units valued at $1,574,974

-	Mr. Reilly — 45,120 LTIP Units valued at $2,024,986

-	Mr. Nekritz — 35,093 LTIP Units valued at $1,574,974

-	Mr. Anderson — 35,093 LTIP Units valued at $1,574,974

-	Mr. Curless — 31,082 LTIP Units valued at $1,394,960

The number of LTIP Units were determined using the closing price of our common stock on the award grant date of February 10, 2015 ($44.88). This is the value used for accounting purposes to expense the grant.

▶	2014: RSUs granted on February 13, 2014 were:

-	Mr. Moghadam — 192,260 RSUs valued at $7,849,976

-	Mr. Olinger — 30,614 RSUs valued at $1,249,970

-	Mr. Reilly — 42,860 RSUs valued at $1,749,974

-	Mr. Nekritz — 30,614 RSUs valued at $1,249,970

-	Mr. Anderson — 30,614 RSUs valued at $1,249,970

-	Mr. Curless — 25,716 RSUs valued at $1,049,984

The RSUs were valued at $40.83 per share, the closing price of our common stock on the grant date.

▶	2013: RSUs granted on February 5, 2013 were:

-	Mr. Moghadam — 194,885 RSUs valued at $7,849,968

-	Mr. Olinger — 29,170 RSUs valued at $1,174,968

-	Mr. Reilly — 40,342 RSUs valued at $1,624,976

-	Mr. Nekritz — 27,929 RSUs valued at $1,124,980

-	Mr. Anderson — 27,929 RSUs valued at $1,124,980

-	Mr. Curless — 22,964 RSUs valued at $924,990

The RSUs were valued at $40.28 per share, the closing price of our common stock on the grant date.

Information on how we value equity awards is included in the narrative discussion that follows the Grants of Plan-Based Awards in Fiscal Year 2015 table below. Also see “Compensation Discussion and Analysis—2015 Compensation Elements and Decisions—LTI equity awards for the 2014 performance year (granted in 2015).”

POP:

The values in column (e) include the NEO’s allocation of the estimated compensation pool value (or participation point value), assuming no forfeitures, awarded under POP. This value is included in the NEO’s compensation even though there is no assurance that the value of the participation points will ever be realized by the NEO. The impact of including the awards under POP is illustrated above in “Compensation Discussion and Analysis—2015 Compensation Highlights.”

▶	2015 (2015-2017 Performance Period): Values of participation points as of the date of the point allocation (February 10, 2015) were: Mr. Moghadam ($3,975,000) and all other NEOs (each $1,590,000). As of December 31, 2015, the projected value of this compensation pool was zero.

▶	2014 (2014-2016 Performance Period): Values of participation points as of the date of the point allocation (February 13, 2014) were: Mr. Moghadam ($3,465,000) and all other NEOs (each $1,386,000). As of December 31, 2015, the projected value of this compensation pool was zero.

▶	2013 (2013-2015 Performance Period): Values of participation points as of the date of the point allocation (February 5, 2013) were: Mr. Moghadam ($3,585,000) and all other NEOs (each $1,434,000). On January 19, 2016, the Compensation Committee determined that no compensation pool would be funded for the 2013-2015 Performance Period. Even though these awards were not earned, the grant date fair value of these awards remains in the NEOs’ 2013 compensation in the Summary Compensation Table for Fiscal Year 2015.

POP and the exchange of participation points for POP LTIP Units are discussed below in the narrative that follows the Grants of Plan-Based Awards in 2015 table.

(5)	Awards in the form of cash and/or equity awards (vesting over a three-year period) were granted to participating employees, including all of the NEOs, in both July 2014 and August 2013 under PPP. The value of the equity portion of the award is included in column (e) based on the fair value on the grant date of the equity awards. The cash portion of the award is included in column (g). Because it is not possible to determine whether any incentive fees or promotes will be received in future years, only awards resulting from compensation pools that have funded are included in the compensation of the NEOs.

▶	2014 pool: Mr. Moghadam’s entire award was in the form of equity (45,329 LTIP Units). Awards for each of the other NEOs were in the form of cash (35% or $262,920) and equity (65% in the form of 11,785 LTIP Units). The LTIP Units were valued at $41.43 per share, the closing price of our common stock on the grant date.

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▶	2013 pool: Mr. Moghadam’s award was in the form of cash award (50% or $403,500) and equity (50% in the form of 10,864 RSUs). The awards for each of the other NEOs were in the form of cash (50% or $161,400) and equity (50% in the form of 4,445 RSUs). The RSUs were valued at $37.14 per share, the closing price of our common stock on the grant date.

Additional information on the participation points allocated under PPP and how they are valued is included in the narrative that follows the Grants of Plan-Based Awards in 2015 table.

(6)	The amounts in column (i) represent the other compensation amounts paid to each of the NEOs in 2015, 2014, and 2013. These amounts include the following items:

		401(k) Plan Match	Financial Planning Services (a)	Parking (a)	Other (b)	Totals (c)
Mr. Moghadam	2015	$7,950	$74,479	$4,800	$10,000	$97,229
	2014	$7,800	$68,750	$4,860	$—	$81,410
	2013	$7,650	$67,080	$4,860	$5,982	$85,572
Mr. Olinger	2015	$7,950	$16,307	$2,220	$12,500	$38,977
	2014	$7,800	$15,055	$1,980	$36,461	$61,296
	2013	$7,650	$14,480	$1,980	$1,169	$25,279
Mr. Reilly	2015	$7,950	$16,307	$—	$12,500	$36,757
	2014	$7,800	$15,055	$—	$14,613	$37,468
	2013	$7,650	$14,480	$—	$15,000	$37,130
Mr. Nekritz	2015	$7,950	$19,716	$—	$12,500	$40,166
	2014	$7,800	$10,144	$—	$10,200	$28,144
	2013	$7,650	$—	$—	$9,843	$17,493
Mr. Anderson	2015	$7,950	$19,208	$—	$—	$27,158
	2014	$7,800	$11,875	$—	$3,500	$23,175
	2013	$7,650	$—	$—	$6,180	$13,830
Mr. Curless	2015	$7,950	$16,307	$2,220	$12,250	$38,727
	2014	$7,800	$15,055	$1,980	$6,800	$31,635
	2013	$7,650	$15,969	$1,980	$2,000	$27,599

(a)	We provide financial planning services and parking, if applicable, to certain of our employees, including the NEOs, based on their position with the company.

(b)	For 2015 includes: matching charitable contributions by the company’s charitable foundation.

For 2014 includes: (i) service award for Mr. Reilly and (ii) matching charitable contributions by the company’s charitable foundation for Messrs. Olinger, Reilly, Nekritz, Anderson, and Curless.

For 2013 includes: (i) service awards for Mr. Moghadam and Mr. Olinger and (ii) matching charitable contributions by the company’s charitable foundation for Messrs. Reilly, Nekritz, Anderson, and Curless.

Our charitable foundation will match the amount of charitable contributions to qualifying organizations made by our directors and all of our employees. The annual maximum amount of matching contributions in one year applicable to our NEOs is $12,500, not including amounts matched under special matching initiatives related to specific events, such as natural disasters. Matching contributions available in a particular year that are not used may be carried over to the subsequent year. Amounts reported represent charitable contributions of our charitable foundation that were paid directly to outside organizations during the calendar year to match qualifying contributions made by the NEOs during that year and can also include amounts carried over from previous years.

(c)	No perquisite amounts are reported in any year for any of the NEOs as the aggregate amount of the incremental costs of any perquisites for an individual NEO does not exceed $10,000 in any year. In 2014, a leased corporate aircraft was used for a non-business purpose by Mr. Nekritz due to a family emergency. The incremental cost to the company was $7,656. This amount is not included in Mr. Nekritz’ compensation in 2014 because the total of Mr. Nekritz’ perquisites did not exceed $10,000.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2015*

Name (a)		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock Awards ($) (l)
	Grant Date (b)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Annual Grants:
Hamid Moghadam	02/10/15(2)	—	—	$16,455,000	—	$3,975,000
	03/13/15(1)	—	—	—	157,419	$7,064,965
Thomas Olinger	02/10/15(2)	—	—	$6,582,000	—	$1,590,000
	03/13/15(1)	—	—	—	35,093	$1,574,974
Eugene Reilly	02/10/15(2)	—	—	$6,582,000	—	$1,590,000
	03/13/15(1)	—	—	—	45,120	$2,024,986
Edward Nekritz	02/10/15(2)	—	—	$6,582,000	—	$1,590,000
	03/13/15(1)	—	—	—	35,093	$1,574,974
Gary Anderson	02/10/15(2)	—	—	$6,582,000	—	$1,590,000
	03/13/15(1)	—	—	—	35,093	$1,574,974
Michael Curless	02/10/15(2)	—	—	$6,582,000	—	$1,590,000
	03/13/15(1)	—	—	—	31,082	$1,394,960
Bonus Exchange Awards:
Hamid Moghadam	03/09/16(3)	—	—	—	15,520	$578,906
Thomas Olinger	03/09/16(3)	—	—	—	7,593	$283,250
Eugene Reilly	03/09/16(3)	—	—	—	8,311	$310,000
Edward Nekritz	03/09/16(3)	—	—	—	7,828	$292,000
Gary Anderson	03/09/16(3)	—	—	—	7,493	$279,500
Michael Curless	03/09/16(3)	—	—	—	7,828	$292,000

*	Columns (c) through (e), (j), and (k) have been omitted from this table because they are not applicable.

(1)	Represents the annual long-term equity incentive awards for the performance year ended in 2014 that were granted in 2015. These awards were approved by the Compensation Committee on February 10, 2015 at which time the NEO elected to receive the award in the form of LTIP Units. The LTIP Units were issued on March 13, 2015 and vest ratably over three years. The value in column (l) represents the award in column (i) valued at $44.88 per share, which was the closing price of our common stock on the February 10, 2015 award grant date. This value is used for accounting purposes to expense the grant. Annual long-term equity incentive awards for the performance year ended in 2015 were granted by the Compensation Committee in February 2016 and are not included in this table. See “—Compensation Discussion and Analysis—2015 Compensation Elements and Decisions—LTI equity awards for the 2014 performance year (granted in 2015).”

(2)	Represents the allocation of participation points in February 2015 under the POP for the 2015-2017 Performance Period. Since POP rewards only extraordinary performance there is no Threshold or Target value. Notwithstanding the values of the participation points shown in this table, there can be no assurance that the company’s performance at the end of an applicable performance period will result in any payment under POP. The amount in column (h) represents the NEO’s allocation of the maximum pool value for the 2015-2017 Performance Period of $109.7 million, assuming no forfeitures of any awards. The value in column (l) is the grant-date fair value of the NEO’s allocation based on a valuation of the future compensation pool using a Monte Carlo simulation as of the grant date to estimate a fair value for accounting purposes, estimated at $26.5 million. Awards under POP may be paid in either cash or equity (with no vesting requirement) and the Compensation Committee has determined that the awards for the 2015-2017 Performance Period will be paid in equity, if at all.

(3)

Represents the LTIP Units granted to the NEO corresponding to the premium that results from electing the bonus exchange with respect to the bonus that was awarded in February 2016 for performance in 2015. Upon election, a premium of 25% is granted in the form of additional equity awards. This premium was granted in the form of LTIP Units that vest over three years (40% in each of the first two years and 20% in the last year). The value of the premium is included in column (e) of the Summary Compensation Table for

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Fiscal Year 2015. The value of the bonus award for 2015 (before the premium) is included as a bonus in column (d) of that table. The value in column (l) of this table represents the LTIP Units awarded for the premium and shown in column (i) valued at $37.30 per share, which was the closing price of our common stock on February 10, 2016, the date the bonus was awarded and the election to exchange was effective. This value is used for accounting purposes to expense the grant. The LTIP Units were issued on March 9, 2016.

Narrative Discussion to the Summary Compensation Table for Fiscal Year 2015 and the Grants of Plan-Based Awards in Fiscal Year 2015 Table

Equity compensation plans

At our annual meeting on May 3, 2012, our stockholders approved and adopted the Prologis, Inc. 2012 Long-Term Incentive Plan (the “2012 LTIP”). The 2012 LTIP enables our executive officers, employees, directors, and consultants to participate in the ownership of the company and allows us to attract and retain our executive officers, other employees, and directors, as well as provide incentives to such persons to maximize our company performance.

In addition, we have other equity compensation plans under which equity awards were outstanding as of December, 31, 2015:

▶	the Amended and Restated 2002 Stock Option and Incentive Plan and the Third Amended and Restated 1997 Stock Option and Incentive Plan, collectively the “AMB Plans,” which were both approved by our stockholders; and

▶	the ProLogis 2006 Long-Term Incentive Plan, the ProLogis 2000 Share Option Plan for Outside Trustees, and the ProLogis 1997 Long-Term Incentive Plan, collectively the “Trust Plans,” which were assumed by us under the Merger agreement with all outstanding awards converted based on the Merger exchange ratio. The Trust Plans were approved by shareholders of the Trust.

All future equity awards will be granted from the 2012 LTIP and we will no longer grant any awards from the AMB Plans or the Trust Plans. The available shares of common stock reserved for issuance under the AMB Plans and the Trust Plans as of May 3, 2012 were added to the share reserve of the 2012 LTIP. All outstanding awards under the AMB Plans and the Trust Plans will remain outstanding until they vest, expire, or are forfeited by the participant. As of December 31, 2015, we had 10.9 million shares of common stock remaining available for future issuance under our plans, and 10.8 million shares of common stock subject to outstanding unvested awards.

The 2012 LTIP does not expire but no further awards can be granted under the plan after the tenth anniversary date of the plan’s approval (May 3, 2022). The 2012 LTIP does not permit re-pricing of stock options without stockholder approval. Participants, including non-employee directors, in the 2012 LTIP may receive stock options, stock appreciation rights, and full value awards, including dividend equivalents. Only employees may receive incentive stock options under the 2012 LTIP, however, we have not granted incentive stock options in the past and currently do not intend to grant any stock options of any kind.

For further detail, please see “Equity Compensation Plans” below.

Equity award terms

Under our annual long-term equity incentive program and PPP, we currently intend to grant LTIP Units and RSUs. Restricted stock awards were last granted in 2012 and stock options were last granted in 2011. In addition, we provided certain executives with opportunities to earn awards under POP. Beginning in 2014, we offered to certain executives the option to elect to receive LTIP Units in lieu of RSUs that may be granted to them under our compensation program. The general terms of our equity awards outstanding at December 31, 2015 are as follows:

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RSUs

Each RSU is convertible into one share of common stock upon vesting. The RSUs generally vest ratably over a continued service period of three years, such that the awards vest 34% after the first year, 33% after the second year, and 33% after the third year. RSUs have no voting rights. Certain awards, such as special grants due to hiring or retention considerations, may have different vesting terms, including cliff vesting terms (i.e., the entire award vests on a specified future date). RSUs granted as a part of the bonus exchange generally have a three-year vesting period, such that the bonus exchange awards vest 40% after the first year, 40% after the second year, and 20% after the third year. Generally, RSUs earn dividend equivalents (either cash or equity) over the vesting period under the same payment terms as dividends paid on our common stock. RSUs are valued based on the closing price of our common stock on the grant date.

LTIP Units

Certain participants in the 2012 LTIP can elect to receive LTIP Units instead of RSUs. LTIP Units have similar terms to RSUs with respect to vesting provisions, voting rights, and dividends. LTIP Units are different from POP LTIP Units granted under POP (as discussed below). LTIP Units are structured with the intent that the units will generally be economically equivalent to the RSUs that would be issued for the applicable awards and generally have the same vesting terms (three-year vesting) as the RSUs that are granted. Under certain conditions, an LTIP Unit is convertible into a common unit and then redeemable for one share of our common stock, or at our option, cash. Among other conditions, LTIP Units cannot be converted until they are vested and a waiting period of two years from the date of issuance is complete. Like RSUs, LTIP Units earn cash distributions equal to the dividend paid on our common stock. After vesting and other conditions are met, LTIP Units remain outstanding until such time as the holder of the LTIP Units elects to convert.

In December 2014, certain executives, including the NEOs, were also given the election to exchange outstanding, unvested RSUs or RSAs into LTIP Units with the same vesting terms as the RSUs or RSAs that were exchanged. The RSUs and RSAs subject to this exchange were cancelled, and LTIP Units were issued pursuant to these exchanges in January 2015.

The exchange of the LTIP Units for unvested RSUs and RSAs in January 2015 did not result in incremental fair value for accounting purposes and does not change the total compensation of the NEO. As such, the issuance of the LTIP Units in this exchange (and subsequent cancellation of outstanding RSUs and RSAs) does not change the value of the equity awards as presented in the Summary Compensation Table or in the Grants of Plan-Based Awards Table.

Participation Points—POP

Under POP, certain employees are awarded a portion of a potential compensation pool to be determined based on the number of participation points allocated to them for each performance period. We made allocations of participation points under POP in 2015 for the 2015-2017 Performance Period, in 2014 for the 2014-2016 Performance Period, and in 2013 for the 2013-2015 Performance Period.

The participation points are valued using a Monte Carlo simulation as of the grant date. Participation points under POP were structured with the intent that the points have no economic value to the participants if and until performance criteria are met and an award is paid for the applicable performance period.

The total compensation pool applicable to all participants was initially represented by 10,000 participation points. The actual awards for the performance period, if any, will be determined by multiplying the total compensation pool by a fraction, the numerator of which is the number of participation points held by a participant and the denominator of which is the total number of participation points held by all participants on the last day of the performance period. Awards can be paid in either cash or equity after the end of the three-year performance period. The Compensation Committee has determined that the awards will be paid, if at all, in RSUs or LTIP Units. Earned POP awards cannot be paid unless and until absolute TSR becomes positive. Any earned POP award will expire seven years after the end of the performance period, if absolute TSR does not become positive within that period.

For each performance period, the Compensation Committee allocated 1,500 participation points to Mr. Moghadam and 600 participation points to each of the other NEOs. In allocating participation points to the NEOs, the Compensation Committee took into consideration external market data concerning the typical ratio of CEO compensation to that of other NEOs and

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employees. The Compensation Committee generally allocated a smaller portion of the total compensation pool to the NEOs relative to the other participants than is typical in the outperformance plans of other companies the committee reviewed.

POP LTIP Units. Certain members of the executive management team, including the NEOs, elected to exchange their POP participation points for Prologis Outperformance Plan LTIP Units (the “POP LTIP Units”). The POP LTIP Units are structured with the intent that the units will be comparable economically to the awards under POP. A participant electing to receive the POP LTIP Units will receive the same percentage of the bonus pool as if the participant had not participated in the exchange. Like other forms of awards under the plan, the POP LTIP Units will have no economic value to the participants until and unless the performance criteria are achieved at the end of a performance period and other conditions are met. Once the Compensation Committee determines whether the performance criteria have been met, the POP LTIP Units will be forfeited to the extent not earned based on the terms of POP. If an award is earned, the participant will retain the number of POP LTIP Units equal in economic value to the percentage of the performance pool originally allocated to participant at the beginning of the applicable performance period. Any POP LTIP Units in excess of such amount will be forfeited.

Upon the satisfaction of certain conditions, including achievement of the relevant performance criteria, each POP LTIP Unit may be convertible into a common unit of the operating partnership and then redeemable for one share of our common stock, or cash at our option.

As has become standard tax structuring for profits interests that only vest if performance hurdles are met, the POP LTIP Units are entitled to distributions during the performance period equal to 10% of our common stock dividend. However, contrary to most performance-based programs at other REITs, we are requiring participants to make a significant, non-refundable capital contribution for the POP LTIP Units they receive. This feature is intended to make POP LTIP Units comparable economically to POP participation points allocated to applicable participants under the POP, creates downside risk for participants in the event vesting does not occur because they will then forfeit the capital invested in their POP LTIP Units, and is designed so that participants receive no additional compensation as a result of the exchange of participation points into POP LTIP Units.

As such, the issuance of POP LTIP Units in exchange for participation points does not affect the compensation amounts for the NEOs in the Summary Compensation Table or in the Grants of Plan-Based Awards Table. The exchange of the POP LTIP Units for participation points does not result in incremental fair value for accounting purposes and does not change the total compensation of the NEOs. As a result, the issuance of the POP LTIP Units in exchange for participation points does not change the presentation of the value of the participation points in the Summary Compensation Table or in the Grants of Plan-Based Awards Table. The POP LTIP Units are included in the Outstanding Equity Awards at Fiscal Year-End table at their threshold value at December 31, 2015, which is zero for all performance periods.

▶	2013-2015 Performance Period: This performance period began on January 1, 2013 and ended on December 31, 2015 and included 87 participants at its start. The value of the potential compensation pool on February 5, 2013, the date participation points were awarded, was $23.9 million, determined using a Monte Carlo simulation. Variables used in the simulation under a risk-neutral premise include: (i) expected volatility of our common stock of 46%; (ii) expected volatility of the MSCI US REIT Index of 30%; and (iii) correlation between our common stock and the MSCI US REIT Index of 90%. The potential compensation pool was capped at $82.2 million, which was 0.5% of our equity market capitalization at December 31, 2012.

Our TSR for the performance period was not sufficient to fund a compensation pool. As no compensation pool was funded for the 2013-2015 Performance Period, no awards were granted for such performance period. All POP LTIP Units issued with respect to the 2013-2015 Performance Period were forfeited on January 19, 2016, the date the Compensation Committee determined that no pool would be funded.

▶	2014-2016 Performance Period: This performance period began on January 1, 2014 and will end on December 31, 2016 and included 91 participants at its start. The value of the potential compensation pool on February 13, 2014, the date participation points were awarded, was $23.1 million, determined using a Monte Carlo simulation. Variables used in the simulation under a risk-neutral premise include: (i) expected volatility of our common stock of 46%; (ii) expected volatility of the MSCI US REIT Index of 30%; and (iii) correlation between our common stock and the MSCI US REIT Index of 89%. The potential compensation pool was capped at $93.5 million, which was 0.5% of our equity market capitalization at December 31, 2013. As of December 31, 2015, the projected value of this compensation pool was zero.

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▶	2015-2017 Performance Period: This performance period began on January 1, 2015 and will end on December 31, 2017 and included 97 participants at its start. The value of the potential compensation pool on February 13, 2015, the date participation points were awarded, was $26.5 million, determined using a Monte Carlo simulation. Variables used in the simulation under a risk-neutral premise include: (i) expected volatility of our common stock of 32%; (ii) expected volatility of the MSCI US REIT Index of 24%; and (iii) correlation between our common stock and the MSCI US REIT Index of 90%. The potential compensation pool was capped at $109.7 million, which was 0.5% of our equity market capitalization at December 31, 2014. As of December 31, 2015, the projected value of this compensation pool was zero.

POP is also discussed under “—Compensation Discussion and Analysis—Compensation Elements and Decisions.”

Participation Points—PPP

Under PPP, certain employees receive participation points representing their share of a potential compensation pool that, if funded, will be awarded to the participant in a percentage of equity with any remainder in cash. The equity portion of the award would be paid in RSUs or LTIP Units with a three-year vesting period. The participation points awarded have no value unless and until an incentive fee or promote is received. No awards or values are reported as of the date of the allocation of participation points because it is not possible to determine whether any incentive fees or promotes will be received in future years from a particular venture. For accounting purposes, the cash awards will be expensed when earned and paid to participants and the equity awards are expensed over the vesting period.

The Compensation Committee allocated 10,000 participation points for each applicable venture, representing each venture’s bonus award pool. The Compensation Committee allocated 1,500 participation points to Mr. Moghadam and 600 participation points to each of the other NEOs with respect to each of our applicable ventures utilizing a similar rationale as with the awards of participation points made for POP and discussed above.

No PPP awards were granted in 2015. PPP bonus pools were funded in 2013 and 2014. The value of a PPP award earned by a NEO is reported as compensation in the year the award is earned by the NEO on the date of determination by the Compensation Committee. In 2013, awards were paid 50% in cash and 50% in equity. In 2014, PPP was amended to allow the Compensation Committee to grant awards with the equity percentage over 50% and the remainder in cash. The cash awards earned by the NEOs in 2014 and 2013 under PPP are included as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for Fiscal Year 2015 for the respective year. The equity awards (RSUs in 2013 and LTIP Units in 2014) are included as “Stock Awards” in the Summary Compensation Table for Fiscal Year 2015 for the respective year.

PPP is discussed in further detail under “—Compensation Discussion and Analysis—Compensation Elements and Decisions.”

Stock Options

We discontinued the issuance of stock options prior to the Merger in June 2011. Stock options outstanding are all vested and exercisable. Stock options granted generally vested ratably over a continued service period of three years, however, certain stock options previously granted as a result of the bonus exchange vested over a one-year period (25% per quarter). Stock options were granted with an exercise price equal to the closing price of our common stock on the grant date. The exercise price for any outstanding stock option may not be decreased after the grant date except for reductions approved by our stockholders or if there is an overall adjustment to our outstanding shares, such as an adjustment triggered by a stock split. Stock options expire on the tenth anniversary of the grant date.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

(DECEMBER 31, 2015)*

Name (a)	Option Awards(1)				Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Hamid Moghadam	387,341		$ 15.92	2/10/19
	446,991		$ 22.14	2/11/20
	356,957		$ 32.95	2/2/21
					64,312(2)	$2,760,271
					9,961(2)	$427,526
					126,891(3)	$5,446,162
					30,308(4)	$1,300,819
					3,585(5)(6)	$153,868
					30,220(7)	$1,297,042
					157,419(8)	$6,756,423
					53,267(9)	$2,286,220
							304,517(10)	—(10)
							343,413(11)	—(11)
							383,735(12)	—(12)
Thomas Olinger	20,925		$ 48.76	2/21/18
	56,603		$ 15.92	2/10/19
	23,097		$ 22.14	2/11/20
					9,626(2)	$413,148
					1,433(5)(6)	$61,504
					7,857(7)	$337,222
					20,205(6)(13)	$867,199
					35,093(8)	$1,506,192
					25,958(9)	$1,114,117
							121,807(10)	—(10)
							137,365(11)	—(11)
							153,494(12)	—(12)
Eugene Reilly					13,312(6)(14)	$571,351
					1,433(5)(6)	$61,504
					7,857(7)	$337,222
					28,287(6)(13)	$1,214,078
					45,120(8)	$1,936,550
					23,626(9)	$1,014,028
							121,807(10)	—(10)
							137,365(11)	—(11)
							153,494(12)	—(12)
Edward Nekritz	7,845		$134.23	12/21/16
	9,779		$135.76	12/18/17
	83,700		$ 15.39	11/11/18
					9,216(6)(14)	$395,551
					2,763(6)(15)	$118,588
					1,433(5)(6)	$61,504
					7,857(7)	$337,222
					20,205(6)(13)	$867,199

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Name (a)	Option Awards(1)				Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Edward Nekritz					7,892(6)(15)	$338,725
					35,093(8)	$1,506,192
					27,072(9)	$1,161,930
							—(16)	—(10)
							130,162(11)	—(11)
							153,494(12)	—(12)
Gary Anderson					9,216(6)(14)	$395,551
					1,433(5)(6)	$61,504
					7,857(7)	$337,222
					20,205(6)(13)	$867,199
					35,093(8)	$1,506,192
					25,596(9)	$1,098,580
							121,807(10)	—(10)
							137,365(11)	—(11)
							153,494(12)	—(12)
Michael Curless					7,578(6)(14)	$325,248
					2,280(6)(14)	$97,858
					1,433(5)(6)	$61,504
					7,857(7)	$337,222
					16,972(6)(13)	$728,438
					31,082(8)	$1,334,039
					6,677(9)	$286,577
							121,807(10)	—(10)
							137,365(11)	—(11)
							153,494(12)	—(12)

*	Column (d) has been omitted from this table because it is not applicable.

(1)	Dollar amounts are based on the closing price of our common stock on December 31, 2015, which was $42.92 per share.

(2)	RSUs: vested on February 1, 2016.

(3)	RSUs: vested on February 13, 2016 (50%) and will vest on February 13, 2017 (50%).

(4)	RSUs: vested on February 13, 2016 (67%) and will vest on February 13, 2017 (33%).

(5)	LTIP Units: will vest on August 13, 2016.

(6)	Originally granted as RSUs or RSAs, these awards were exchanged for LTIP Units on January 20, 2015 at the election of the NEO. The LTIP Units issued in the exchange have the same vesting terms as the exchanged RSUs/RSAs. See the narrative discussion of LTIP Units that follows the Grants of Plan-Based Awards for 2015 table.

(7)	LTIP Units: will vest in equal amounts on each of September 17, 2016 and 2017.

(8)	LTIP Units: vested on March 13, 2016 (34%) and remainder will vest in equal amounts on each of March 13, 2017 and 2018.

(9)	LTIP Units: vested on March 13, 2016 (40%) and will vest on March 13, 2017 (40%) and March 13, 2018 (20%).

(10)	For the 2013-2015 Performance Period, column (i) represents the number of POP LTIP Units issued to the NEO in exchange for participation points originally allocated to the NEO under POP on February 5, 2013. No value is presented in column (j) because awards under POP have no threshold value. On January 19, 2016, the Compensation Committee determined that no compensation pool would be funded for the 2013-2015 Performance Period. As a result, all of the POP LTIP Units for this performance period were forfeited. See the narrative discussion of POP LTIP Units that follows the Grants of Plan-Based Awards for 2015 table.

(11)	For the 2014-2016 Performance Period, column (i) represents the number of POP LTIP Units issued to the NEO in exchange for participation points originally allocated to the NEO under POP on February 13, 2014. No value is presented in column (j) because awards under POP have no threshold value. Actual awards will not be determined or paid until the end of the three-year performance period. As of December 31, 2015, the projected value of the compensation pool for the 2014-2016 Performance Period was zero. See the narrative discussion of POP LTIP Units that follows the Grants of Plan-Based Awards Table for 2015.

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(12)	For the 2015-2017 Performance Period, column (i) represents the number of POP LTIP Units issued to the NEO in exchange for participation points originally allocated to the NEO under POP on February 10, 2015. No value is presented in column (j) because awards under POP have no threshold value. Actual awards will not be determined or paid until the end of the three-year performance period. As of December 31, 2015, the projected value of the compensation pool for the 2015-2017 Performance Period was zero. See the narrative discussion of LTIP Units that follows the Grants of Plan-Based Awards Table for 2015.

(13)	LTIP Units: vested on February 13, 2016 (50%) and will vest on February 13, 2017 (50%).

(14)	LTIP Units: vested on February 5, 2016.

(15)	LTIP Units: vested on February 13, 2016 (67%) and will vest on February 13, 2017 (33%).

(16)	Participation points allocated to Mr. Nekritz for the 2013-2015 Performance Period that have not been exchanged for POP LTIP Units as of December 31, 2015 are represented in column (j) at a zero value because the awards under POP have no threshold value. On January 19, 2016, the Compensation Committee determined that no compensation pool would be funded for the 2013-2015 Performance Period. See the narrative discussion of POP LTIP Units that follows the Grants of Plan-Based Awards Table for 2015

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2015

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Hamid Moghadam	142,718	$924,972(1)	231,375(2)	$10,136,539(2)
			18,694(3)(4)	$ 724,894(3)(4)
Thomas Olinger	—	$ —	14,178(5)	$ 621,138(5)
			25,278(3)(6)	$ 1,094,327(3)(6)
Eugene Reilly	—	$ —	62,634(3)(7)	$ 2,783,692(3)(7)
Edward Nekritz	—	$ —	49,382(3)(8)	$ 2,184,967(3)(8)
Gary Anderson	—	$ —	30,375(3)(9)	$ 1,330,397(3)(9)
Michael Curless	—	$ —	8,873(10)	$ 400,616(10)
			26,246(3)(11)	$ 1,148,128(3)(11)

(1)	This value is the difference between the market price of our common stock and the exercise price of the stock options when they were exercised by Mr. Moghadam (January 22, 2015). The stock options exercised were granted on February 5, 2005 at an exercise price of $38.56.

(2)	Represents the vesting of shares as presented below:

▶	9,332 shares with a value of $408,835, granted on February 2, 2011, vested on February 1, 2015;

▶	52,233 shares with a value of $2,288,328, granted on February 1, 2012, vested on February 1, 2015;

▶	84,235 shares with a value of $3,690,335, granted on February 5, 2013, vested on February 5, 2015; and

▶	85,575 shares with a value of $3,749,041, granted on February 13, 2014, vested on February 13, 2015.

Mr. Moghadam deferred all of these shares under our nonqualified deferred compensation plan. Mr. Moghadam has not sold any of the shares he acquired as a result of the vesting of these awards. See also the Nonqualified Deferred Compensation in Fiscal Year 2015 table below.

(3)	Under certain conditions, an LTIP Unit is convertible into a common unit of the operating partnership which can then be redeemed into one share of our common stock (or cash at our election). Among other conditions, LTIP Units cannot be converted until they are vested and a waiting period of two years from the date of issuance is complete. As of December 31, 2015, all of the LTIP Units outstanding have been held by the respective NEO for less than two years. See “Narrative Discussion to the Summary Compensation Table for Fiscal Year 2015 and the Grants of Plan-Based Awards in Fiscal Year 2015 Table.”

(4)	Represents the vesting of LTIP Units as presented below:

▶	3,585 units with a value of $147,881, RSUs originally granted on August 13, 2014 and exchanged for LTIP Units on January 20, 2015, vested on August 13, 2015 and

▶	15,109 units with a value of $577,013, issued on September 17, 2014, vested on September 17, 2015.

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2016 Proxy Statement

(5)	Represents the vesting of shares as presented below:

▶	4,552 shares with a value of $199,423, granted on February 2, 2011, vested on February 1, 2015 and

▶	9,626 shares with a value of $421,715, granted on February 5, 2013, vested on February 5, 2015.

Mr. Olinger deferred all of these shares under our nonqualified deferred compensation plan. Mr. Olinger has not sold any of the shares he acquired as a result of the vesting of these awards. See also the Nonqualified Deferred Compensation in Fiscal Year 2015 table below.

(6)	Represents the vesting of LTIP Units as presented below:

▶	9,507 units with a value of $429,146, RSUs originally granted on February 1, 2012 and exchanged for LTIP Units on January 20, 2015, vested on February 1, 2015;

▶	10,409 units with a value of $456,018, RSUs originally granted on February 13, 2014 and exchanged for LTIP Units on January 20, 2015, vested on February 13, 2015;

▶	1,434 units with a value of $59,153, RSUs originally granted on August 13, 2013 and exchanged for LTIP Units on January 20, 2015, vested on August 13, 2015; and

▶	3,928 units with a value of $150,010, issued on September 17, 2014, vested on September 17, 2015.

(7)	Represents the vesting of LTIP Units as presented below:

▶	9,104 units with a value of $410,955, RSUs originally granted on February 2, 2011 and exchanged for LTIP Units on January 20, 2015, vested on February 1, 2015;

▶	20,282 units with a value of $915,529, RSUs originally granted on February 1, 2012 and exchanged for LTIP Units on January 20, 2015, vested on February 1, 2015;

▶	13,313 units with a value of $609,602, RSUs originally granted on February 5, 2013 and exchanged for LTIP Units on January 20, 2015, vested on February 5, 2015;

▶	14,573 units with a value of $638,443, RSUs originally granted on February 13, 2014 and exchanged for LTIP Units on January 20, 2015, vested on February 13, 2015;

▶	1,434 units with a value of $59,153, RSUs originally granted on August 13, 2013 and exchanged for LTIP Units on January 20, 2015, vested on August 13, 2015; and

▶	3,928 units with a value of $150,010, issued on September 17, 2014, vested on September 17, 2015.

(8)	Represents the vesting of LTIP Units as presented below:

▶	4,464 units with a value of $201,505, RSUs originally granted on January 30, 2011 and exchanged for LTIP Units on January 20, 2015, vested on January 30, 2015;

▶	9,140 units with a value of $412,580, RSUs originally granted on February 1, 2012 and exchanged for LTIP Units on January 20, 2015, vested on February 1, 2015;

▶	14,745 units with a value of $675,173, RSUs originally granted on February 5, 2013 and exchanged for LTIP Units on January 20, 2015, vested on February 5, 2015;

▶	15,671 units with a value of $686,546, RSUs originally granted on February 13, 2014 and exchanged for LTIP Units on January 20, 2015, vested on February 13, 2015;

▶	1,434 units with a value of $59,153, RSUs originally granted on August 13, 2013 and exchanged for LTIP Units on January 20, 2015, vested on August 13, 2015; and

▶	3,928 units with a value of $150,010, issued on September 17, 2014, vested on September 17, 2015.

(9)	Represents the vesting of LTIP Units as presented below:

▶	5,387 units with a value of $243,169, RSUs granted on February 1, 2012 and exchanged for LTIP Units on January 20, 2015, vested on February 1, 2015;

▶	9,217 units with a value of $422,047, RSUs originally granted on February 5, 2013 and exchanged for LTIP Units on January 20, 2015, vested on February 5, 2015;

▶	10,409 units with a value of $456,018, RSUs originally granted on February 13, 2014 and exchanged for LTIP Units on January 20, 2015, vested on February 13, 2015;

▶	1,434 units with a value of $59,153, RSUs originally granted on August 13, 2013 and exchanged for LTIP Units on January 20, 2015, vested on August 13, 2015; and

▶	3,928 units with a value of $150,010, issued on September 17, 2014, vested on September 17, 2015.

(10)	Represents the vesting of shares as presented below:

▶	8,873 shares with a value of $400,616, granted on February 1, 2012, vested on February 1, 2015.

Of the vested shares, 3,391 shares were withheld to satisfy taxes at a value of $153,104 and the remaining 5,482 shares were distributed to Mr. Curless. These shares were sold by Mr. Curless on November 20, 2015.

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2016 Proxy Statement

(11)	Represents the vesting of LTIP Units as presented below:

▶	12,140 units with a value of $555,890, RSUs originally granted on February 5, 2013 and exchanged for LTIP Units on January 20, 2015, vested on February 5, 2015;

▶	8,744 units with a value of $383,075, RSUs originally granted on February 13, 2014 and exchanged for LTIP Units on January 20, 2015, vested on February 13, 2015;

▶	1,434 units with a value of $59,153, RSUs originally granted on August 13, 2013 and exchanged for LTIP Units on January 20, 2015, vested on August 13, 2015; and

▶	3,928 units with a value of $150,010, issued on September 17, 2014, vested on September 17, 2015.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL YEAR 2015*

Name (a)	Plans	Executive Contributions in Last FY ($) (b)	Aggregate Earnings In Last FY ($) (d)		Aggregate Withdrawals/ Distributions ($) (e)		Aggregate Balance at Last FYE ($) (f)
Hamid Moghadam	AMB NQ Plans & 2012 NQDC Plan(1)	$9,924,804	$1,263,433	(2)	$—		$34,594,737
	Notional Account NQDC Plan(3)	$—	$912,517		$—		$12,279,468
Thomas Olinger	AMB NQ Plans & 2012 NQDC Plan(1)	$608,764	$97,727	(2)	$(1,240,846	)(4)	$1,272,830
	Notional Account NQDC Plan(3)	$—	$343		$(1,556	)(4)	$—
Eugene Reilly		$—	$—		$—		$—
Edward Nekritz		$—	$—		$—		$—
Gary Anderson		$—	$—		$—		$—
Michael Curless		$—	$—		$—		$—

*	Column (c) has been omitted from this table because it is not applicable.

(1)	The NEO deferred the receipt of RSAs and RSUs that vested during 2015. See additional information on the awards deferred in the Option Exercises and Stock Vested in Fiscal Year 2015 table above. The value reported as a contribution represents the value on the date the shares were delivered to the rabbi trust which is not necessarily the value on the vesting date. The NEO did not defer any cash compensation in 2015. Dividends earned on our common stock that the NEO has deferred are credited to his account in cash, which is then invested in investment options other than our common stock. Our nonqualified deferred compensation plans are described in more detail in the narrative discussion that follows these footnotes.

(2)	Represents earnings that are computed based on the specific investment options that are elected by the NEO, as described in the narrative discussion that follows these footnotes. Primarily these earnings consist of the dividends paid on the shares of our common stock deferred by the NEO and the change in the market value of those shares. These amounts are not included in the NEO’s total compensation presented in the Summary Compensation Table for Fiscal Year 2015 above.

(3)	Participants in our nonqualified deferred compensation plans prior to the Merger received a lump-sum payment, triggered by the Merger, equal to the value of their account balance in June 2011. After the Merger, we established a new nonqualified deferred compensation plan that is discussed in further detail below. Under this Notional Account NQDC Plan, an initial account credit value was established for the NEO who received distributions from this plan in June 2011 as a result of the Merger. Participants in the Notional Account NQDC are credited with the excess in value, if any, of their Notional Earnings Account (representing the initial account credit value plus the cumulative earnings or losses associated with the underlying, hypothetical investments, if any) over the initial account credit value. The amount in column (f) represents the excess of the participant’s notional earnings account value over the initial account credit value as of December 31, 2015. The extent to which this excess is attributable to changes in values during 2015 is reflected as earnings for 2015 in column (d). The initial account credit value is not reflected in this table because the participant does not have a right to the initial account credit value. See the narrative discussion that follows these footnotes.

(4)	Represents a previously elected in-service distribution in accordance with terms of the plans.

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Narrative Discussion to Nonqualified Deferred Compensation in Fiscal Year 2015 Table

2012 NQDC Plan

Effective 2012, we established a nonqualified deferred compensation plan (the “2012 NQDC Plan”). The 2012 NQDC Plan allows certain eligible employees and non-employee directors of the company and our participating subsidiaries to elect to defer up to 100% of their eligible compensation, such as annual salary, bonus, equity awards, and directors’ fees, that were earned and vested on or after January 1, 2012. The deferred compensation under the 2012 NQDC Plan is our unsecured obligation and amounts deferred are held in a rabbi trust. Participants select from various investment options available under the plan to earn investment credits on their elective deferrals. There are no guaranteed returns for any of the investment options or for any participants in the plans. The amount of earnings that a participant receives depends on the participant’s investment elections related to cash balances in the account and, with respect to shares of our common stock that have been deferred, the dividends earned on that stock and the change in market value of the stock during the period. The 2012 NQDC Plan offers a variety of investment choices with respect to cash contributions. Our common stock is not an investment option available with respect to deferrals of cash compensation. The NEOs did not elect to defer any of their 2015 cash compensation (salary or bonus) under the 2012 NQDC Plan.

If a participant elects to defer the receipt of an equity award, the underlying common stock is held in the rabbi trust, which cannot be reinvested in any other investment option. Cash dividends earned on these shares of our common stock after deferral are credited with earnings and losses based on specific investment options, other than our common stock, that are selected by the participant. Distributions under these plans are made in a lump sum payment upon termination of employment, or service as a non-employee director, or in the event of a change in control or death of a participant. With respect to equity awards deferred by non-employee directors, participants may elect to receive distributions prior to termination of service.

We have reserved the right under the 2012 NQDC Plan to make discretionary matching contributions to participant accounts from time to time. No such discretionary contributions have been made. The participants’ elective deferrals and matching contributions, if any, are fully vested at all times. We pay all of the administrative costs associated with the 2012 NQDC Plan. Generally, the compensation that is deferred is tax-deferred until it is distributed to the participant. However, amounts deferred are subject to FICA and Medicare employee and employer taxes in accordance with statutory requirements.

In December 2014, the 2012 NQDC Plan was amended, primarily to allow for LTIP Units to be issued in lieu of other deferred compensation upon a distribution event.

AMB NQ Plans

Prior to the Merger in 2011, we maintained two nonqualified deferred compensation plans: (i) the Amended and Restated AMB 2005 Nonqualified Deferred Compensation Plan (the “2005 NQ Plan”) and (ii) the Amended and Restated Nonqualified Deferred Compensation Plan (the “2002 NQ Plan”), (together, the “AMB NQ Plans”). The AMB NQ Plans allowed our directors and certain eligible employees to defer certain compensation, including the receipt of restricted stock awards and, in the case of the 2002 NQ Plan, gains from exercise of stock options, received under our equity compensation plans. The AMB NQ Plans provided that upon a change in control, such as the Merger in June 2011, participants would receive a lump-sum payment equal to the vested account balance. Such distributions were made in 2011.

Compensation subject to deferral elections made under the AMB NQ Plans prior to the Merger with respect to compensation earned in 2011 and beyond was not subject to the distributions under the AMB NQ Plans triggered by the Merger. Mr. Moghadam has deferred certain gains resulting from the exercise of stock options under the 2002 NQ Plan. In addition, Mr. Moghadam and Mr. Olinger have deferred shares of our common stock received upon vesting of certain equity awards under the 2005 NQ Plan.

The deferred compensation under the AMB NQ Plans is our unsecured obligation and amounts deferred are held in a rabbi trust. Participants select from various investment options available under the plans to receive investment credit on their elective deferrals. There are no guaranteed returns for any of the investment options or for any participants in the plans. The amount of

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2016 Proxy Statement

earnings that a participant receives depends on the participant’s investment elections related to cash balances in the account and, with respect to deferred shares of our common stock, the dividends earned on the stock and the change in market value of the stock during the period. Cash dividends earned on shares of our common stock after deferral are credited earnings and losses based on specific investment options, other than our common stock, selected by the participant. Distributions under these plans are made in either a lump sum payment or installments. Participants can elect a specific distribution date in accordance with Section 409A of the Internal Revenue Code or, if no election is made, the amounts will be distributed upon termination of the participant’s employment with us. Distributions are also made in event of change in control or a participant’s death or disability.

In December 2014, the 2005 NQ Plan was amended, primarily to allow for LTIP Units to be issued in lieu of other deferred compensation upon a distribution event under the plan.

Notional Account NQDC Plan

The Notional Account NQDC Plan was adopted in conjunction with the Merger in 2011 with the purpose of providing the opportunity for certain participants of the AMB NQ Plans to continue to receive tax deferred earnings with respect to taxes on distributions triggered by the Merger.

Each participant in the AMB NQ Plans who continued to be employed by us after the Merger or continued as a non-employee director after the Merger received an initial account credit in a notional earnings account under the Notional Account NQDC Plan. Mr. Moghadam and Mr. Olinger participate in the Notional Account NQDC Plan. The initial account credit value for a participant was equal to the deemed amount of the tax liability on the distributions they received in 2011 that were triggered by the Merger. The initial account credit value is either invested in our common stock or hypothetically invested in measurement funds selected by the participant, which do not include our common stock. Measurement funds are used for measurement purposes only and plan participants do not have rights in or to the underlying hypothetical investments.

A notional earnings account is credited with hypothetical earnings or charged with hypothetical losses associated with the underlying hypothetical investments in measurement funds. Upon a distribution event under the plan, the participant is entitled to the excess, if any, of the value in the notional earnings account (representing the value of the initial account credit plus cumulative earnings or losses associated with the underlying hypothetical investments, if any) over the initial account credit value.

Mr. Moghadam’s initial account credit value was in the amount of $25,798,616. A rabbi trust was created to hold shares of our common stock and cash in the amount of Mr. Moghadam’s initial account credit balance. We issued 803,945 shares of our common stock to the rabbi trust representing Mr. Moghadam’s initial account credit value. The number of shares was determined based on the price of our common stock at the time, $32.09 per share. Mr. Moghadam is entitled to direct the voting of these shares and, as such, they are reflected as beneficially owned by him in the stock ownership table presented below. Mr. Moghadam is not entitled to receive these shares upon distribution of his notional earnings account under the plan. Upon a distribution event under the plan, Mr. Moghadam is entitled to the excess, if any, of the value in the notional earnings account (representing the value of the initial account credit plus cumulative earnings or losses associated with the underlying common stock, if any) over the initial account credit value.

Mr. Olinger’s initial account credit value was hypothetically invested in measurement funds selected by him. The initial account credit value for Mr. Olinger was $122,697.

In December 2014, the Notional Account NQDC Plan was amended, primarily to allow for LTIP Units to be issued in lieu of other deferred compensation upon a distribution event under the plan.

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Investment funds and returns for 2015

The participants in our nonqualified deferred compensation plans can elect measurement funds which are the same investment funds that are available to participants in our 401(k) Plan, with the exception of investments in our company stock. Our company stock is not an available investment option under the nonqualified deferred compensation plans. These investment funds are shown below with the returns earned by these investments funds in 2015:

Vanguard Prime M/M Admiral	0.11%	PIMCO Real Return/Institutional	-2.75%
Metropolitan West High Yield Bond I	-1.94%	Vanguard Interm. Term Bond Index Inst.	1.30%
Vanguard Short-Term Bond Index Admiral	0.92%	Vanguard Balanced Index Fund (Instl)	0.52%
Vanguard Target Retirement Income	0.17%	Vanguard Target Retirement 2010	-0.20%
Vanguard Target Retirement 2015	-0.46%	Vanguard Target Retirement 2020	-0.68%
Vanguard Target Retirement 2025	-0.85%	Vanguard Target Retirement 2030	-1.03%
Vanguard Target Retirement 2035	-1.26%	Vanguard Target Retirement 2040	-1.59%
Vanguard Target Retirement 2045	-1.57%	Vanguard Target Retirement 2050	-1.58%
Vanguard Target Retirement 2055	-1.72%	Vanguard Target Retirement 2060	-1.68%
American Beacon Small Cap Value I	-5.04%	Invesco Global Real Estate R5	-1.10%
American Funds Wash. Mutual Inv R6	0.12%	American Funds Growth Fund of Am.R6	5.70%
Vanguard Institutional Index I	1.37%	Vanguard Growth Index Fund (Inst)	3.33%
Vanguard Small Cap Growth Index (Inst)	-2.52%	Vanguard Mid-Cap Index Fund Instl.	-1.33%
Vanguard Total Intl Stock Index Admiral	-4.26%	Artisan International Institutional	-3.63%

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have change in control and noncompetition agreements (the “CIC Agreements”) with our NEOs. The CIC Agreements are subject to automatic one-year extensions. Some form of severance benefits (cash payments and/or acceleration of vesting of unvested equity awards) are provided to our NEOs for: (i) in the CIC Agreements; (ii) under the equity award agreements; or (iii) under the terms of POP under the following scenarios:

▶	death

▶	disability

▶	retirement (as defined and under certain circumstances)

▶	termination without cause or termination by employee for good reason within two years of change in control (as defined)

In the event of a change in control, the CIC Agreements provide for severance benefits on a “double-trigger” basis with severance benefits payable only upon termination of employment (which is, generally, termination without cause or termination by employee for good reason as such term is defined in the CIC Agreements), within two years following the change in control. Under the CIC Agreements, in consideration for the rights to receive such severance payments, the NEO is subject to confidentiality obligations during employment and after termination, non-competition obligations during the term of employment, and non-solicitation obligations for two years after the date of termination. A change of control, as defined in the CIC Agreements, generally occurs upon: (i) the consummation of a transaction, approved by our stockholders, to merge or consolidate the company with another entity, sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, provided, however, that a change in control shall not occur if a transaction results in 50% or more of the beneficial

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2016 Proxy Statement

ownership of the voting power of the company or other relevant entity being held by the same persons (although not necessarily in the same proportion) who held the voting power of the company immediately prior to the transaction (except that upon the completion of the transaction, employees or employee benefit plans of the company may be a new holder of such beneficial ownership); (ii) the beneficial ownership of securities representing 50% or more of the combined voting power of the company is acquired, other than from the company, by any person (with certain exceptions); or (iii) at any time during any period of two consecutive years, board members at the beginning of such period cease to constitute at least a majority of the board (unless the election or the nomination for election of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

Potential payments due to the NEOs under the scenarios listed above are presented in the table below based on the assumption that a termination occurred as of December 31, 2015. The acceleration of vesting of unvested equity awards benefit is estimated using the closing stock price of our common stock on December 31, 2015 of $42.92 per share. Under our company policy, each of our employees would be paid for their earned and unused vacation benefits upon termination under any termination scenario, so the value of this benefit is not included in the amounts below. Because the termination scenarios are as of December 31, 2015, the NEOs would have completed the performance year such that they would receive their annual bonus and their annual long-term equity incentive award for the 2015 performance year. Therefore, these payments are not considered to be severance benefits and such amounts are not included in the amounts presented.

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Name of Executive/Type of Benefit	Death	Disability	After Change in Control: Termination without Cause or Voluntary Termination for Good Reason(1)
Hamid Moghadam
Cash severance (salary and bonus)(2)	$1,425,000	$—	$4,850,000
Health and welfare benefits(3)	$—	$—	$ 81,134
280G adjustment(4)	$—	$—	$ —
Equity awards (vesting accelerated)(5)(6)	$20,428,332	$20,428,332	$20,428,332
Total Estimated Value	$21,853,332	$20,428,332	$25,359,466
Thomas Olinger
Cash severance (salary and bonus)(2)	$318,750	$—	$2,637,500
Health and welfare benefits(3)	$—	$—	$ 81,134
280G adjustment(4)	$—	$—	$ —
Equity awards (vesting accelerated)(5)(6)	$4,299,382	$4,299,382	$4,299,382
Total Estimated Value	$4,618,132	$4,299,382	$7,018,016
Eugene Reilly
Cash severance (salary and bonus)(2)	$318,750	$—	$2,637,500
Health and welfare benefits(3)	$—	$—	$ 81,134
280G adjustment(4)	$—	$—	$ —
Equity awards (vesting accelerated)(5)(6)	$5,134,734	$5,134,734	$5,134,734
Total Estimated Value	$5,453,484	$5,134,734	$7,853,368
Edward Nekritz
Cash severance (salary and bonus)(2)	$318,750	$—	$2,637,500
Health and welfare benefits(3)	$—	$—	$ 81,134
280G adjustment(4)	$—	$—	$ —
Equity awards (vesting accelerated)(5)(6)	$4,786,911	$4,786,911	$4,786,911
Total Estimated Value	$5,105,661	$4,786,911	$7,505,545
Gary Anderson
Cash severance (salary and bonus)(2)	$318,750	$—	$2,637,500
Health and welfare benefits(3)	$—	$—	$ 81,134
280G adjustment(4)	$—	$—	$ —
Equity awards (vesting accelerated)(5)(6)	$4,266,248	$4,266,248	$4,266,248
Total Estimated Value	$4,584,998	$4,266,248	$6,984,882
Michael Curless
Cash severance (salary and bonus)(2)	$318,750	$—	$2,637,500
Health and welfare benefits(3)	$—	$—	$ 87,789
280G adjustment(4)	$—	$—	$ —
Equity awards (vesting accelerated)(5)(6)	$3,170,887	$3,170,887	$3,170,887
Total Estimated Value	$3,489,637	$3,170,887	$5,896,176

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(1)	Cause is generally defined in the CIC Agreements as: (i) the willful and continued failure by the executive to substantially perform specified duties; (ii) the engaging in conduct that is demonstrably injurious to the company (monetarily or otherwise); or (iii) the engaging in egregious misconduct involving serious moral turpitude. Termination by employee for good reason, as generally defined in the CIC Agreements, can occur should we: (i) change the executive’s duties such that they are inconsistent with the position held prior to the change in control and results in a material diminution in the executive’s authority, duties, or responsibilities; (ii) material reduction in the executive’s annual base compensation after the change in control; (iii) relocate the executive’s place of employment more than 50 miles from the current location or require the executive to be based anywhere other than where the executive was based prior to the change in control without the executive’s written consent resulting in a material change to geographic location; or (iv) not comply with the provisions of the agreements or arrangements pertaining to the officer’s compensation and benefits.

(2)	Under the death and disability scenarios contained in the CIC Agreements, the NEO would receive a cash severance payment equal to his annual base salary plus the annual bonus amount that he received or was entitled to receive for the most recent annual period (target level for 2015) less amounts that would be paid to the executive from other company benefits. The starting amount under each scenario ($2,425,000 for Mr. Moghadam and $1,318,750 for each of the other NEOs) is based on the executive’s annual base salary as of December 31, 2015 ($1,000,000 for Mr. Moghadam and $600,000 for each of the other NEOs) and the executive’s annual bonus at target for 2015 ($1,425,000 for Mr. Moghadam and $718,750 for each of the other NEOs). Under the death scenario, each executive’s severance payment has been reduced by $1,000,000, which is the approximate present value of the life insurance benefit provided by the company. The life insurance benefit provided by the company is two times base salary with a limit of $1,000,000. Under the disability scenario, the starting amount is the same as under the death scenario and each executive’s severance payment has been reduced to zero based on the expected present value of future disability benefits that the executive would receive that are provided and funded by the company. The annual disability benefit provided by the company is 60% of base salary subject to a maximum of $204,000 per year. For this purpose, it is assumed that the present value of the future annual disability benefits to be received will be in excess of the payments required under the CIC agreements. Under the change in control scenario, the NEO would receive cash severance equal to two times his annual base salary and two times his annual bonus (at target) for the current year.

(3)	In the change in control scenario contained in the CIC Agreements, the NEO would receive a cash payment equal to the cost of continuation of health insurance coverage in place at the date of termination for 24 months. Additionally, the CIC Agreements provide for the payment of an amount equal to two times the company’s matching contribution under the 401(k) Plan ($15,900) and for outplacement services for one year with estimated value of $25,000.

(4)	The CIC Agreements provide for the reduction of any payments to which the NEO is entitled after a change in control should such payments constitute a “parachute payment” (as defined in Section 280G of the Internal Revenue Code). Such payments shall be either (a) reduced (but not below zero) so that the aggregate present value of the payment shall be $1.00 less than three times the officer’s “base amount” (also as defined in Section 280G of the Internal Revenue Code) so that no portion of the payment will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or (b) paid in full, whichever produces the better net after-tax result for the NEO (taking into account any applicable excise tax under Section 4999 and any applicable income taxes). Under the scenarios for 2015, none of the NEOs would receive a better net after-tax result with a reduction.

(5)	The estimates for each scenario reflect the value that would be realized as of December 31, 2015 as a result of accelerated vesting of earned but unvested stock awards, LTIP Units, and participation points (or POP LTIP Units) awarded under the POP. Values are included to the extent that vesting would be accelerated under the applicable scenario under the terms of the applicable agreements. All stock options held by the NEOs are vested so no additional value is realized under any scenario related to stock options. For each scenario, the value attributable to stock awards is computed based on the closing price of our common stock on December 31, 2015 ($42.92).

Under the death and disability scenarios, awards under POP would not be paid until the end of the performance period and the actual awards paid would be based on performance for the entire performance period. Under these scenarios, the value of the participation points allocated to each NEO under POP (and the POP LTIP Units exchanged for such participation points) for the 2014-2016 Performance Period and the 2015-2017 Performance Period is computed as of December 31, 2015 and is based on actual performance for the performance period through December 31, 2015 and assuming that actual performance for the remainder of the performance period matches the index. As of December 31, 2015, the estimated value of the awards for these performance periods is zero. In addition, the POP LTIP Units for the 2013-2015 Performance Period were forfeited and had no value based on actual performance for the period.

Under the change in control scenario, the Compensation Committee would determine the size of the compensation pool for each performance period and cash awards would be paid as of the executive’s termination date due to the change in control. Under this scenario, the value of the participation points allocated to each NEO under POP (and the POP LTIP Units exchanged for such participation points) for the 2014-2016 Performance Period and the 2015-2017 Performance Periods is computed as of December 31, 2015 and is based on actual performance for the truncated performance period through December 31, 2015. As of December 31, 2015, the estimated value of the awards for these periods is zero. In addition, the participation points for the 2013-2015 Performance Period were forfeited and had no value based on actual performance for the period.

(6)	The 2012 LTIP provides for acceleration of vesting of unvested stock awards and stock options upon retirement, defined as attaining 62 years of age with a combined sum of age and years of service equal to or exceeding 75. The POP allows participants to retain their participation points upon retirement using the 2012 LTIP definition of retirement. None of the NEOs met the retirement eligibility criteria as of December 31, 2015, the assumed date of the termination scenarios for this presentation. Therefore, no acceleration benefit is reported for a retirement scenario.

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ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION FOR 2015 (PROPOSAL 2)

The Dodd-Frank Act allows our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules.

The compensation of our NEOs is discussed above under “Executive Compensation Matters.” Our executive compensation programs are designed to attract, motivate, and retain our NEOs, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term, and strategic goals and the realization of increased stockholder value. Please read CD&A for additional details about our executive compensation programs, including information about the compensation of our NEOs for 2015.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation which is described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the company’s 2015 executive compensation, as discussed and disclosed in the company’s proxy statement for the 2016 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Executive Compensation Tables, and related narratives.”

You may vote for, vote against, or abstain from voting to approve the above resolution on the company’s executive compensation for 2015. Assuming a quorum is present, to be approved by the stockholders, the proposal must receive the affirmative vote of a majority of the shares of common stock having voting power present in person or by proxy at the annual meeting. Abstentions and broker non-votes are considered voting power present in person or by proxy and thus will have the same effect as votes cast “Against” the proposal.

As an advisory vote, this proposal is not binding on the company. However, the Compensation Committee values the opinions of our stockholders and will review and consider the voting results when making future executive compensation decisions. The company currently intends to hold an advisory vote on its executive compensation on an annual basis.

The Board unanimously recommends that the stockholders vote, on an advisory basis, “FOR” the approval of our 2015 executive compensation, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

DIRECTOR COMPENSATION MATTERS

DIRECTOR COMPENSATION

Non-employee directors are compensated with a mix of cash and equity-based compensation, with a higher percentage of the overall mix in equity-based compensation. An employee who also serves as a member of the Board, such as Mr. Moghadam, does not receive additional compensation for service on the Board.

In April 2015, FW Cook conducted a competitive review of our non-employee director compensation to ensure that our compensation levels are competitive and the structure of the program is consistent with corporate governance best practices. The Compensation Committee has targeted our non-employee director compensation at the 75th percentile of the S&P 500, but not to exceed the 90th percentile of a comparison group of 10 large-cap REITs. These REITs are the same companies that are in the comparison group that is used to evaluate executive compensation and are listed above under “Compensation Discussion and Analysis—Discussion of Compensation Comparison Group” The targeted percentiles are reflective of our overall size, scope and breadth of business, which exceeds that of most of the companies in the comparison group.

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2016 Proxy Statement

FW Cook’s review found that (i) our non-employee director compensation was near the 75th percentile of the comparison group but was below the median of the S&P 500, assuming a 5% increase from 2014 compensation levels for the comparison group and the S&P 500 and (ii) the mix between the cash and equity components of our non-employee director compensation (40% in cash and 60% in equity) was consistent with median competitive practice of both the comparison group and the S&P 500.

To maintain our desired competitive positioning (at 75th percentile of S&P 500, not to exceed 90th percentile of the comparison group, FW Cook recommended an increase to our non-employee director annual compensation of $10,000 per director. No changes to the retainers paid to the lead independent director and the committee chairs were recommended. The recommendations were approved by the full Board. The change in the equity component was effective with the annual grants made in April 2015. The change in the cash retainers was effective July 1, 2015.

Compensation applicable to service on the Board by our non-employee directors for 2015 was as follows:

▶	Annual cash retainer: $100,000, effective July 1, 2015 (increased from $95,000)

▶	Annual equity awards: Valued on the grant date at $150,000 (increased from $145,000)

-	In the form of deferred share units (“DSUs”), each convertible into one share of our common stock, that will vest upon the earlier of one year from the grant date or the date of the next annual meeting. After vesting, receipt of the underlying common stock is deferred until at least three years from grant date. The DSUs earn dividend equivalent units (“DEUs”) while they are outstanding.

▶	Lead independent director retainer: $50,000

▶	Annual retainer for serving as chair of a committee:

-	Audit: $30,000

-	Compensation: $25,000

-	Governance: $20,000

-	Executive: None

▶	Excess meeting fee: Meeting fee of $1,500 for each meeting attended in excess of a combined 20 Board and committee meetings per year.

The equity component of the compensation paid to our directors is awarded under the terms of the 2012 LTIP. See the narrative discussion that follows the Grants of Plan-Based Awards for Fiscal Year 2015 table above under “Executive Compensation Matters”. In addition, we reimburse our directors for reasonable travel costs incurred to attend the meetings of the Board and its committees.

NONQUALIFIED DEFERRED COMPENSATION PLANS FOR DIRECTORS

2012 NQDC Plan and AMB NQ Plans

Messrs. Fotiades, Losh, and Webb elected to defer receipt of their annual retainers and other fees earned, as applicable, in 2015, and Mr. D. Michael Steuert (who retired from our Board in April 2015) made similar elections for periods prior to 2012. The compensation earned by these directors has been converted into phantom shares in a hypothetical fee deferral account, under the terms of the 2012 NQDC Plan. The footnotes to the Director Compensation for Fiscal Year 2015 table below contain information on the amount of deferrals applicable to these directors.

In 2012, Mr. Fotiades deferred his annual cash retainer into a cash account under the 2012 NQDC Plan. As of December 31, 2015, Mr. Fotiades’ balance in the cash account under the 2012 NQDC Plan was $134,598, including earnings in 2015 of $2,260.

See discussion of our deferred compensation plans in the narrative that follow the Nonqualified Deferred Compensation in Fiscal Year 2015 table above under “Executive Compensation Matters.”

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Notional Account NQDC Plan

Under the Notional Account NQDC Plan, Mr. Losh and Ms. Kennard received an initial account credit value in a notional earnings account equal to the amount of the deemed tax liability on the distributions they received in 2011 triggered by the Merger. The initial account credit value is hypothetically invested in measurement funds selected by the participant, which do not include our company stock. Measurement funds are used for measurement purposes only and plan participants do not have rights in or to the underlying hypothetical investments. Notional earnings accounts are credited with hypothetical earnings or charged with hypothetical losses associated with the underlying hypothetical investments. Upon their retirement from the Board, Mr. Losh and Ms. Kennard are entitled to the excess, if any, of the value in their notional earnings account (representing the value of the initial account credit plus cumulative earnings or losses associated with the underlying hypothetical investments, if any) over their initial account credit value.

The initial account credit values for Mr. Losh and Ms. Kennard were $469,558 and $98,047, respectively. As of December 31, 2015, the value of the notional earnings account exceeded the initial account credit value for Mr. Losh by $244,235, including an increase attributable to 2015 of $2,905, and for Ms. Kennard by $4,750, including a decrease attributable to 2015 of $806.

See discussion of our deferred compensation plans in the narrative that follow the Nonqualified Deferred Compensation in Fiscal Year 2015 table above under “Executive Compensation Matters.”

ProLogis Deferred Fee Plan for Trustees

This plan, which was assumed by us in the Merger, allowed members of the Trust’s board to receive their fees currently or elect to defer the receipt of their fees until after their board service ended. Deferrals were in the form of cash or Trust common shares. For those choosing shares, fees earned were credited to hypothetical fee deferral accounts based on the closing price of the common shares as of the date of the deferral. Under the Merger agreement, the Trust common shares in the deferral account were converted to our common stock using the Merger exchange ratio. Shares in the hypothetical account each represents one share of our common stock and earn dividends under the same terms as dividends paid on our common stock. Upon retirement from the Board, the participant will be issued the shares of common stock included in their hypothetical fee deferral account pursuant to specific deferral elections which generally delay payment until the next fiscal year after service on the Board ends. No additional deferrals could be made under this plan after December 31, 2011.

Mr. Fotiades participated in this plan at the time of the Merger. As of December 31, 2015, including amounts earned as dividends, Mr. Fotiades had a balance of 21,764 shares his hypothetical fee deferral account.

Mr. Steuert also participated in this plan at the time of the Merger. Under the terms of the plan, Mr. Steuert’s shares (17,381 shares) were distributed to him in January 2016 as a result of his April 2015 retirement from the board.

Mr. Lyons and Mr. Zollars have hypothetical fee deferral accounts associated with prior service on the Trust’s board but were not participants in this plan at the time of the Merger. Mr. Lyons’ balance (931 shares as of December 31, 2015) is being distributed to him in five annual installments that began in 2015. Mr. Zollars’ balance (3,532 shares as of December 31, 2015) is being distributed to him in ten annual installments through 2020.

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2016 Proxy Statement

DIRECTOR COMPENSATION FOR FISCAL YEAR 2015*

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)		Stock Awards ($) (c)		All Other Compensation ($) (g)		Total(1) ($) (h)
George Fotiades	$122,500	(2)	$149,983	(3)	$12,500	(5)	$284,983
Christine Garvey	$97,500		$149,983	(3)	$12,500	(5)	$259,983
Lydia Kennard	$117,500		$149,983	(3)(4)	$12,500	(5)	$279,983
J. Michael Losh	$127,500	(2)	$149,983	(3)(4)	$12,500	(5)	$289,983
Irving Lyons III	$147,500		$149,983	(3)	$—		$297,483
David O’Connor**	$92,486		$149,983	(3)	$12,500	(5)	$254,969
Jeffrey Skelton	$97,500		$149,983	(3)(4)	$—		$247,483
D. Michael Steuert***	$31,319	(2)	$—		$—		$31,319
Carl Webb	$97,500	(2)	$149,983	(3)(4)	$12,500	(5)	$259,983
William Zollars	$97,500		$149,983	(3)	$12,500	(5)	$259,983

*	Columns (d), (e) and (f) have been omitted from this table because they are not applicable.

**	Mr. O’Connor was appointed to the board on January 20, 2015 and was elected to the Board at our stockholders’ meeting on April 29, 2015.

***	Mr. Steuert retired from the Board effective April 29, 2015.

(1)	The compensation structure for the Board is described in the narrative discussion that precedes this table. Mr. Moghadam is an employee of the company and does not receive additional compensation associated with his service on the Board.

(2)	Directors may elect to defer their compensation under the 2012 NQDC Plan. Under this plan, the cash compensation is converted into phantom shares that are held in a hypothetical fee deferral account under the terms of the 2012 NQDC Plan. As of December 31, 2015, the balance in the hypothetical fee deferral accounts under the 2012 NQDC Plan (which also includes deferrals prior to 2015) and the years in which the deferral was elected were as follows:

▶ Mr. Fotiades (2013 to 2015):	8,932 shares (including 259 DEUs earned in 2015)
▶ Mr. Losh (2012 to 2015):	12,810 shares (including 398 DEUs earned in 2015)
▶ Mr. Webb: (2013 and 2015):	7,152 shares (including 208 DEUs earned in 2015)

Based on their individual elections, each of the directors’ phantom shares will be distributed to them upon termination of service on the Board. Upon his retirement in April 2015, the balance in Mr. Steuert’s hypothetical fee deferral account was distributed to him (4,928 shares including 40 DEUs earned in 2015). See the discussion above and also the narrative discussion that follows the Nonqualified Deferred Compensation in Fiscal Year 2015 table above under “Executive Compensation Matters.”

(3)	Represents the grant date fair value of 3,651 DSUs awarded to each of our non-employee directors who were elected at our annual meeting on April 29, 2015. The value of the DSUs is based on the closing price of our common stock on the date of grant which was $41.08 per share. The DSUs vest on the earlier of the date of the next annual meeting or the one-year anniversary of the grant date. These awards are expected to vest on April 29, 2016, the one-year anniversary of the grant date. Receipt of the vested DSUs is deferred until three years from the grant date. Messrs. Fotiades, Losh, and Lyons have elected to further defer the receipt of the DSUs granted in 2015 until their service on the Board ends. While they are outstanding, DSUs earn DEUs which are vested and paid to the director under the same terms as the underlying DSU award.

We awarded DSUs under similar terms to our directors in 2012 which were distributed (3,860 shares) in May 2015 to all directors other than Messrs. Fotiades, Losh, and Lyons and Ms. Garvey each of whom had previously elected to defer receipt under our 2012 NQDC Plan, and Mr. O’Connor who was not a member of the Board in 2012. Awards granted in 2013 and 2014 are now fully vested and are scheduled to be distributed in May 2016 and May 2017, respectively, unless a specific deferral election has been made by the director.

Prior to the Merger, we granted restricted stock to our directors, and the Trust granted DSUs to members of its board. The restricted stock had a one-year vesting period and directors could elect to defer the awards after vesting under the AMB NQ Plans discussed above. The DSUs granted by the Trust were immediately vested but were required to be deferred until after their service on the Trust’s board ended. The DSUs held by those trustees who joined our Board after the Merger were assumed by us under the Merger agreement, were converted based on the Merger exchange ratio, and continue to be deferred. These DSUs earn DEUs while they are outstanding. Upon his retirement in April 2015, 16,938 shares were distributed to Mr. Steuert representing the DSUs and accrued DEUs earned by him for his service on the Trust’s board prior to the Merger.

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2016 Proxy Statement

DSUs and associated accrued DEUs outstanding as of December 31, 2015 were as follows and are vested unless otherwise noted (including DSUs and accrued DEUs granted by the Trust prior to the Merger):

▶ Mr. Fotiades:	32,204 shares (3,759 shares unvested) Receipt of all amounts deferred until service on the Board ends
▶ Ms. Garvey:	30,201 shares (3,759 shares unvested) 3,759 shares to be distributed in April 2018, 3,766 shares to be distributed in May 2017, receipt of remaining shares deferred until service on the Board ends
▶ Ms. Kennard:	10,785 shares (3,759 shares unvested) 3,759 shares to be distributed in April 2018; 3,766 shares to be distributed in May 2017; 3,260 shares to be distributed in May 2016
▶ Mr. Losh:	14,760 shares (3,759 shares unvested) Receipt of all shares deferred until service on the Board ends
▶ Mr. Lyons:

22,798 shares (3,759 shares unvested)

3,260 shares to be distributed in January 2018 per specific deferral election; 3,766 shares to be distributed in May 2017; 3,975 shares to be distributed in January 2017 per specific deferral election; receipt of remaining shares deferred until service on the Board ends

▶ Mr. O’Connor:	3,759 shares (all unvested and scheduled to be distributed in April 2018)
▶ Mr. Skelton:	10,785 shares (3,759 shares unvested) 3,759 shares to be distributed in April 2018; 3,766 shares to be distributed in May 2017; 3,260 shares to be distributed in May 2016
▶ Mr. Steuert:	7,026 shares 3,766 shares to be distributed in May 2017 and 3,260 shares to be distributed in May 2016
▶ Mr. Webb:	10,785 (3,759 shares unvested) 3,759 shares to be distributed in April 2018; 3,766 shares to be distributed in May 2017; 3,260 shares to be distributed in May 2016
▶ Mr. Zollars:	10,785 (3,759 shares unvested) 3,759 shares to be distributed in April 2018; 3,766 shares to be distributed in May 2017; 3,260 shares to be distributed in May 2016

(4)	In the past, stock options were granted to non-employee directors as part of their equity compensation (including stock options granted to those directors who previously served on the Trust’s board, which were assumed by us under the Merger agreement and converted based on the Merger exchange ratio). All stock options held by our current directors are fully vested and exercisable and were as follows as of December 31, 2015:

▶ Ms. Kennard:	35,609 options with exercise prices ranging from $17.71 to $59.59 and expiration dates ranging from May 11, 2016 to May 6, 2020. In May 2015, Ms. Kennard exercised 7,766 options at an exercise price of $39.80 per share that were scheduled to expire that month. Ms. Kennard sold the underlying shares and realized a gain of $8,502 from the transaction.
▶ Mr. Losh:	39,227 options with exercise prices ranging from $17.71 to $59.59 and expiration dates ranging from May 11, 2016 to May 6, 2020. In May 2015, Mr. Losh exercised 7,776 options at an exercise price of $39.80 per share that were scheduled to expire that month. Mr. Losh sold the underlying shares and realized a gain of $3,184 from the transaction.
▶ Mr. Skelton:	39,227 options with exercise prices ranging from $17.71 to $59.59 and expiration dates ranging from May 11, 2016 to May 6, 2020. In May 2015, Mr. Skelton exercised 7,776 options at an exercise price of $39.80 per share that were scheduled to expire that month. Mr. Skelton sold the underlying shares and realized a gain of $11,883 from the transaction.
▶ Mr. Webb:	41,142 options with exercise prices ranging from $17.71 to $52.66 and expiration dates ranging from August 2, 2017 to May 6, 2020.

(5)	The Prologis Foundation will match the amount of charitable contributions to qualifying organizations made by our directors and all of our employees. Amounts reported represent charitable contributions of our charitable foundation that were paid directly to outside organizations to match qualifying contributions made by the director. The annual maximum amount of matching contributions in one year applicable to our directors is $12,500. Matching contributions in a particular year that are not used may be carried over to the subsequent year.

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2016 Proxy Statement

INFORMATION RELATING TO OUR STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS: SECURITY OWNERSHIP

The number of shares of our common stock beneficially owned, as of the date indicated in the footnotes below, by each person known to us to be the beneficial owner of five percent or more, in the aggregate, of our outstanding common stock as of the date indicated in the footnotes below is as follows:

Name and Address(1)	Number of Shares Beneficially Owned	% of Outstanding Shares of Common Stock
The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	69,929,901	13.32%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10022	49,769,050	9.48%
State Street Corporation(4) State Street Financial Center One Lincoln Street Boston, MA 02111	29,649,174	5.65%

(1)	Entities included have filed a Schedule 13G representing that the shares of common stock they are reporting were acquired and are held in the ordinary course of business, were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of Prologis and were not acquired and are not held in connection with or as a participant in any transaction having such purpose or effect.

(2)	Information regarding beneficial ownership of our common stock by The Vanguard Group, Inc. (“Vanguard”), Vanguard Fiduciary Trust Company (“VFTC”), a wholly owned subsidiary of Vanguard, and Vanguard Investments Australia, Ltd. (“VIA”), a wholly owned subsidiary of Vanguard, is included herein based on a Schedule 13G/A filed with the SEC on February 10, 2016, relating to such common shares beneficially owned as of December 31, 2015. Such report provides that Vanguard: (i) is the beneficial owner of all such common shares (813,283 and 1,597,668 of such common shares are beneficially owned as a result of its ownership of VFTC and VIA, respectively); (ii) has sole voting power with respect to 1,757,239 of such common shares; (iii) has shared voting power with respect to 450,156 of such common shares; (iv) has sole dispositive power with respect to 68,462,906 of such common shares; and (v) has shared dispositive power with respect to 1,466,995 of such common shares. The number of shares reported as beneficially owned by Vanguard in Vanguard’s Schedule 13G/A includes 37,756,769 common shares, representing 7.19% of our outstanding common stock, that Vanguard Specialized Funds — Vanguard REIT Index Fund (“Vanguard REIT Fund”) separately reported as beneficially owned in a Schedule 13G/A filed with the SEC on February 9, 2016. According to Vanguard REIT Fund’s Schedule 13G/A, Vanguard REIT Fund has sole voting power with respect to all such common shares and no dispositive power with respect to any such common shares.

(3)	Information regarding beneficial ownership of our common stock by entities related to BlackRock, Inc. is included herein based on a Schedule 13G/A filed with the SEC on January 27, 2016, relating to such common shares beneficially owned as of December 31, 2015. Such report provides that BlackRock Inc.: (i) is the beneficial owner of all such common shares and has sole dispositive power with respect to all such common shares and (ii) has sole voting power with respect to 45,394,676 of such common shares.

(4)	Information regarding the beneficial ownership of our common stock by entities related to State Street Corporation is included herein based on a Schedule 13G filed with the SEC on February 16, 2016, relating to such common shares beneficially owned as of December 31, 2015. Such report provides that State Street Corporation is the beneficial owner of all such common shares and has shared dispositive and voting power with respect to all such common shares.

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The following table shows the number of shares of our common stock beneficially owned, as of March 9, 2016, by: (i) our CEO; (ii) our chief financial officer; (iii) our other NEOs currently employed by us; (iv) each of our directors; and (v) our directors and all of our executive officers as a group.

	Shares Beneficially Owned

Name(1)	Number of Shares of Common Stock as of March 9, 2016(2)	Number of Shares of Common Stock That May Be Acquired by May 8, 2016(3)(4)(5)(6)(7)	Total Beneficial Ownership	% of Outstanding Shares of Common Stock(8)	% of Outstanding Shares of Common Stock and Units(9)
NEOs:
Hamid Moghadam(10)	4,003,676	1,579,415	5,583,091	1.06%	1.05%
Thomas Olinger(11)	87,192	100,625	187,817	*	*
Eugene Reilly(12)	179,412	—	179,412	*	*
Edward Nekritz(13)	224,767	101,324	326,091	*	*
Gary Anderson	34,662	—	34,662	*	*
Michael Curless(14)	69,062	—	69,062	*	*
Directors:
George Fotiades	24,049	—	24,049	*	*
Christine Garvey	—	—	—	*	*
Lydia Kennard	21,070	38,869	59,939	*	*
J. Michael Losh(15)	25,339	39,227	64,566	*	*
Irving Lyons III(16)	114,489	—	114,489	*	*
David O’Connor	25,000	—	25,000	*	*
Jeffrey Skelton	32,837	42,487	75,324	*	*
Carl Webb	38,860	44,402	83,262	*	*
William Zollars	15,545	3,260	18,805	*	*
All directors and executive officers as a group (15 total)	4,895,960	1,949,609	6,845,569	1.30%	1.29%

*	Represents less than 0.1% of the outstanding shares of common stock and limited partnership units, as applicable.

(1)	The principal address of each person is: c/o Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

(2)	This column includes shares of our common stock beneficially owned as of the date indicated. Includes vested shares of our common stock owned through our 401(k) Plan and our nonqualified deferred compensation plans, as applicable. Unless indicated otherwise, all interests are owned directly and the indicated person has sole voting and dispositive power. For discussion of our nonqualified deferred compensation plans, see the narrative discussion that follows the Nonqualified Deferred Compensation in Fiscal Year 2015 table above under “Executive Compensation Matters.”

(3)	This column includes shares of our common stock that may be acquired within 60 days of March 9, 2016 through (i) the exercise of vested, non-voting options to purchase our common stock, (ii) scheduled vesting or payment of restricted stock, restricted stock units, or DSUs and associated accrued DEUs and (iii) the exchange of limited partnership units beneficially owned directly or indirectly (388,126 units held directly by Mr. Moghadam). Unvested and unearned awards granted under our employee stock plans that do not vest, or are not earned, by May 8, 2016 or vested awards that do not have a scheduled payment date by May 8, 2016 are not included. Vested LTIP Units earned under our employee stock plans that have not been held for the minimum holding period and cannot be converted to common partnership units by May 8, 2016 are not included. Unless indicated otherwise, all interests are owned directly and the indicated person will have sole voting and dispositive power upon receipt.

(4)	This column does not include shares of phantom stock held in hypothetical fee deferral accounts under the terms of our nonqualified deferred compensation plans, all of which are non-voting. Phantom share balances as of March 9, 2016 were as follows:

▶ Mr. Fotiades	8,932 shares
▶ Mr. Losh	12,810 shares
▶ Mr. Webb	7,152 shares

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Generally, the director has deferred receipt of the underlying common stock until his service on the Board ends. See “Director Compensation—Director Compensation for Fiscal Year 2015.”

(5)	This column does not include shares of phantom stock held in hypothetical fee deferral accounts by directors who were formerly members of the Trust’s board, all of which are non-voting. Balances as of March 9, 2016 were as follows:

▶ Mr. Fotiades	21,763 shares
▶ Mr. Lyons	698 shares
▶ Mr. Zollars	2,826 shares

Mr. Lyons’ phantom stock is currently being distributed ratably over a five-year period that began in January 2015 and will end in January 2019. Mr. Zollars’ phantom stock is currently being distributed ratably over a 10-year period that began in January 2011 and will end in January 2020. Mr. Fotiades’ phantom stock will be distributed to him in January of the year following his termination from the Board. See “Director Compensation—Director Compensation for Fiscal Year 2015.”

(6)	This column does not include vested DSUs and associated accrued DEUs, all of which are non-voting, which were earned by directors who were formerly members of the Trust’s board. Balances as of March 9, 2016 were as follows:

▶ Mr. Fotiades	17,444 shares
▶ Ms. Garvey	15,441 shares
▶ Mr. Lyons	8,038 shares

Generally, these awards are payable to the director when his or her service on the Board ends. See “Director Compensation—Director Compensation for Fiscal Year 2015.”

(7)	For Messrs. Fotiades, Losh and Lyons and Ms. Garvey, this column does not include vested DSUs and associated accrued DEUs (3,975 shares), all of which are non-voting, receipt of which has been deferred by the director from the original payment date of May 3, 2014 under our NQDC.

For Messrs. Skelton, Webb, and Zollars and Ms. Kennard, this column does include vested DSUs and associated accrued DEUs scheduled for payment on May 2, 2016 (3,260 shares each). For Messrs. Fotiades, Losh, and Lyons and Ms. Garvey, this column does not include DSUs and associated accrued DEUs (3,260 shares each) originally scheduled for payment on May 2, 2016, receipt of which has been deferred to a later date pursuant to a specific deferral election. See “Director Compensation—Director Compensation for Fiscal Year 2015.”

(8)	The percentage of shares of common stock beneficially owned by a person assumes that all the limited partnership units held by the person that can be exchanged as of May 8, 2016 are exchanged for shares of our common stock, that none of the limited partnership units held by any other persons are so exchanged, that all options for the purchase of shares of our common stock exercisable by May 8, 2016 held by the person are exercised in full, and that no options for the purchase of shares of our common stock held by any other persons are exercised. The percentage of shares of common stock beneficially owned by all directors and executive officers as a group assumes that all the limited partnership units held by the group that can be exchanged as of May 8, 2016 are exchanged for shares of our common stock, that none of the limited partnership units held by any person outside of the group are so exchanged, that all options for the purchase of shares of our common stock exercisable by May 8, 2016 held by the group are exercised in full, and that no options for the purchase of shares of our common stock held by any other persons outside of the group are exercised.

(9)	The percentage of shares of common stock and units beneficially owned by a person assumes that all of the limited partnership units held by the person that can be exchanged as of May 8, 2016 are exchanged for shares of our common stock, that all of the limited partnership units held by other persons that can be exchanged as of May 8, 2016 are so exchanged, that all options for the purchase of shares of our common stock exercisable by May 8, 2016 held by the person are exercised in full, and that no options for the purchase of shares of our common stock held by other persons are exercised. The percentage of shares of common stock and units beneficially owned by all directors and executive officers as a group assumes that all of the limited partnership units held by the group that can be exchanged as of May 8, 2016 are exchanged for shares of our common stock, that all of the limited partnership units held by other persons outside of the group that can be exchanged as of May 8, 2016 are so exchanged, that all options for the purchase of shares of our common stock exercisable by May 8, 2016 held by the group are exercised in full, and that no options for the purchase of shares of our common stock held by other persons outside of the group are exercised.

(10)	Includes 131,775 shares are indirectly held through a trust of which Mr. Moghadam is the trustee, 908,867 shares are held through a rabbi trust pursuant to the AMB NQ Plans and the 2012 NQDC Plan, for which the trustee holds all voting power, 803,945 shares are indirectly held through the Notional Account NQDC Plan for which Mr. Moghadam has voting power. In addition, Mr. Moghadam shares voting and dispositive power with his spouse with respect to 2,159,089 of such shares.

(11)	Includes 58,022 shares directly owned and 29,170 shares held through a rabbi trust pursuant to the AMB NQ Plans and the 2012 NQDC Plan, for which the trustee holds all voting power.

(12)	Includes 176,601 shares directly owned and 2,811 shares held through a trust for which Mr. Reilly’s spouse is the trustee.

(13)	Includes 211,983 shares directly owned and 12,784 shares held through an account with Mr. Nekritz’s spouse who shares voting and dispositive power.

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(14)	Includes 39,031 shares directly owned, 15,016 shares held in a trust for which Mr. Curless is the trustee and beneficiary, and 15,015 shares held through a trust for which Mr. Curless’ spouse is the trustee and beneficiary.

(15)	Includes 21,339 shares directly owned and 4,000 shares indirectly owned through accounts of Mr. Losh’s children.

(16)	Includes 20,957 shares that are directly owned, 92,532 shares that are held through a family trust of which Mr. Lyons and his spouse are trustees and 1,000 shares held in trust for the benefit of Mr. Lyons’ daughter for which Mr. Lyons is the trustee.

EQUITY COMPENSATION PLANS

We currently grant equity awards only under the 2012 LTIP. However, we do have awards outstanding that were granted under the AMB Plans and the Trust Plans. All future equity awards will be granted from the 2012 LTIP. The available shares of common stock reserved for issuance under the AMB Plans and the Trust Plans as of May 3, 2012, the date our stockholders approved the 2012 LTIP, were added to the share reserve of the 2012 LTIP. All outstanding awards under the AMB Plans and the Trust Plans will remain outstanding until they vest, expire, or are forfeited by the participant. The 2012 LTIP does not expire but no further awards can be granted under the plan after the tenth anniversary date of the plan approval (May 3, 2022). Information about our equity compensation plans as of December 31, 2015 is as follows:

Plan Category (a)	# of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (b)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (c)	# of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (b) (d)
Equity compensation plans approved by security holders(1)(2)	10,779,341	$34.69	10,888,538
Equity compensation plans not approved by security holders	—	—	—

(1)	The amount in column (b) includes 4,350,714 shares of common stock that can be issued upon the exercise of outstanding stock options (all of which are vested), 1,720,931 outstanding RSUs, DSUs, DEUs, and phantom shares (of which 133,901 are vested), and 4,707,696 LTIP Units (of which 303,098 are vested). Amount in column (b) does not include 1,250 unvested RSAs that are included in our common stock outstanding at December 31, 2015.

(2)	The weighted average exercise price in column (c) relates to 4,350,714 outstanding stock options reflected in column (b) which have a weighted average term to expiration of 3.1 years. Of the amount in column (b), 6,428,627 will be issued for no consideration.

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AUDIT MATTERS

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to be an informed, vigilant, and effective overseer of our financial accounting and reporting processes consistent with risk mitigation appropriate in the circumstances. The committee is directly responsible for the appointment, compensation, and oversight of our independent registered public accounting firm. The committee is comprised of the three directors named below. Each member of the committee is independent as defined by SEC and NYSE rules. In addition, the Board has determined that each member of the Audit Committee is an audit committee financial expert and is financially literate in accordance with applicable NYSE and SEC rules. Management is responsible for the company’s internal controls and the financial reporting process. The company’s independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements and the effectiveness of the company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and issuing reports thereon. The Audit Committee is responsible for overseeing the conduct of these activities. The committee’s function is more fully described in its charter which has been approved by the Board. The charter can be viewed, together with any future changes, on our website at http://ir.prologis.com/governance.cfm.

We have reviewed and discussed the company’s audited financial statements for the fiscal year ended December 31, 2015 and unaudited financial statements for the quarterly periods ended March 31, June 30, and September 30, 2015 with management and KPMG LLP, the company’s independent registered public accounting firm. We also reviewed and discussed management’s assessment of the effectiveness of the company’s internal controls over financial reporting. The committee has discussed with KPMG LLP the matters that are required to be discussed by Auditing Standard No. 16, Communication With Audit Committees, issued by the PCAOB. KPMG LLP has provided to the company the written disclosures and the letter required by applicable PCAOB requirements regarding their communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG LLP its independence. The committee also concluded that KPMG LLP’s performance of non-audit services to us and our affiliates, as pre-approved by the committee and described in the next section, does not impair KPMG LLP’s independence.

Based on the considerations referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for 2015. The foregoing report is provided by the following independent directors, who constitute the committee.

Audit Committee:

J. Michael Losh (Chair)

Christine N. Garvey

Carl B. Webb

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee engaged KPMG LLP as our independent registered public accounting firm for the fiscal years ended December 31, 2015 and 2014. KPMG LLP was also retained to provide certain audit-related and tax services in 2015 and 2014.

In the course of the provision of services on our behalf, we recognize the importance of our independent registered public accounting firm’s ability to maintain objectivity and independence in its audit of our financial statements and the importance of minimizing any relationships that could appear to impair that objectivity. To that end, the Audit Committee has adopted policies and procedures governing the pre-approval of audit and non-audit work performed by our independent registered public accounting firm. The independent registered public accounting firm is authorized to perform specified pre-approved services up to certain annual amounts and up to specified amounts for specific services. Such limits vary by the type of service provided. Individual engagements anticipated to exceed pre-established thresholds must be separately approved. All of the fees reflected below for 2015 and 2014 were either specifically pre-approved by the Audit Committee or pre-approved pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy. These policies and procedures also detail certain services which the independent registered public accounting firm is prohibited from providing to us.

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The following table represents fees for professional audit services rendered for the audit of our consolidated financial statements for the years ended December 31, 2015 and 2014 and fees billed for other services rendered in each year.

Types of Fees	2015	2014
Audit fees(1)	$4,843,232	$4,475,500
Audit-related fees(2)	42,500	40,000
Tax fees(3)	309,083	425,600
All other fees(4)	—	—
Totals	$5,194,815	$4,941,100

(1)	Audit fees consists of fees for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, including all services required to comply with the standards of the PCAOB, and fees associated with performing the integrated audit of internal controls over financial reporting (Sarbanes-Oxley Section 404 work). Additionally, amounts include fees for services associated with comfort letters, statutory audits, and reviews of documents filed with the SEC.

(2)	Audit-related fees consist of fees for assurance and related services associated with the audit of our employee benefit plans.

(3)	Tax fees are primarily fees for tax compliance, tax return preparation, and pre-approved tax consultations.

(4)	No other fees were billed for 2015 or 2014.

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 3)

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm retained to audit our financial statements. The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the year 2016. KPMG LLP has been our external auditors since 2002. The Audit Committee is responsible for the audit fee negotiations associated with the company’s retention of KPMG LLP. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In conjunction with the mandated rotation of KPMG LLP’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of KPMG LLP’s new lead engagement partner. The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as our independent registered public accounting firm is in the best interest of the company and our stockholders.

We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year 2016. In the event our stockholders do not approve the appointment, the appointment will be reconsidered by the Audit Committee.

KPMG LLP representatives are expected to attend the 2016 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

You may vote for, vote against, or abstain from voting on ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the year 2016. Assuming a quorum is present, to be approved by the stockholders, the proposal must receive the affirmative vote of a majority of the shares of common stock having voting power present in person or by proxy at the annual meeting. Abstentions and broker non-votes are considered voting power present in person or by proxy and thus will have the same effect as votes cast “Against” the proposal.

The Board unanimously recommends that the stockholders vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year 2016.

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ADDITIONAL INFORMATION

PROXY MATERIALS AND VOTING INFORMATION

The Board is soliciting proxies to be voted at the 2016 annual meeting of stockholders and at any adjournment(s) or postponement(s) thereof. The annual meeting of stockholders will be held on May 4, 2016 at Prologis’ corporate headquarters located at Pier 1, Bay 1, San Francisco, California 94111, beginning at 1:30 p.m., Pacific time.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. In accordance with the rules of the SEC, instead of mailing a printed copy of the proxy materials to each stockholder of record or beneficial owner, we furnish proxy materials (our 2016 Proxy Statement and our 2015 Annual Report to Stockholders, which includes our Annual Report on Form 10-K) to many of our stockholders by providing access to such documents through the Internet. Stockholders will receive printed copies of the proxy materials if they have elected this form of delivery or they are participants in our 401(k) Plan. Printed copies of the proxy materials will be provided upon request at no charge by submitting a written notice to Investor Relations, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

On or about March 24, 2016, the Notice of Annual Meeting and Internet Availability of Proxy Materials (“Notice of Internet Availability”) will be distributed to many of our stockholders, either in printed form by mail or electronically by email, in lieu of mailing the printed proxy materials. The Notice of Internet Availability instructs stockholders as to how they may: (i) access and review all of the proxy materials through the Internet; (ii) submit their proxy; and (iii) receive printed proxy materials. Also on or about March 24, 2016, printed proxy materials, including our 2016 Proxy Statement and our Annual Report on Form 10-K for 2015, will be mailed to all other stockholders, as requested or required. On the mailing date, all stockholders and beneficial owners will have the ability to access all of the proxy materials on the Internet at www.proxyvote.com or http://ir.prologis.com/annuals.cfm.

Stockholders may request to receive printed proxy materials by mail or electronically by e-mail by following the instructions included in the Notice of Internet Availability. Providing future proxy materials electronically by e-mail saves some of the costs associated with printing and delivering the materials and reduces the environmental impact of our annual meetings. An election to receive proxy materials electronically by e-mail will remain in effect until such time as the stockholder elects to terminate it.

Your vote is very important. For this reason, the Board is requesting that you permit your common stock to be represented and voted at the annual meeting by the proxies named on the proxy card. To ensure that your shares are voted at the annual meeting, authorize your proxy by telephone, through the Internet, or by completing, signing, dating, and returning the proxy card provided with the printed proxy materials. If you are a stockholder of record, you may still attend the annual meeting and vote despite having previously authorized your proxy by any of these methods. Any proxy may be revoked in the manner described below at any time prior to its exercise at the annual meeting. Stockholders must bring proof of current ownership of our common stock to be admitted to and attend the 2016 annual meeting.

For shares held in “street name” through a broker or other nominee, the broker or nominee is not permitted to exercise voting discretion with respect to certain of the matters to be acted upon at the annual meeting. If specific instructions are not provided, the stockholder’s shares will not be voted on those matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Proxy and Annual Meeting FAQ

Proxy materials

We are required under SEC regulations to provide you with a proxy statement when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is a legal designation of another person to vote the stock you own, that person is

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also referred to as your “proxy.” This designation may be done in a written document and that document is also called a “proxy” or “proxy card.”

The proxy materials consist of our 2016 Proxy Statement and our 2015 Annual Report to Stockholders, which includes our 2015 Annual Report on Form 10-K.

Notice of Internet Availability

We have implemented the Notice and Access Rule enacted by the SEC for distribution of materials for our annual meeting. Accordingly, we are sending a Notice of Internet Availability to many of our stockholders of record and our beneficial owners. All stockholders will be able to access the proxy materials. We believe that the electronic availability of materials is an appropriate proxy communication solution that will allow us to provide our stockholders with the materials they need, while lowering the cost of delivery and reducing the environmental impact of our annual meetings. Stockholders may request to receive printed copies of the proxy materials.

Distribution of proxy materials

The Notice of Internet Availability will be distributed to many of our stockholders, either in printed form by mail or electronically by email, in lieu of mailing the printed proxy materials. The Notice of Internet Availability instructs stockholders as to how they may: (i) access and review all of the proxy materials through the Internet; (ii) submit their proxy; and (iii) receive printed proxy materials.

On or about March 24, 2016, printed proxy materials will be mailed to all other stockholders, as requested or required. On the mailing date, all stockholders and beneficial owners will have the ability to access all of the proxy materials on the Internet at www.proxyvote.com or http://ir.prologis.com/annuals.cfm.

Stockholders may request to receive proxy materials electronically by e-mail on an ongoing basis by accessing the Investor Relations section of our website, www.prologis.com, and selecting the link “Consent for Electronic Delivery.” You can also sign up for electronic delivery of proxy materials by following the instructions on the proxy card with respect to how to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. If you register to receive future proxy materials electronically by e-mail, you will receive an e-mail next year with instructions on how to access those proxy materials and how to vote. If you change your e-mail address, you will need to update your registration. Your election on how to receive proxy materials will remain in effect until you terminate it.

Voting in person at the annual meeting

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares and a Notice of Internet Availability or printed proxy materials and a proxy card are being sent directly to you. As the stockholder of record, you have the right to vote in person at the annual meeting. If you choose to vote in person at the annual meeting, you can bring the proxy card mailed to you if you received printed proxy materials, or you can vote using a ballot that will be provided to you at the annual meeting. Even if you plan to attend the annual meeting, we recommend that you authorize your proxy to vote your shares in advance so that your vote will be counted should you later decide not to attend the annual meeting.

Most of our stockholders hold their shares in street name through a broker, bank, trustee, or other nominee rather than directly in their own name. In this case, you are considered the beneficial owner of shares held in street name, and a Notice of Internet Availability or printed proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares, which will give you the right to vote the shares at the annual meeting. You will need to contact your broker, bank, trustee, or nominee to obtain a legal proxy. You will need to bring that legal proxy to the annual meeting in order to vote in person.

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Voting without attending the annual meeting

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank, trustee, or nominee. In most cases, you will be able to do this by telephone, through the Internet, or by mail. If you are a stockholder of record, please refer to the summary instructions on the proxy card included with your proxy materials or the instructions on how to vote contained in the Notice of Internet Availability. If you hold your shares in street name, the voting instructions will be communicated to you by your broker, bank, trustee, or nominee. The Notice of Internet Availability also provides instructions on how you can request a printed copy of the proxy materials and proxy card if you desire.

By Telephone or through the Internet—If you have telephone or Internet access, you may submit your proxy by following the instructions included with your proxy materials or, if you requested a printed copy of the proxy materials, on the proxy card. If you provide specific voting instructions, your shares will be voted as you have instructed.

By Mail—If you requested a printed copy of the proxy materials, you may submit your proxy by mail by signing the proxy card or, for shares held in street name, by following the voting instruction card included by your broker, bank, trustee, or nominee and mailing it in the postage-paid envelope that is included. If you provide specific voting instructions, your shares will be voted as you have instructed.

The telephone and Internet proxy voting facilities for stockholders of record will close at 11:59 p.m., Eastern time, on May 3, 2016, unless the meeting is postponed or adjourned, in which case such voting facilities may remain open or be reopened until the day before the postponed or adjourned meeting.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, trustee, or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive from your broker, bank, trustee, or nominee.

If you vote by telephone or through the Internet, you do not have to return a proxy card or voting instruction card.

The telephone and Internet proxy voting procedures are designed to authenticate stockholders by use of a control number and to allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the annual meeting if you later decide to attend the annual meeting in person.

Changing your vote

You may revoke your proxy at any time and change your vote at any time before the final vote at the annual meeting. If you are a stockholder of record, you may do this by signing and submitting a written notice to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111, by submitting a new proxy card with a later date, by voting again by telephone or through the Internet (your latest telephone or Internet proxy is counted), or by attending the annual meeting in person and voting by ballot at the annual meeting. If you hold your shares beneficially in street name, you will need to contact your broker, bank, trustee, or nominee to determine the process for revoking a voting instruction. Merely attending the annual meeting will not revoke a proxy unless you specifically request your proxy to be revoked.

All shares that have been properly voted and not revoked will be voted at the annual meeting.

Specific voting instructions not given

If you hold your shares directly in your name, and you sign and return a proxy card without giving specific voting instructions, the shares of common stock represented by that proxy will be voted as recommended by the Board. If you hold your shares in street name through a broker, bank, trustee, or nominee and you do not provide specific voting instructions, your broker, bank, trustee, or nominee will have discretion to vote such shares but only with respect to routine matters (Proposal 3).

If no voting instructions are received from you, and you hold your shares in street name, your broker, bank, trustee, or nominee will not turn in a proxy card for your shares on the non-routine matters proposed at our annual meeting. Non-routine matters are the election of directors (Proposal 1) and the advisory vote to approve the company’s executive compensation for 2015 (Proposal 2).

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If you hold shares in your 401(k) Plan account and do not provide the trustee of the 401(k) Plan with specific voting instructions, the trustee will vote all uninstructed shares held in our 401(k) Plan in the same proportion as how instructed shares held in the 401(k) Plan are voted.

Proxy solicitation

We pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers, or employees, in person or by telephone, facsimile, or other electronic means. These people will not be specially compensated for their solicitation of proxies. We have engaged Georgeson Inc. as our proxy solicitor for services including assistance with the soliciting of proxies from brokers, banks, trustees, and nominees for a fee of $50,000, plus reasonable out-of-pocket expenses.

In accordance with the rules and regulations of the SEC and NYSE, we will also reimburse brokerage firms and other custodians, nominees, and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of our common stock.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PROLOGIS, INC. SINCE THE DATE OF THIS PROXY STATEMENT.

Admission to the annual meeting

Stockholders must bring proof of current ownership of our common stock to be admitted to and to attend the 2016 annual meeting.

Proposals to be voted at the annual meeting

At the annual meeting, you will be asked to consider and vote upon three proposals:

Proposal 1

To elect ten directors to the Board to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

Proposal 2

Advisory vote to approve the company’s executive compensation for 2015; and

Proposal 3

To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year 2016.

We will also consider other matters that may properly come before the annual meeting.

A summary of the proposals and the voting requirements with respect to each proposal are contained elsewhere in this proxy statement.

Board’s voting recommendations

The Board recommends a vote:

-	“for” the election of each of the ten nominees to the Board named in the proxy statement (Proposal 1);

-	“for” the approval of the company’s executive compensation for 2015 (Proposal 2); and

-	“for” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year 2016 (Proposal 3).

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Who can vote

Each issued and outstanding share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Holders of record of Prologis common stock at the close of business on the record date, March 9, 2016, are entitled to notice of and to vote at the annual meeting. As of March 9, 2016, there were 525,080,736 shares of our common stock outstanding.

Quorum requirement

There is no right to cumulative voting. A quorum is met if a majority of the shares of common stock outstanding as of the record date are represented, in person or by proxy, at the annual meeting. Your shares are counted as present at the meeting if you are present and entitled to vote in person at the meeting, if you have properly submitted a proxy card, or if you authorize your proxy to vote your shares by telephone or through the Internet.

If you are present at the annual meeting in person or by proxy, but you abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote for purposes of determining a quorum.

Broker non-votes are also counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares of our common stock for a beneficial owner is present at the meeting, in person or by proxy, and entitled to vote, but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions on how to vote with respect to that item from the beneficial owner.

Majority voting

Our bylaws provide that the vote required for election of directors is a “majority vote of the votes cast” in uncontested elections of directors. Accordingly, directors are required to be elected by the majority of votes cast by the shares present in person or represented by proxy with respect to such director in uncontested elections. A majority of the votes cast means that the number of shares voted “For” a director nominee by the holders of shares of common stock entitled to vote on the election of directors and represented in person or by proxy at the annual meeting must exceed the number of such shares voted “Against” the director nominee. Abstentions and broker non-votes, if any, will have no effect on the outcome of the proposal.

In a contested election (where a determination is made that the number of director nominees is expected to exceed the number of directors to be elected at a meeting), the vote standard will be a plurality of the votes cast with respect to such director. In the event of a contested election where the plurality vote standard applies, stockholders shall be permitted to vote only “for” a director nominee or to designate their vote be “withheld” from such nominee.

If a nominee who is serving as a director is not elected by a majority vote at the annual meeting, then, under Maryland law, such director would continue to serve as a “holdover director.” Under our Bylaws, any director who fails to be elected by a majority vote shall tender his or her resignation to the Board, subject to acceptance by the Board. The Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will then act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results or, if the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualified. The director who tenders his or her resignation will not participate in the Board’s decision. Non-incumbent directors who are not elected at the annual meeting would not become directors and would not serve on the Board as a “holdover director.”

Stockholder recommended nominees for director

The Governance Committee will evaluate nominees for director recommended by stockholders against the same criteria that it uses to evaluate other director nominees. The committee will consider nominees to the Board recommended by stockholders with respect to elections to be held at an annual meeting if notice of the nomination is timely delivered in writing to our secretary prior to the meeting. See “Submitting Stockholder Proposals” for notice requirements prescribed by our Bylaws.

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Additional matters present at the annual meeting

We do not anticipate any other business to be brought before the 2016 annual meeting of stockholders. In addition to the scheduled items, however, the meeting may consider properly presented stockholder proposals and matters relating to the conduct of the meeting. As to any other business, the proxies, in their discretion, are authorized to vote on other matters which may properly come before the meeting and any adjournments or postponements of the meeting.

SUBMITTING STOCKHOLDER PROPOSALS

There are no stockholder proposals for consideration at the 2016 annual meeting. You may submit proposals, including director nominations, for consideration at our next annual meeting expected to be held in 2017 as follows:

Deadline for Submitting Stockholder Proposals for Inclusion in our 2017 Proxy Statement. Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) provides that certain stockholder proposals must be included in the proxy statement for our annual meeting. For a stockholder proposal to be considered for inclusion in the 2017 proxy statement for our 2017 annual meeting, it must be received at our principal executive offices (Pier 1, Bay 1, San Francisco, California 94111) no later than November 23, 2016. The proposal must comply with the SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in our proxy materials. Proposals and nominations should be addressed to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

If, however, the date of the 2016 annual meeting is advanced or delayed by more than 30 days from May 4, 2017, we must receive notice a reasonable time before we begin to print and distribute our proxy materials.

Deadline for Submitting Stockholder Proposals or Director Nominations not to be Included in our 2017 Proxy Statement. If you intend to present a proposal or nomination for director at our 2017 annual meeting, but you do not intend to have it included in our 2017 proxy statement, the notice of proposal or nomination must be delivered to, or mailed and received by, us at our principal executive offices (Pier 1, Bay 1, San Francisco, California 94111) between January 4, 2017 and February 3, 2017.

If, however, the date of the 2017 annual meeting is advanced or delayed by more than 30 days from May 4, 2017, we must receive the notice of proposal or nomination not more than 120 days prior to the date of the 2017 annual meeting and not less than 90 days prior to the date of the 2017 annual meeting.

If less than 100 hundred days’ notice or prior public disclosure of the date of the 2017 annual meeting (which was advanced or delayed by more than 30 days from May 4, 2017) is given or made to stockholders, the deadline to receive the notice of proposal or nomination is the close of business on the 10th day following the day on which notice of the 2017 annual meeting date was mailed or publicly disclosed. Proposals and nominations should be addressed to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

As set forth in our Bylaws, for stockholder proposals other than director nominations, such stockholder’s notice must contain, among other things, with respect to each proposed matter:

▶	a brief description of the business and the reasons for conducting such business at the annual meeting;

▶	the name of the stockholder and any “stockholder associated person” (as defined in our Bylaws);

▶	the record address or current address, if different, of the stockholder and any stockholder associated person;

▶	the class, series, and number of shares the stockholder and any stockholder associated person beneficially holds (including the number of shares held beneficially but not of record and the name of any nominee holder of such shares);

▶	any material interest the stockholder or any stockholder associated person has in such business;

▶

whether and the extent to which hedging or other transaction(s) have been entered into by the stockholder or on the stockholder’s behalf, or by a stockholder associated person or on that person’s behalf (including any

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agreement, arrangement, or understanding made with the effect or intent to mitigate loss, manage risk of stock price changes, or to increase the voting power of such stockholder or stockholder associated person) and a general description of such activity; and

▶	to the extent known by the stockholder giving notice, the name and address of any other stockholder supporting a proposal of other business.

Please review our Bylaws for more information regarding requirements to submit a stockholder proposal outside of Rule 14a-8.

As set forth in our Bylaws, for director nominations, a stockholder’s notice must contain, among other things, with respect to each proposed nominee:

▶	the name, age, business address, and residence address of the proposed nominee;

▶	the principal occupation or employment of the proposed nominee;

▶	the class, series, and number of shares beneficially held by the proposed nominee, the date such shares were acquired, and the investment intent of such acquisition;

▶	any other information relating to the proposed nominee that is required to be disclosed under Regulation 14A of the Exchange Act;

▶	the proposed nominee’s written consent to serve as a director if elected;

▶	a statement whether such person, if elected or re-elected, or as a condition thereto, will tender an irrevocable resignation effective upon failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board; and

▶	with respect to the stockholder giving the notice: (i) the name of the stockholder, the record address (or current address, if different) of the stockholder, and the class, series, and number of shares the stockholder beneficially holds (including the number of shares held beneficially but not of record and the name of any nominee holder of such shares); (ii) whether and the extent to which hedging or other transaction(s) have been entered into by the stockholder or on the stockholder’s behalf (including any agreement, arrangement, or understanding made with the effect or intent to mitigate loss, manage risk of stock price changes, or to increase the voting power of such stockholder) and a general description of such activity; and (iii) to the extent known by the stockholder giving notice, the name and address of any other stockholder giving notice, the name and address of any other stockholder supporting the nominee for election or re-election as a director, as well as similar information regarding any stockholder associated person.

We may require a proposed nominee to furnish other information to determine the eligibility of such proposed nominee to serve as one of our directors, including, without limitation, information regarding the skills, qualifications, and experience of a proposed nominee, as well as the other items set forth above under “Board of Directors, Board Committees and Corporate Governance—Director Qualifications, Skills and Experience.” Please review our Bylaws for more information regarding requirements to nominate directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our directors, certain officers, and certain beneficial owners of our common stock to file reports of holdings and transactions in our common stock with the SEC and the NYSE. Except as provided below, based on our records and other information available to us, we believe that, in 2015, all of the above persons and entities met all applicable SEC filing requirements. In 2015, Mr. Nekritz inadvertently failed to file a report on Form 4 on a timely basis with respect to one minor transaction relating to 22 shares received as inheritance.

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ANNUAL REPORT TO STOCKHOLDERS AND CORPORATE GOVERNANCE DOCUMENTS

Our Annual Report on Form 10-K for the year ended December 31, 2015 (which includes our consolidated financial statements), is mailed to stockholders along with this proxy statement, if a request is made to receive printed proxy materials or if the stockholder is a participant in our 401(k) Plan. Our Annual Report to Stockholders, which includes our Annual Report on Form 10-K, and this proxy statement are provided electronically by e-mail to those stockholders who have requested that form of delivery. The Notice of Internet Availability that is distributed to many of our stockholders provides information on how you may access our 2015 Annual Report to Stockholders and this proxy statement through the Internet, which will be available on or about March 24, 2016 at www.proxyvote.com or http://ir.prologis.com/annuals.cfm. We will provide copies of our annual report to requesting stockholders, free of charge, by contacting Investor Relations, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111, telephone (415) 394-9000.

Our Code of Ethics and Business Conduct, Governance Guidelines and our Audit, Compensation and Governance Committee charters can be viewed, on our website at http://ir.prologis.com/governance.cfm. In addition, copies of our Code of Ethics and Business Conduct, Governance Guidelines, our Audit, Compensation and Governance Committee charters and our Bylaws can be obtained by any stockholder, free of charge, upon written request to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

March 23, 2016

San Francisco, California

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APPENDIX A: DEFINITIONS AND RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business.

Adjusted EBITDA. We use Adjusted EBITDA to measure both our operating performance and liquidity. We calculate Adjusted EBITDA beginning with consolidated net earnings (loss) attributable to common stockholders and removing the effect of interest, income taxes, depreciation and amortization, impairment charges, third party acquisition expenses related to the acquisition of real estate, gains or losses from the acquisition or disposition of investments in real estate (other than from land and development properties), gains from the revaluation of equity investments upon acquisition of a controlling interest, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), similar adjustments we make to our FFO measures (see definition below), and other non-cash charges or gains (such as stock based compensation and unrealized gains or losses on foreign currency and derivative activity). We make adjustments to reflect our economic ownership in each entity, whether consolidated or unconsolidated.

We consider Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view our operating performance on an unleveraged basis before the effects of income tax, non-cash depreciation and amortization expense, gains and losses on the disposition of non-development properties and other items (outlined above), items that affect comparability, and other significant non-cash items. We also include a pro forma adjustment in Adjusted EBITDA to reflect a full period of NOI on the operating properties we acquire and stabilize and to remove NOI on properties we dispose of during the quarter assuming the transaction occurred at the beginning of the quarter. By excluding interest expense, Adjusted EBITDA allows investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allows for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries. Gains and losses on the early extinguishment of debt generally include the costs of repurchasing debt securities. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on our results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure our performance and the value of our long-term investment decisions and strategies.

We believe that Adjusted EBITDA helps investors to analyze our ability to meet interest payment obligations and to make quarterly preferred share dividends. We believe that investors should consider Adjusted EBITDA in conjunction with net earnings (the primary measure of our performance) and the other required Generally Accepted Accounting Principles (“GAAP”) measures of our performance and liquidity, to improve their understanding of our operating results and liquidity, and to make more meaningful comparisons of our performance against other companies. By using Adjusted EBITDA, an investor is assessing the earnings generated by our operations but not taking into account the eliminated expenses or gains incurred in connection with such operations. As a result, Adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with our GAAP presentations. Adjusted EBITDA does not reflect our historical cash expenditures or future cash requirements for working capital, capital expenditures, distribution requirements or contractual commitments. Adjusted EBITDA, also does not reflect the cash required to make interest and principal payments on our outstanding debt.

While EBITDA is a relevant and widely used measure of operating performance, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, our computation of Adjusted EBITDA may not be comparable to EBITDA reported by other companies. We compensate for the limitations of Adjusted EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to consolidated net earnings (loss), a GAAP measurement presented in our Form 8-K filed on January 26, 2016.

Assets Under Management (“AUM”). AUM represents the estimated value of the real estate we own or manage through both our consolidated and unconsolidated entities. We calculate AUM by adding the third party investors’ share of the estimated fair value of the assets in the co-investment ventures to our share of total market capitalization (calculated using the market price of our equity plus our share of total debt).

Development Margin. Development Margin is calculated on developed properties as the estimated value at Stabilization minus estimated total investment (referred to as Value Creation) and, on properties expected to be sold or contributed, after estimated closing costs and taxes, if any, divided by the estimated total investment.

Funds from Operations attributable to common stockholders and unitholders (“FFO”). FFO is a financial measure that is not determined in accordance with GAAP, but is a measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts (“NAREIT”) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business.

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FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Furthermore, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition.

NAREIT’s FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales, along with impairment charges, of previously depreciated properties. We agree that these NAREIT adjustments are useful to investors for the following reasons:

▶	historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities. We exclude depreciation from our unconsolidated entities and the third parties’ share of our consolidated ventures.

▶	REITs were created in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales, along with impairment charges, of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assists in comparing those operating results between periods. We include the gains and losses (including impairment charges) from dispositions of land and development properties, as well as our proportionate share of the gains and losses (including impairment charges) from dispositions of development properties recognized by our unconsolidated and consolidated entities, in our definition of FFO. We exclude the gain on revaluation of equity investments upon acquisition of a controlling interest from our definition of FFO.

Our FFO Measures. At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors and financial analysts who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO. Our FFO measures are used by management in analyzing our business and the performance of our properties and we believe that it is important that stockholders, potential investors and financial analysts understand the measures management uses.

We calculate our FFO measures, as defined below, based on our proportionate ownership share of both our unconsolidated and consolidated ventures. We reflect our share of our FFO measures for unconsolidated ventures by applying our average ownership percentage for the period to the applicable reconciling items on an entity by entity basis.

We reflect our share for consolidated ventures in which we do not own 100% of the equity by adjusting our FFO measures to remove the third party ownership share of the applicable reconciling items based on average ownership percentage for the applicable periods.

We use these FFO measures, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison with expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared with similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties. The long-term performance of our properties is principally driven by rental revenue. While not infrequent or unusual, these additional items we exclude in calculating FFO, as defined by Prologis, defined below, are subject to significant fluctuations from period to period that cause both positive and negative short-term effects on our results of operations in inconsistent and unpredictable directions that are not relevant to our long-term outlook.

We use our FFO measures as supplemental financial measures of operating performance. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

FFO, as defined by Prologis attributable to common stockholders and unitholders (“FFO, as defined by Prologis”). To arrive at FFO, as defined by Prologis, we adjust the NAREIT defined FFO measure to exclude:

▶	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

▶	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

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▶	unhedged foreign currency exchange gains and losses resulting from debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated entities;

▶	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third-party debt of our foreign consolidated subsidiaries and our foreign unconsolidated entities; and

▶	mark-to-market adjustments and related amortization of debt discounts associated with derivative financial instruments.

We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

Core FFO attributable to common stockholders and unitholders (“Core FFO”). In addition to FFO, as defined by Prologis, we also use Core FFO. To arrive at Core FFO, we adjust FFO, as defined by Prologis, to exclude the following recurring and nonrecurring items that we recognized directly in FFO, as defined by Prologis:

▶	gains or losses from contribution or sale of land or development properties;

▶	income tax expense related to the sale of investments in real estate and third-party acquisition costs related to the acquisition of real estate;

▶	impairment charges recognized related to our investments in real estate generally as a result of our change in intent to contribute or sell these properties;

▶	gains or losses from the early extinguishment of debt and redemption and repurchase of preferred stock; and

▶	expenses related to natural disasters.

We believe it is appropriate to further adjust our FFO, as defined by Prologis for certain recurring items as they were driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties or investments. The impairment charges we have recognized were primarily based on valuations of real estate, which had declined due to market conditions, that we no longer expected to hold for long-term investment. Over the last few years, we made it a priority to strengthen our financial position by reducing our debt, our investment in certain low yielding assets and our exposure to foreign currency exchange fluctuations. As a result, we changed our intent to sell or contribute certain of our real estate properties and recorded impairment charges when we did not expect to recover the costs of our investment. Also, we purchased portions of our debt securities when we believed it was advantageous to do so, which was based on market conditions, and in an effort to lower our borrowing costs and extend our debt maturities. As a result, we have recognized net gains or losses on the early extinguishment of certain debt due to the financial market conditions at that time.

We analyze our operating performance primarily by the rental revenue of our real estate and the revenue driven by our strategic capital business, net of operating, administrative and financing expenses. This income stream is not directly impacted by fluctuations in the market value of our investments in real estate or debt securities. Although these items discussed above have had a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long term.

We use Core FFO, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) provide guidance to the financial markets to understand our expected operating performance; (v) assess our operating performance as compared to similar real estate companies and the industry in general; and (vi) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of items that we do not expect to affect the underlying long-term performance of the properties we own. As noted above, we believe the long-term performance of our properties is principally driven by rental revenue. We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

Limitations on the use of our FFO measures. While we believe our defined FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, these are only a few of the many measures we use when analyzing our business. Some of these limitations are:

▶	The current income tax expenses and acquisition costs that are excluded from our defined FFO measures represent the taxes and transaction costs that are payable.

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▶	Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Furthermore, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.

▶	Gains or losses from non-development property acquisitions and dispositions or impairment charges related to expected dispositions represent changes in value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of acquired or disposed properties arising from changes in market conditions.

▶	The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.

▶	The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

▶	The gains and losses on extinguishment of debt that we exclude from our Core FFO, may provide a benefit or cost to us as we may be settling our debt at less or more than our future obligation.

▶	The natural disaster expenses that we exclude from Core FFO are costs that we have incurred.

We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. This information should be read with our complete consolidated financial statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our defined FFO measures to our net earnings computed under GAAP for the years ended December 31 as follows (in millions):

	2015	2014	2013
FFO
Reconciliation of net earnings to FFO measures:
Net earnings attributable to common stockholders	$862.8	$622.2	$315.4
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	854.5	617.8	624.6
Gains on dispositions of investments in real estate properties, net	(500.8)	(553.2)	(271.3)
Reconciling items related to noncontrolling interests	(78.1)	47.9	(9.0)
Our share of reconciling items included in earnings from unconsolidated entities	185.6	186.5	159.8
Subtotal—NAREIT defined FFO	1,324.0	921.2	819.5
Add (deduct) our defined adjustments:
Unrealized foreign currency and derivative losses (gains) and related amortization, net	1.0	19.0	32.8
Deferred income tax expense (benefit), net	(5.1)	(87.2)	(20.0)
Current income tax expense related to acquired tax liabilities	3.5	30.5	20.7
Reconciling items related to noncontrolling interests	(1.3)	—	—
Our share of reconciling items included in earnings from unconsolidated entities	(13.6)	4.0	2.2
FFO, as defined by Prologis	1,308.5	887.5	855.2
Adjustments to arrive at Core FFO:
Gains on dispositions of development properties and land, net	(258.1)	(172.4)	(427.6)
Current income tax expense (benefit) on dispositions	(0.2)	15.4	87.8
Acquisition expenses	47.0	4.2	3.0
Losses on early extinguishment of debt and repurchase of preferred stock, net	86.3	171.8	286.1
Reconciling items related to noncontrolling interests	(11.1)	—	—
Our share of reconciling items included in earnings from unconsolidated entities	8.9	46.6	8.7
Core FFO	$1,181.3	$953.1	$813.2

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2016 Proxy Statement

Calculation of Per Share Amounts (in thousands, except per share amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net earnings
Net earnings	$118,363	$408,609	$862,788	$622,235
Noncontrolling interest attributable to exchangeable limited partnership units	5,745	1,768	13,120	3,636
Gains, net of expenses, associated with exchangeable debt assumed exchanged	—	—	(1,614)	—
Adjusted net earnings—Diluted	$124,108	$410,377	$874,294	$625,871
Weighted average common shares outstanding—Basic	523,770	501,178	521,241	499,583
Incremental weighted average effect on exchange of limited partnership units	16,393	3,457	8,569	3,501
Incremental weighted average effect of stock awards	2,272	3,261	1,961	3,307
Incremental weighted average effect on exchangeable debt assumed exchanged (a)	—	—	2,173	—
Weighted average common shares outstanding—Diluted	542,435	507,896	533,944	506,391
Net earnings per share—Basic	$0.23	$0.82	$1.66	$1.25
Net earnings per share—Diluted	$0.23	$0.81	$1.64	$1.24
Core FFO
Core FFO	$345,758	$246,421	$1,181,290	$953,147
Noncontrolling interest attributable to exchangeable limited partnership units	53	60	213	209
Interest expense on exchangeable debt assumed exchanged	—	4,246	3,506	16,984
Core FFO—Diluted	$345,811	$250,727	$1,185,009	$970,340
Weighted average common shares outstanding—Basic	523,770	501,178	521,241	499,583
Incremental weighted average effect on exchange of limited partnership units	14,897	1,964	6,897	1,964
Incremental weighted average effect of stock awards	2,272	3,261	1,961	3,307
Incremental weighted average effect on exchangeable debt assumed exchanged (a)	—	11,879	2,173	11,879
Weighted average common shares outstanding—Diluted	540,939	518,282	532,272	516,733
Core FFO per share—Diluted	$0.64	$0.48	$2.23	$1.88

(a)	In March 2015, the exchangeable debt was settled primarily through the issuance of common stock. The adjustment in 2015 assumes the exchange occurred on January 1, 2015.

Investment Capacity. Investment Capacity is our estimate of the gross real estate, which could be acquired by our co-investment ventures through the use of existing equity commitments from us and our partners up to the ventures’ maximum leverage limits.

Net Operating Income (“NOI”). NOI represents rental income less rental expenses.

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2016 Proxy Statement

Same Store NOI. We evaluate the performance of the operating properties we own and manage using a “same store” analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include properties from our consolidated portfolio, as well as properties owned by the unconsolidated co-investment ventures that we manage in our same store analysis. We have defined the same store portfolio, for each quarter in 2015, as those properties that were in operation at January 1, 2014, and have been in operation throughout the same three-month periods in both 2015 and 2014. We have removed all properties that were disposed of to a third party or were classified as held for sale to a third party from the population for both periods. We believe the factors that affect rental revenue, rental expenses and NOI in the same store portfolio are generally the same as for the total portfolio. To derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the recent period end exchange rate to translate from local currency into the U.S. dollar, for both periods. As same store NOI is a non-GAAP measure, it has certain limitations as an analytical tool and may vary among real estate companies.

We calculate our same store results on a quarterly basis and provide a reconciliation of those results to our Consolidated Statements of Income presented in our Form 10-K for the year ended December 31, 2015. The following table summarizes same store NOI and the change from prior period for the four quarters of 2015 and on a cumulative annual basis and the square feet of the portfolio used in the calculation (dollars and square feet in millions):

	Three Months Ended

	March 31,(1)	June 30,(1)	September 30,(1)	December 31,	Full Year
2015 NOI—same store portfolio	$578.6	$584.8	$591.8	$587.2	$2,342.4
2014 NOI—same store portfolio	$558.8	$559.4	$565.4	$561.7	$2,245.3
Percentage change	3.5%	4.5%	4.7%	4.5%	4.3%
Square feet of portfolio	511.7	508.2	504.8	491.7

(1)	A reconciliation of our same store results for these fiscal quarters to the Consolidated Statements of Income is provided in our quarterly reports on Form 10-Q for the respective quarter.

The following is a reconciliation of our consolidated rental revenue, rental expenses and NOI (calculated as rental revenue and recoveries less rental expenses) for the full year, as included in our Consolidated Statements of Income, to the respective amounts in our same store portfolio analysis for the three months ended December 31 (dollars in millions):

	Three Months Ended

	March 31,	June 30,	September 30,	December 31,	Full Year
2015
Rental revenue and recoveries	$418.8	$461.4	$532.8	$560.2	$1,973.2
Rental expenses	126.9	125.6	139.9	150.8	543.2
NOI	$291.9	$335.8	$392.9	$409.4	$1,430.0
2014
Rental revenue and recoveries	$388.2	$381.3	$355.8	$402.0	$1,527.3
Rental expenses	110.5	109.6	102.3	108.4	430.8
NOI	$277.7	$271.7	$253.5	$293.6	$1,096.5

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2016 Proxy Statement

	Three Months Ended December 31,

	2015	2014	Percentage Change
Rental Revenue(1)(2)
Consolidated:
Rental revenue as included in the Consolidated Statements of Income	$435.6	$307.6
Rental recoveries as included in the Consolidated Statements of Income	124.6	94.4
Consolidated adjustments to derive same store results:
Rental revenue and recoveries of properties not in the same store portfolio—properties developed, acquired and sold to third parties during the period and land subject to ground leases	(177.3)	(50.7)
Effect of changes in foreign currency exchange rates and other	(1.2)	(3.1)
Unconsolidated co-investment ventures—rental revenue	404.9	408.3
Same store portfolio—rental revenue(2)	$786.6	$756.5	4.0%
Rental Expenses(1)(3)
Consolidated:
Rental expenses as included in the Consolidated Statements of Income	$150.8	$108.4
Consolidated adjustments to derive same store results:
Rental expenses of properties not in the same store portfolio—properties developed, acquired and sold to third parties during the period and land subject to ground leases	(51.5)	(16.4)
Effect of changes in foreign currency exchange rates and other	7.7	9.0
Unconsolidated co-investment ventures—rental expenses	92.4	93.8
Same store portfolio—rental expenses(3)	$199.4	$194.8	2.4%
NOI(1)
Consolidated:
NOI as included in the Consolidated Statements of Income	$409.4	$293.6
Consolidated adjustments to derive same store results:
NOI of properties not in the same store portfolio—properties developed, acquired and sold to third parties during the period and land subject to ground leases	(125.8)	(34.3)
Effect of changes in foreign currency exchange rates and other	(8.9)	(12.1)
Unconsolidated co-investment ventures—NOI	312.5	314.5
Same store portfolio—NOI	$587.2	$561.7	4.5%

(1)	As discussed, our same store portfolio includes industrial properties from our consolidated portfolio and owned by the unconsolidated co-investment ventures that are managed by us. We include 100% of the NOI from the properties in our same store portfolio. During the periods presented, certain properties owned by us were contributed to a co-investment venture and are included in the same store portfolio. Neither our consolidated results nor those of the co-investment ventures, when viewed individually, would be comparable on a same store basis because of the changes in composition of the respective portfolios from period to period (e.g. the results of a contributed property are included in our consolidated results through the contribution date and in the results of the unconsolidated entities subsequent to the contribution date).

(2)	We exclude the net termination and renegotiation fees from our same store rental revenue to allow us to evaluate the growth or decline in each property’s rental revenue without regard to items that are not indicative of the property’s recurring operating performance. Net termination and renegotiation fees represent the gross fee negotiated to allow a customer to terminate or renegotiate their lease, offset by the write-off of the asset recorded due to the adjustment to straight-line rents over the lease term. The adjustments to remove these items are included in “effect of changes in foreign currency exchange rates and other” in this table.

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2016 Proxy Statement

(3)	Rental expenses include the direct operating expenses of the property such as property taxes, insurance and utilities. In addition, we include an allocation of the property management expenses for our direct-owned properties based on the property management services provided to each property (generally, based on a percentage of revenues). On consolidation, these amounts are eliminated and the actual costs of providing property management services are recognized as part of our consolidated rental expenses. These expenses fluctuate based on the level of properties included in the same store portfolio and any adjustment is included as “effect of changes in foreign currency exchange rates and other” in this table.

Stabilization occurs when a property that was developed has been completed for one year or is 90% occupied.

Total expected investment (“TEI”). TEI represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change. Non-U.S. dollar investments are translated to U.S. dollars using the exchange rate at period end or the date of development start for purposes of calculating development starts in any period.

Value Creation. Value Creation represents the value that we will create through our development and leasing activities. We calculate value creation by estimating the NOI that the property will generate at Stabilization and applying an estimated stabilized capitalization rate applicable to that property. The value creation is calculated as the amount by which the estimated value exceeds our total expected investment and does not include any fees or promotes we may earn. This can also include realized economic gains from value added conversion properties.

A-8

PROLOGIS, INC. PIER 1, BAY 1 SAN FRANCISCO, CA 94111 YOUR VOTE IS IMPORTANT! VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the meeting date. Have your Proxy Voting Instruction Form in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Prologis, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically by e-mail or through the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the meeting date. Have your Proxy Voting Instruction Form in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your Proxy Voting Instruction Form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Do not return your Proxy Voting Instruction Form if you are authorizing your proxy by telephone or Internet. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E05125-P73966-Z67240 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PROLOGIS, INC. The Board of Directors recommends you vote FOR all the listed nominees: Election of Directors For Against Abstain 1a. Hamid R. Moghadam 1b. George L. Fotiades 1c. Christine N. Garvey 1d. Lydia H. Kennard 1e. J. Michael Losh 1f. Irving F. Lyons III 1g. David P. O’Connor 1h. Jeffrey L. Skelton 1i. Carl B. Webb 1j. William D. Zollars The Board of Directors recommends you vote FOR the following proposals: 2. Advisory Vote to Approve the Company’s Executive Compensation for 2015 Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the year 2016 For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E05126-P73966-Z67240 PROLOGIS, INC. Annual Meeting of Stockholders May 4, 2016 1:30 P.M. Pacific Time This proxy is solicited by the Board of Directors The undersigned hereby appoints each of Hamid R. Moghadam, Thomas S. Olinger, and Edward S. Nekritz as proxies for the undersigned with full power of substitution in each of them, to represent the undersigned at the Annual Meeting of Stockholders to be held on May 4, 2016, and at any and all adjournments or postponements thereof with all powers possessed by the undersigned if personally present at the meeting, and to cast at such meeting all votes that the undersigned is entitled to cast at such meeting in accordance with the instructions indicated on the reverse side of this card. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED AND THE SHARES ARE HELD DIRECTLY IN YOUR NAME, IT WILL BE VOTED (1) FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT, (2) FOR THE APPROVAL, BY ADVISORY VOTE, OF THE COMPANY’S EXECUTIVE COMPENSATION FOR 2015, (3) FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2016, AND (4) IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF THESE SHARES ARE HELD IN YOUR 401(K) PLAN ACCOUNT AND DO NOT PROVIDE SPECIFIC VOTING INSTRUCTIONS, THE TRUSTEE WILL VOTE ALL UNINSTRUCTED SHARES HELD IN THE COMPANY’S 401(K) PLAN IN THE SAME PROPORTION AS HOW INSTRUCTED SHARES HELD IN THE 401(K) PLAN ARE VOTED. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, THE PROXY STATEMENT, AND THIS PROXY. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Continued and to be signed on reverse side